LIQUIDATING TRUST AGREEMENT

Dated as of February 11, 2013

by and among

Behringer Harvard Short-Term Opportunity Fund I LP

individually as Grantor

and

Behringer Harvard Advisors II LP

as Managing Trustee

and

CSC Trust Company of Delaware

as Resident Trustee

-i-

(continued)

-ii-

(continued)

-iii-

LIQUIDATING TRUST AGREEMENT

This LIQUIDATING TRUST AGREEMENT (this “Agreement”), dated as of February 11, 2013 (the “Effective Date”), by and among Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership, as Grantor (the “Partnership”), Behringer Harvard Advisors II LP, a Texas limited partnership, as Managing Trustee (the “Managing Trustee”), and CSC Trust Company of Delaware, a Delaware corporation, as Resident Trustee (the “Resident Trustee” and, with the Managing Trustee, the “Trustees”).

RECITALS:

WHEREAS, the principal purpose for which the Partnership was organized was to acquire, develop, construct, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties as should from time to time be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose;

WHEREAS, Behringer Harvard Advisors II LP, a Texas limited partnership (the “General Partner”) believes it to be in the best interest of the Partnership to dissolve and wind down its affairs;

WHEREAS, the Partnership will transfer all of its assets (the “Partnership Assets”) and liabilities to a trust (the “Liquidating Trust” or “Trust”) with Behringer Harvard Advisors II LP serving as its initial Managing Trustee, including cash reserves set aside for the contingent and existing obligations of the Partnership and the Liquidating Trust (the “Cash Reserves”);

WHEREAS, the Partnership will distribute the beneficial interests in the Trust to its partners in liquidation of the Partnership in accordance with the terms hereof; and

WHEREAS, the Managing Trustee shall administer the Liquidating Trust pursuant to the terms of this Agreement and, upon satisfaction of all liabilities and obligations of the Partnership and the Liquidating Trust, the Managing Trustee shall distribute the residue of the proceeds of the liquidation of the assets of the Partnership in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership hereby agrees to grant, release, assign, convey and deliver unto the Managing Trustee for the benefit of the Beneficiaries (as hereinafter defined), all of the right, title and interest of the Partnership in and to the Partnership Assets and Cash Reserves for the uses and purposes stated herein on the Effective Date, subject to the terms and provisions set out below, and the Managing Trustee hereby agrees to accept such Partnership Assets and Cash Reserves and such Trust, subject to the following terms and provisions:

Article I
NAME AND DEFINITIONS

1.1	Name. This Trust shall be known as the Behringer Harvard Short-Term Opportunity Liquidating Trust.

1.2	Certain Terms Defined. For all purposes of this instrument, unless the context otherwise requires:

(a)	“AFFILIATE” shall mean, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or partner, any other person for which such Person acts in such capacity.

(b)	“AGGREGATE ASSETS VALUE” shall mean the aggregate book value of the assets of the Partnership (other than investments in bank accounts, money market funds and other current assets) at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.

(c)	“AGREEMENT” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(d)	“ASSET MANAGEMENT FEE” shall mean the fee paid to the Managing Trustee or its Affiliates pursuant to Section 6.4 hereof for day-to-day professional management services in connection with the Trust and its affairs.

(e)	“BENEFICIAL INTEREST” shall mean each Beneficiary’s proportionate share of the Trust Assets in the Trust determined by the ratio of the number of Partnership Units held by the Initial Beneficiary on the close of business on the Record Date in the Partnership over the total number of Partnership Units existing on such Record Date in the Partnership and thereafter each Beneficiary’s proportional beneficial interest in the Trust represented by Trust Units.

1

(f)	“BENEFICIARIES” shall mean the holders of Trust Units from time to time on or after the Record Date, including the Initial Beneficiaries and the Subsequent Beneficiaries.

(g)	“CAPITAL CONTRIBUTION” shall mean, with respect to any Beneficiary, the Beneficiary’s “Capital Contribution” as defined in the Partnership Agreement and as of the Effective Date.

(h)	“CODE” shall mean the Internal Revenue Code of 1986, as amended.

(i)	“GRANTOR” shall mean the Partnership.

(j)	“GROSS REVENUES” shall mean all amounts actually collected as rents or other charges for the use and occupancy of Trust Assets, but shall exclude interest and other investment income of the Trust and proceeds received by the Trust from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Trust.

(k)	“INITIAL BENEFICIARIES” shall mean the initial holders of Trust Units.

(l)	“LIMITED PARTNERS” shall mean the limited partners under the Partnership Agreement.

(m)	“LIQUIDATING DISTRIBUTIONS” shall mean the net cash proceeds received by the Trust from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Trust or the last remaining assets of the Trust or (b) a liquidation of the Trust Assets in connection with a dissolution of the Trust, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Trust, (iii) any amounts used to restore any such assets of the Trust, and (iv) any amounts set aside as reserves which the Managing Trustee in its sole discretion may deem necessary or desirable.

(n)	“LIQUIDATING TRUST” shall mean the liquidating trust maintained by the Managing Trustee holding the Trust Assets of the Partnership, identified as the “Behringer Harvard Short-Term Opportunity Liquidating Trust”; also referred to herein as the “Trust.”

(o)	“MANAGER” shall mean such Person or Persons who have been employed by, or who have contracted with, the Managing Trustee to assist in the management of the Trust, and for the avoidance of doubt, the Manager may be the General Partner or any Affiliate of the General Partner.

(p)	“MAJORITY VOTE” shall mean the affirmative vote or written consent of Beneficiaries then owning of record more than fifty percent (50%) of the outstanding Trust Units; provided, however, that any Trust Units owned or otherwise controlled by the Managing Trustee or its Affiliates may not be voted and will not be included in the total number of outstanding Trust Units for purposes of this definition unless such Trust Units are the only Trust Units outstanding as of the date of determination.

(q)	“NASAA GUIDELINES” shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective September 29, 1993, as amended.

(r)	“NET CAPITAL CONTRIBUTION” shall mean, with respect to any Beneficiary, the Beneficiary’s “Net Capital Contribution” as defined in the Partnership Agreement and as of the Effective Date, and as reduced from time to time by distributions to such Beneficiary from the Trust of Non-Liquidating Net Sale Proceeds and Liquidating Distributions, but without reduction for interim distributions of Net Cash From Operations, if any, made pursuant to Section 5.4 hereof.

(s)	“NET CASH FROM OPERATIONS” shall mean cash funds from operations of the Trust (including without limitation interest and other investment income and without deduction for depreciation or amortization after deducting funds used to pay or to provide for the payment of all operating expenses of the Trust and each Trust Asset and debt service, if any, capital improvements and replacements), less the amounts set aside for restoration or creation of reserves.

(t)	“NON-LIQUIDATING NET SALE PROCEEDS” shall mean the net cash proceeds received by the Trust from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Trust, which does not constitute substantially all of the remaining assets of the Trust, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Trust liabilities relating to such disposed assets, (c) any amounts used to restore any such disposed assets or purchase additional assets with the proceeds thereof, and (d) any amounts set aside as reserves which the Managing Trustee in its sole discretion may deem necessary or desirable (including for the purchase of additional assets).

2

(u)	“PARTNERSHIP AGREEMENT” shall mean the Second Amended and Restated Agreement of Limited Partnership of Behringer Harvard Short-Term Opportunity Fund I LP, dated as of September 5, 2008.

(v)	“PARTNERSHIP UNITS” shall mean the limited partnership units in the Partnership held by each of the Beneficiaries as of the Record Date.

(w)	“PERSON” shall mean any natural person, partnership, trust, corporation, association or other legal entity, including, but not limited to, the General Partner and any Affiliate of the General Partner.

(x)	“PURCHASE PRICE” shall mean the price paid by the Partnership for Trust Assets (including all Acquisition Fees as defined by the Partnership Agreement, liens and mortgages on the properties, but excluding points and prepaid interest) plus all costs of improvements, if any, reasonably and properly allocable to the Trust Assets.

(y)	“RECORD DATE” shall mean the date selected by the Grantor for determination of the holders of Partnership Units entitled to become Beneficiaries.

(z)	“SUBSEQUENT BENEFICIARIES” shall mean Beneficiaries as reflected on the books and records of the Trust from time to time after the Effective Date, other than the Initial Beneficiaries.

(aa)	“TREASURY REGULATIONS” shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

(bb)	“TRUST” shall mean a Delaware Statutory Trust pursuant to Chapter 38 of Title 12 of the Delaware Code and created by the filing of a Certificate of Trust with the Secretary of State of the State of Delaware.

(cc)	“TRUST ASSETS” shall mean all the property held from time to time by the Managing Trustee under this Agreement, which initially shall consist of the Partnership Assets of the Partnership granted, assigned and conveyed to the Managing Trustee by the Partnership, the Cash Reserves, and, in addition, shall thereafter include all proceeds and other receipts of, from, or attributable to any assets, causes of actions or claims held by the Trust.

(dd)	“TRUST UNITS” shall mean those equal, undivided portions into which the Beneficial Interests in the Trust Assets are divided, as evidenced on the books and records of the Trust and as shall not be certificated or represented by any form of other instrument.

(ee)	“TRUSTEE(S)” shall mean the original Trustee(s) under this Agreement and their successor(s) and assignee(s), if any.

Article II
NATURE OF TRANSFER

2.1	Purpose of the Trust.

(a)	It is expected that the Partnership shall dissolve and liquidate prior to fully winding up its affairs, including, but not limited to, the sale of its remaining assets, the collection of any receivables and the payment of any unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed or otherwise (the “Liabilities”), except for such liabilities and obligations for which the Partnership has previously established reserves by the retention of the Cash Reserves as described in the recitals hereto. The Trust hereby is organized for the sole purpose of winding up the affairs of the Partnership as promptly as reasonably possible and with no objective to continue or engage in the conduct of a trade or business except as necessary for the orderly liquidation of the Trust Assets.

(b)	The Cash Reserves and Partnership Assets to be granted, assigned and conveyed to the Managing Trustee as of the Effective Date will be held in the Trust, and the Managing Trustee will: (i) further liquidate the Trust Assets as it deems necessary to carry out the purpose of the Trust and facilitate distribution of the Trust Assets; (ii) protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof; and (iii) distribute the Trust Assets in accordance with the terms and conditions hereof.

3

(c)	It is intended that for federal, state and local income tax purposes the Trust shall be treated as a business trust under Treasury Regulation Section 301.7701-4(b), that the Trust will be classified for federal income tax purposes as a partnership under Treasury Regulation Section 301.7701-3(b)(1)(i) and any analogous provision of state or local law, and that the Beneficiaries of the Trust shall be treated as partners for federal tax purposes and any analogous provision of state or local law and shall be taxed on their respective share of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 704 of the Code and any analogous provision of state or local law. It is further intended that the Partnership business shall continue in the Trust, that the partnership shall not terminate under 708 of the Code, that the taxable year of the partnership shall not close, and that the Trust may use the Partnership’s taxpayer identification number.

(d)	The Managing Trustee shall file all tax returns required to be filed with any governmental agency consistent with Section 2.1(c). To the extent that the Managing Trustee becomes liable for the payment of taxes, including withholding taxes, with respect to income derived from the investment of funds held hereunder or any payment made hereunder (collectively, the “Taxes”), the Managing Trustee may pay such Taxes. The Managing Trustee may withhold from any payment of the Trust Assets such amount as the Managing Trustee estimates to be sufficient to provide for the payment of such Taxes not yet paid, and may use the sum withheld for that purpose. The Managing Trustee shall be indemnified and held harmless against any liability for Taxes and for any penalties or interest with respect to Taxes on such investment income or payments in the manner provided herein.

2.2	No Reversion to the Partnership. In no event shall any part of the Trust Assets revert to or be distributed to the Partnership.

2.3	Payment of Liabilities. The Trust hereby agrees to assume all Liabilities of the Partnership on the Effective Date. Should any Liability be asserted against the Trust as the transferee of the Trust Assets or as a result of the assumption of the Liabilities, the Managing Trustee may use such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof. In no event shall the Managing Trustee, Beneficiaries or employees or agents of the Trust be personally liable, nor shall any personal property of such Persons or any other Trust Assets be subject to attachment, in the event the Trust Assets are not sufficient to satisfy the Liabilities asserted against or payable out of the Partnership’s available Trust Assets in the Trust.

2.4	Bill of Sale, Assignment, Acceptance and Assumption Agreement; Instruments of Further Assurance. On the Effective Date, the Partnership and the Trust shall execute a Bill of Sale, Assignment, Acceptance and Assumption Agreement conveying the Partnership Assets, Cash Reserves and Liabilities to the Trust, a copy of which is attached as Appendix A hereto. After the dissolution of the Partnership, such Persons who shall have the right and power to so act, will, upon reasonable request of the Managing Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Managing Trustee of any property intended to be covered hereby, and to vest in the Managing Trustee, its successors and assigns, the estate, powers, instruments or funds in trust hereunder.

2.5	Incidents of Ownership. The holders of Partnership Units as of the Record Date shall be the Initial Beneficiaries of the Trust as holders of Trust Units in the Trust, and the Managing Trustee shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

2.6	Notice to Unlocated Holders of Partnership Units. If the Trust holds Trust Assets for the benefit of unlocated holders of any Partnership Units, due notice shall be given to such unlocated holders of Partnership Units in accordance with Texas and Delaware law, as applicable.

Article III
BENEFICIARIES

3.1	Beneficial Interests.

(a)	The Beneficial Interest of each Initial Beneficiary hereof shall be determined by the Partnership in accordance with the Partnership’s list of Partnership Unit holders as of the Record Date (the “List”). The Partnership will deliver the List to the Managing Trustee promptly after the Record Date specifying the Partnership Units of each Partner in the Partnership. Each Partnership Unit owned by a Partner shall be converted into Beneficial Interests in the Trust. For ease of administration, the List shall express the Beneficial Interest of each Initial Beneficiary in terms of units and it is intended that each unit shall represent one Trust Unit in the Trust.

4

(b)	In the case of the Partnership Unit holders, book-entry or other records or any other evidence of ownership satisfactory to the Managing Trustee will be deemed to evidence the Beneficial Interest in the Trust of each such Beneficiary.

(c)	If any conflicting claims or demands are made or asserted with respect to the ownership of any Trust Units, or if there should be any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Trust Units, then, in any of such events, the Managing Trustee shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Managing Trustee may elect to make no payment or distribution with respect to such Trust Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing the Managing Trustee shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Managing Trustee be liable for interest on any funds which it may so withhold. The Managing Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final non-appealable judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Managing Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Managing Trustee a surety bond or other security satisfactory to the Managing Trustee, as it shall deem appropriate, to fully indemnify it as between all conflicting claims or demands.

3.2	Rights of Beneficiaries. Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to his Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of the Beneficiary hereby is declared and shall be in all respects personal property and upon the death of an individual Beneficiary, his Beneficial Interest shall pass as personal property to his legal representative and such death shall in no way terminate or affect the validity of this Agreement, provided that the Managing Trustee shall not be required to evidence a book entry transfer of a deceased Beneficiary’s Beneficial Interest to his legal representative until the Managing Trustee shall have received Letters Testamentary or Letters of Administration and written notice of the death of the deceased Beneficiary. A Beneficiary shall have no title or right to, or possession, management or control of, the Trust Assets except as herein expressly provided. No widower, widow, heir, or devisee of any Person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of Trust Assets but the whole title to the Trust Assets shall be vested in the Managing Trustee and the sole interest of the applicable Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

3.3	No Transfer of Interests of Beneficiaries. No Beneficial Interest may be transferred by any Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the Beneficiary. No Beneficiary has authority or power to sell, assign, transfer, encumber, or in any other manner dispose of his Beneficial Interest; provided, however, that the Beneficial Interest shall be assignable or transferable by will, intestate succession, or operation of law; further provided that a Beneficiary shall be allowed to assign or transfer a Beneficial Interest held by a tax-qualified employee retirement plan or account (including a regular IRA, a Keogh plan or a 401(k) plan) to the plan participant or account owner, but only if and to the extent that (x) a distribution from the plan or account is required to be made in order to satisfy the required minimum distribution (“RMD”) provisions applicable to such plan or account, and (y) such RMD requirements cannot be satisfied by distributing other assets from such plan or account, or from other accounts of such account owner; and further provided, that the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest held by the estate of such Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Beneficiary, upon written notice to and upon written consent of the Managing Trustee, which consent may be withheld in the Managing Trustee’s sole discretion.

Except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such Beneficial Interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the Beneficial Interest of a Beneficiary shall be paid by the Managing Trustee to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

3.4	Managing Trustee as Beneficiary. The Managing Trustee, either individually or in a representative or fiduciary capacity, may be a Beneficiary to the same extent as if it were not a Managing Trustee hereunder and shall have all the rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if it were not the Managing Trustee hereunder.

5

Article IV
DURATION AND TERMINATION OF TRUST

4.1	Duration. The existence of this Trust shall terminate upon the earliest of (i) a termination required by the applicable laws of the State of Delaware, (ii) the termination due to the distribution of all Trust Assets as provided in Section 5.5, or (iii) the date that is the third anniversary of the Effective Date, provided, however, that the Managing Trustee, in its discretion, may extend the existence of this Trust to such later date as it may designate, if it determines that an extension is reasonably necessary to wind up the affairs of this Trust and, if necessary, has requested and obtained additional no-action assurances from the staff of the U.S. Securities and Exchange Commission (the “Commission”) regarding relief from registration and reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to any such extension. Upon winding up the affairs of the Trust the Managing Trustee shall provide the Resident Trustee written confirmation of the dissolution and the completion of winding up of the Trust and shall authorize and direct the Resident Trustee to execute and file in the office of the Secretary of State a certificate of cancellation in accordance with the Delaware Statutory Trust Act.

4.2	Other Obligations of the Managing Trustee upon Termination. Upon distribution of all the Trust Assets, the Managing Trustee shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Trust, but for which the identity of the claimant is unknown and not known to the Trust, but based on the facts known to the Trust, are likely to arise or to become known to the Trust within 10 years after the date of dissolution. Except as otherwise specifically provided herein, upon the distribution of all Trust Assets in the Trust, the Managing Trustee shall have no further duties or obligations hereunder.

Article V
ADMINISTRATION OF TRUST ASSETS

5.1	Sale of Trust Assets. The Managing Trustee is hereby authorized and directed, at such times as it may deem appropriate, to transfer, assign, or otherwise dispose of all or any part of the Trust Assets as it deems appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Managing Trustee shall determine, in its sole discretion).

5.2	Authorized Activities. The Trust and the Managing Trustee are hereby authorized to continue and engage in the conduct of any trade or business on behalf of the Trust or the Beneficiaries and all of the terms and conditions hereof shall be construed accordingly.

5.3	Payment of Claims, Expenses and Liabilities. Provided the Managing Trustee has been advised in writing with respect to such claims, expenses, charges, liabilities and obligations, the Managing Trustee shall pay from the Trust Assets all claims, expenses, charges, liabilities, and obligations of the Trust Assets and all Liabilities relating to the Trust Assets and obligations which the Managing Trustee specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities which the Managing Trustee may be obligated to pay as transferee of the Trust Assets, including, without limitation, interest, penalties, taxes, assessments, and public charges of every kind and nature and the costs, charges, and expenses connected with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Managing Trustee.

5.4	Interim Distributions. Subject to Section 5.5 below with respect to a final distribution, at such times as may be determined by it in its sole discretion, the Managing Trustee shall distribute, or cause to be distributed, to the Beneficiaries such cash or other property comprising a portion of the Trust Assets as the Managing Trustee may, in its sole discretion, determine may be distributed without detriment to the conservation and protection of the Trust Assets in the Trust, as follows:

(a)	First, to the Beneficiaries on a per Trust Unit basis until each of such Beneficiaries has received distributions of Net Cash From Operations equal to ten percent (10%) per annum of his Net Capital Contribution, commencing on the date such Beneficiary (or predecessor in interest) first contributed capital to the Partnership, and assuming for purposes of this clause that distributions of Net Cash From Operations include prior distributions of “Net Cash From Operations” as defined under, and made pursuant to, the Partnership Agreement, that all distributions by the Partnership to the General Partner or any former general partner were paid to the Managing Trustee, that all distributions by the Partnership to the Limited Partners were paid to the Beneficiaries, and that during any period prior to the Effective Date, each Beneficiary’s Net Capital Contribution was his or her “Net Capital Contribution” as defined under the Partnership Agreement;

(b)	Then to the Beneficiaries on a per Trust Unit basis until each Beneficiary has received or has been deemed to have received one hundred percent (100%) of his Net Capital Contribution; and

6

(c)	Thereafter, eighty-five percent (85%) to the Beneficiaries on a per Trust Unit basis, and fifteen percent (15%) to the Managing Trustee.

Notwithstanding the foregoing, assuming for purposes of this paragraph that all distributions by the Partnership to the General Partner or any former general partner were paid to the Managing Trustee, and that all distributions by the Partnership to the Limited Partners were paid to the Beneficiaries, in no event will the Managing Trustee be allocated or receive distributions under the Partnership Agreement and this Agreement if such distributions would not be permitted to be paid to the Managing Trustee pursuant to the NASAA Guidelines, as defined herein. It is the intent of the foregoing proviso that the Managing Trustee receives no more of the Net Cash From Operations, Non-Liquidating Net Sale Proceeds or Liquidating Distributions than is allowed pursuant to Article IV, Section E.2. of the NASAA Guidelines, and in the event the allocations pursuant to this Article V would otherwise result in the Managing Trustee receiving any such excess distributions, such excess distributions otherwise distributable to the Managing Trustee will instead be reallocated in favor of and distributed to the Beneficiaries on a per Trust Unit basis, and if sufficient funds are not available for such reallocation to the Beneficiaries, the Managing Trustee will refund the amount of the excess distribution to the Trust for reallocation in favor of and distribution to the Beneficiaries on a per Trust Unit basis.

5.5	Final Distribution. If the Managing Trustee determines that (a) all of the real properties and promoted interests held by the Trust have been sold or fully realized, with the proceeds from such sales and realizations and any amounts held in reserve for such properties distributed pursuant to Section 5.4, and the Liabilities and all other claims, expenses, charges, liabilities and obligations of the Trust have been paid or discharged, or (b) if the existence of the Trust shall terminate pursuant to Section 4.1 hereof and not have been extended pursuant to such Section 4.1, then in the event of (a) or (b) above Managing Trustee shall, consistent with the conservation and protection of the Trust Assets, expeditiously distribute the Trust Assets to the Beneficiaries pro rata according to the number of Trust Units held by each Beneficiary in the Trust based on the List submitted to the Managing Trustee by the Partnership pursuant to Section 3.1 above, as such List may be amended. The Managing Trustee shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located subject to applicable state laws regarding escheat and abandoned property. It is understood that the Managing Trustee and the Beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by the parties hereto to identify (i) the Beneficiary, (ii) the Beneficiary’s bank, or (iii) an intermediary bank. The Managing Trustee may apply any of the Trust Assets for any payment order it executes using any such identifying number, even where its use may result in a person other than the Beneficiary being paid, or the transfer of funds to a bank other than the Beneficiary’s bank, or an intermediary bank designated.

5.6	Reports to Beneficiaries and Others. As soon as practicable after the end of each taxable year of the Trust on a timeline as though the Trust were a non-accelerated filer thereunder, the Managing Trustee shall file an annual report under cover of Form 10-K with the Commission showing the assets and liabilities of the Trust at the end of each calendar year and the receipts and disbursements of the Managing Trustee with respect to the Trust for such period covered by the report. The annual report will also describe the changes in the assets of the Trust and the actions taken by the Managing Trustee during such period covered by the report. The financial statements contained with in such annual report need not be audited but will be prepared on a liquidation basis in accordance with generally accepted accounting principles The Managing Trustee will also file periodic reports under cover of Form 8-K with the Commission whenever an event occurs for which a Form 8-K would have been required to be filed for the Trust or whenever, in the opinion of the Managing Trustee, any other material event relating to the Trust or its assets has occurred. The taxable year of the Trust shall end on December 31 of each year unless the Managing Trustee deems it advisable to establish some other date as the date on which the taxable year of the Trust shall end.

5.7	Federal Income Tax Information. Within seventy-five (75) days after the end of each fiscal year (in the event of a calendar taxable year of the Trust, or within one hundred twenty (120) days thereafter in the even the Trust has changed to a non-calendar taxable year), the Managing Trustee shall direct its agent to mail to each Person who was a Beneficiary at the close of the year, a schedule K-1 stating the Beneficiary’s share of taxable income and tax deductions. In addition, after receipt of a good faith written request, or in its discretion without such request or if required by applicable law, such agent (or if it cannot, the Managing Trustee) shall furnish to any Person who has been a Beneficiary at any time during the preceding year a statement containing such further information as is reasonably available to the agent or Managing Trustee, respectively, which shall be helpful in determining the amount of taxable income which such Person should include in such Person’s federal income tax return for such preceding taxable year.

5.8	Employment of Manager.

(a)	The Managing Trustee shall conduct the affairs of the Trust, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage Trust affairs in an efficient manner. The Managing Trustee shall have the power to appoint, employ or contract with any Person or Persons as the Managing Trustee may deem necessary or proper for the transaction of the activities of the Trust, including the Manager. The Managing Trustee may grant or delegate such authority to the Manager as the Managing Trustee may in its sole discretion deem necessary or desirable to carry out the purpose of the Trust without regard to whether such authority is normally granted or delegated by trustees.

7

(b)	The Manager or other Persons shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments.

Article VI
MANAGING TRUSTEE

6.1	General Powers of the Managing Trustee. The Managing Trustee shall have the power to enter into or engage in any trade or business on behalf of the Trust and the Beneficiaries, and may use, hold, or dispose of any Trust Asset in the furtherance of such trade or business, including the power to make additional investments (to the extent of available cash) in debt or equity securities.

6.2	Specific Powers of the Managing Trustee. In addition to the provisions of Section 6.1, the Managing Trustee shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or any statutory laws of the State of Delaware; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Managing Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Managing Trustee may deem necessary or appropriate to conserve and protect any Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

(a)	To determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interests in, any Trust Assets.

(b)	To collect, liquidate or otherwise convert into cash, or such other property as the Managing Trustee deems appropriate, all property, assets and rights in any Trust Assets, and to pay, discharge and satisfy all other claims, expenses, charges, liabilities, and obligations existing with respect to any Trust Assets, the Trust or the Managing Trustee.

(c)	To elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment advisors, accountants, transfer agents, custodians, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed, to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Managing Trustee to any one or more Trustees, agents, representatives, employers, independent contractors or other Persons.

(d)	To retain and set aside such funds out of the Trust as the Managing Trustee shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, liabilities, and obligations of the Trust or the Partnership, except to the extent that liabilities for which the Partnership has previously reserved Cash Reserves are satisfied with funds from said Cash Reserves; (ii) contingencies; and (iii) the expenses of administering the Trust Assets.

(e)	To do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain Trust Assets held by the Managing Trustee pending sale or other disposition thereof or distribution thereof to the Beneficiaries.

(f)	To hold legal title to property of the Trust in the name of the Trust, or in the name of the Managing Trustee, or of any other Person, without disclosure of the interest of the Trust therein.

(g)	To cause any investments of any part of the Trust Assets to be registered and held in the name of any one or more of its names or in the names of a nominee or nominees without increase or decrease of liability with respect thereto.

(h)	To institute or defend actions or declaratory judgments or other actions and to take such other action, in the name of the Trust or the Partnership or as otherwise required, as the Managing Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, claims or rights relating to or forming a part of the Trust Assets.

8

(i)	To determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate.

(j)	To cancel, terminate, or amend any instruments, contracts, agreements, obligations or causes of action relating to or forming a part of any Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations or causes of action may extend beyond the terms of this Trust.

(k)	To vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held by the Managing Trustee hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect to any shares of stock or any securities held by the Managing Trustee which the Managing Trustee might or could do if the Managing Trustee was the absolute owner thereof.

(l)	To undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of any Trust Assets, and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof.

(m)	In connection with the sale or other disposition or distribution of any securities held by the Managing Trustee, to comply with the applicable federal and state securities laws, and to enter into agreements relating to the sale or other disposition or distribution thereof.

(n)	To authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held by the Managing Trustee as part of any Trust Assets.

(o)	To terminate and dissolve any entities owned by the Trust.

(p)	To have a judicial settlement of its account of the Trust at any time to the extent it determines necessary or advisable.

(q)	To perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation or cause of action relating to or forming a part of any Trust Assets whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

6.3	Property Management Services. The Managing Trustee shall cause the Trust to employ a property management company (which may be an Affiliate of the Managing Trustee) to perform professional property management and leasing services for the Trust. In the event the property management company is an Affiliate of the Managing Trustee, the compensation payable to such Affiliate shall be equal to the lesser of (a) fees which are competitive for similar services in the same geographic area, or (b) four and one-half percent (4.5%) of Gross Revenues of the properties managed. In the case of industrial and commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be one percent (1%) of Gross Revenues, except for a one time initial leasing fee of three percent (3%) of Gross Revenues on each lease payable over the first five full years of the original term of the lease. As used herein, the term “net lease” shall mean a lease which requires the tenant to coordinate and pay directly all real estate taxes, sales and use taxes, utilities, insurance and other operating expenses relating to the leased property. Included within such fees should be bookkeeping services and fees paid to non-related Persons for property management services. In addition, the Trust will also pay a separate fee for the leases of new tenants and renewals of leases with existing tenants in an amount not to exceed the fee customarily charged by others rendering similar services in the same geographic area except to the extent such compensation is specifically included in the foregoing property management fees.

The Trust may also pay to non-affiliated third party leasing agents leasing fees for procuring tenants and negotiating the terms of tenant leases. In no event may the aggregate of all property management and leasing fees paid to Affiliates of the Managing Trustee exceed six percent (6%) of Gross Revenues. The foregoing limitation will include all leasing, re-leasing and leasing related services provided, however, that such limitation is not intended to preclude the charging of a separate competitive fee for the one-time initial rent-up or leasing-up of a newly constructed property or total rehabilitation of a property if such service is not included in the Purchase Price of the Trust Asset.

9

6.4	Asset Management Fee. The Managing Trustee and its Affiliates shall perform asset management services in connection with the operation and holding of the Trust Assets, which will include:

(a)	Analysis and management of utilization of Trust Assets and financial performance of Trust Assets;

(b)	Analysis of the maximization of return with respect to Trust Assets and advice as to the timing of disposition and terms and conditions of disposition of such assets;

(c)	Daily management of Trust Assets, including entering into leases of real property and service contracts, and, to the extent necessary, performing all other operational functions for the maintenance and administration of such assets;

(d)	Investigate, select and, on behalf of the Trust, engage and conduct business with such Persons as the Managing Trustee and its Affiliates deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates, and Persons acting in any other capacity deemed by the Managing Trustee and its Affiliates necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Trust with any of the foregoing; and

(e)	Provide the Trust with all necessary cash management services.

In consideration for such services, the Managing Trustee or its Affiliates shall be paid an annual Asset Management Fee of not more than one-half percent (.5%) of the Aggregate Asset Value, provided, however, that such Asset Management Fee shall be reduced to the extent that the sum of such amount plus the amount of interim distributions of Net Cash From Operations and Non-Liquidating Net Sale Proceeds, if any, made by the Trust from cash available for distribution pursuant to Section 5.4 hereof for any year, exceeds the sum of three-quarters percent (.75%) of the amount by which the fair market value of the Trust’s real properties plus any working capital reserves, as determined by the Managing Trustee in good faith, exceeds the outstanding debt secured by the Trust’s properties, if any.

The fee will be payable on the tenth day of each month in an amount equal to one-twelfth of one-half percent (1/12th of .5%) of Aggregate Assets Value as of the last day of the immediately preceding month. Accrued but unpaid Asset Management Fees for any period shall be deferred without interest and shall be payable in subsequent periods from any funds available to the Trust after payment of all other costs and expenses of the Trust, including any reserves then determined by the Managing Trustee to no longer be necessary to be retained by the Trust or from Non-Liquidating Net Sale Proceeds or Liquidating Distributions. In addition to such fees, the Trust shall bear the expenses of any independent appraisers, market analysts or other Persons not affiliated with the Managing Trustee who may be engaged by the Managing Trustee to evaluate the assets of the Trust for purposes of the foregoing.

Asset Management Fees may be accrued without interest when funds are not available for their payment. Any accrued Asset Management Fees may be paid from the next available cash flow or net proceeds from sale or refinancing of properties. No Asset Management Fees may be paid from the Trust’s reserves. If a Managing Trustee is terminated and is entitled to compensation from the Trust, as provided for herein and as governed by Section II.F of the NASAA Guidelines, the Managing Trustee shall be paid Asset Management Fees through the date of such termination.

6.5	Insurance Services. The Managing Trustee or any of its Affiliates may provide insurance brokerage services in connection with obtaining insurance on the Trust Assets so long as the cost of providing such service, including the cost of the insurance, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by the Managing Trustee or any of its Affiliates unless they are independently engaged in the business of providing such services to Persons other than Affiliates and at least seventy-five percent (75%) of their insurance brokerage service gross revenue is derived from Persons other than Affiliates.

10

6.6	Real Estate Commissions on Resale of Properties. The Managing Trustee and its Affiliates may perform real estate brokerage services for the Trust in connection with the sale of property by the Trust; provided that the compensation therefor to the Managing Trustee or its Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) fifty percent (50%) of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) three percent (3%) of the gross sales price of the property; and provided, further, that payments of said compensation shall be deferred and made only after, assuming for purposes of this paragraph that all distributions by the Partnership to the General Partner or any former general partner were paid to the Managing Trustee, and that all distributions by the Partnership to the Limited Partners were paid to the Beneficiaries, the Partnership and the Trust have distributed to each Beneficiary or his Assignee from Non-Liquidating Net Sale Proceeds or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to one hundred percent (100%) of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10 of the Partnership Agreement), and has distributed to each Beneficiary or Assignee from all sources an additional amount equal to a ten percent (10%) per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the Managing Trustee and its Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Trust Asset shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) six percent (6%) of the gross sales price of such property. Notwithstanding the foregoing, neither the Managing Trustee nor any of its Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Trust.

6.7	Rebates, Give-ups and Reciprocal Arrangements. No rebates or give-ups may be received by the Managing Trustee or its Affiliates nor may the Managing Trustee or its Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

6.8	Other Compensation. Other than as specifically provided in this Agreement, neither the Managing Trustee nor its Affiliates shall be compensated for services rendered to the Trust. The Managing Trustee and its Affiliates cannot receive any fees or other compensation from the Trust except as specifically provided for in this Agreement except as permitted by the NASAA Guidelines.

Article VII
RESIDENT TRUSTEE

7.1	Generally. The Resident Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Resident Trustee shall have none of the duties or liabilities of the Managing Trustee or the Trust and no such duties shall be implied. The duties of the Resident Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Resident Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act, and (iii) any other duties specifically allocated to the Resident Trustee in the Trust Agreement or under Delaware law. The Resident Trustee shall provide prompt notice to the Managing Trustee of its performance of any such acts. To the extent that, at law or in equity, the Resident Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Beneficiary, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Resident Trustee expressly set forth in this Agreement to the extent permitted by law.

The Resident Trustee shall not be entitled to exercise any powers of the Managing Trustee. The Resident Trustee shall not be liable for the acts or omissions of the Managing Trustee, nor shall the Resident Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Managing Trustee or the Trust under this Agreement. The Resident Trustee shall not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(i)	the Resident Trustee shall not be personally liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes gross negligence on its part;

(ii)	no provision of this Agreement shall require the Resident Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Resident Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii)	under no circumstances shall the Resident Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(iv)	the Resident Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Managing Trustee;

11

(v)	the Resident Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Resident Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Resident Trustee may for all purposes hereof rely on a certificate, signed by the Managing Trustee, as to such fact or matter, and such certificate shall constitute full protection to the Resident Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(vi)	in the exercise or administration of the trust hereunder, the Resident Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Resident Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Resident Trustee in good faith and with due care and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons; and

(vii)	except as expressly provided in this Section, in accepting and performing the trust hereby created the Resident Trustee acts solely as Resident Trustee hereunder and not in its individual capacity, and all persons having any claim against the Resident Trustee by reason of the transactions contemplated by this Agreement or the Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

7.2	Compensation. The Resident Trustee (or any successor Resident Trustee) shall be entitled to receive compensation from the Managing Trustee or from the Trust for its services in accordance with such schedules as shall have been separately agreed to from time to time by the Resident Trustee and the Trustee. The Resident Trustee may consult with counsel (who may be counsel for the Managing Trustee, for the Trust or for the Resident Trustee). The reasonable legal fees incurred in connection with such consultation shall be reimbursed to the Resident Trustee pursuant to this Section, provided that no such fees shall be payable to the extent that they are incurred as a result of the Resident Trustee's gross negligence, bad faith or willful misconduct.

7.3	Miscellaneous. The Resident Trustee shall serve for the duration of the Trust and until the earlier of (i) the effective date of the Resident Trustee’s resignation, or (ii) the effective date of the removal of the Resident Trustee. The Resident Trustee may resign at any time by giving thirty (30) days written notice to the Managing Trustee; provided, however, said resignation shall not be effective until such time as a successor Resident Trustee has accepted such appointment. The Resident Trustee may be removed at any time by the Managing Trustee by providing thirty (30) days written notice to the Resident Trustee; provided, however, such removal shall not be effective until such time as a successor Resident Trustee has accepted such appointment. Upon the resignation or removal of the Resident Trustee, the Managing Trustee shall appoint a successor Resident Trustee. If no successor Resident Trustee shall have been appointed and shall have accepted such appointment within forty five (45) days after the giving of such notice of resignation or removal, the Resident Trustee may petition any court of competent jurisdiction for the appointment of a successor Resident Trustee. Any successor Resident Trustee appointed pursuant to this Section shall be eligible to act in such capacity in accordance with this Agreement and, following compliance with this Section, shall become fully vested with the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Resident Trustee. Any such successor Resident Trustee shall notify the Resident Trustee of its appointment by providing a written instrument to the Resident Trustee. At such time the Resident Trustee shall be discharged of its duties herein.

The Resident Trustee or any officer, affiliate, director, employee, or agent of the Resident Trustee each an "Indemnified Person") shall be entitled to indemnification from the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of this Agreement or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Trust to indemnify the Indemnified Persons as provided herein shall survive the termination of this Agreement.

The Resident Trustee shall not be obligated to give any bond or other security for the performance of any of its duties hereunder.

12

Article VIII
CONCERNING THE MANAGING TRUSTEE, BENEFICIARIES, EMPLOYEES AND AGENTS

8.1	Generally. The Managing Trustee accepts and undertakes to discharge the Trust created by this Agreement, upon the terms and conditions thereof on behalf of the Beneficiaries. The Managing Trustee shall exercise such rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Managing Trustee from liability for its own willful misconduct, knowingly and intentionally committed in bad faith, except that:

(a)	No successor Managing Trustee shall be in any way responsible for the acts or omissions of the Managing Trustee in office prior to the date on which it became a Managing Trustee.

(b)	The Managing Trustee shall not be liable for the performance of such duties and obligations as are specifically set forth in this Agreement except for its bad faith or willful misconduct, and no implied covenants or obligations shall be read into this Agreement against the Managing Trustee.

(c)	The Managing Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Managing Trustee and conforming to the requirements of this Agreement.

(d)	The Managing Trustee shall not be liable for any act which the Managing Trustee may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent, representative or attorney appointed by it, or for anything that it may do or refrain from doing in connection with this Agreement while acting in good faith; unless caused by or arising from gross negligence, willful misconduct, fraud or any other breach of fiduciary duty of the Trustee or any of its employees, agents, representatives or attorneys.

(e)	The duties and obligations of the Managing Trustee shall be limited to and determined solely by the express provisions of this Agreement, and no implied duties or obligations shall be read into this Agreement against the Managing Trustee.

8.2	Reliance by the Managing Trustee. Except as otherwise provided in Section 7.1 of this Agreement:

(a)	The Managing Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)	The Managing Trustee may consult with legal counsel, auditors or other experts to be selected by it, including firms with which the Managing Trustee may be an Affiliate, and the advice or opinion of such counsel, accountants, auditors or other experts shall be full and complete protection to the Managing Trustee, the employees and the agents of the Managing Trustee in respect of any action taken or omitted or suffered by them in good faith and in reliance on, or in accordance with, such advice or opinion.

(c)	Persons dealing with the Managing Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Managing Trustee to such Person in carrying out the terms of this Agreement, and the Managing Trustee shall have no personal obligation to satisfy any such liability.

(d)	As far as practicable and except as expressly permitted above, the Managing Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Managing Trustee nor their agents shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries, the Managing Trustee, or their agents liable, nor shall the Managing Trustee be liable to anyone for such omission.

8.3	Limitation on Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust; and neither the Managing Trustee nor any employee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with any Trust Assets or the affairs of the Trust, except for such Person’s own willful misconduct, knowingly and intentionally committed in bad faith; and all such other Persons shall look solely to any Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust. The Managing Trustee shall purchase and maintain insurance as it deems reasonably necessary for the protection of all Trust Assets, its Beneficiaries, the Trustee and its employees and agents in such amount as the Managing Trustee shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

13

8.4	Recitals. Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by the Managing Trustee, or the employee or agent of this Trust only in its capacity as Managing Trustee under this Agreement or in its capacity as employee or agent of the Trust.

8.5	Indemnification. The Managing Trustee and each of its employees and agents, including the Manager, (each an “Indemnified Person” and collectively, the “Indemnified Persons”) shall be indemnified out of all Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened while in office or thereafter, by reason of its or his being or having been such a Managing Trustee, employee or agent; provided, however, that the Indemnified Person shall not be entitled to such indemnification in respect of any matter as to which the Indemnified Person shall have been adjudicated to have acted in bad faith or with willful malfeasance or in reckless disregard of the Indemnified Person’s duties. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled. The Managing Trustee shall make advance payments in connection with indemnification under this Section, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event it is subsequently determined in a final adjudication by a court of law that the Indemnified Person is not entitled to such indemnification. The Managing Trustee may purchase such insurance as it believes, in the exercise of its discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability or damage pursuant to this Section. The rights accruing to any Indemnified Person by reason of the foregoing shall not be deemed to exclude any other right to which he may legally be entitled nor shall anything else contained herein restrict the right of the Managing Trustee to indemnify or reimburse such Indemnified Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law. As security for the timely and full payment and satisfaction of all of the present and future obligations of the parties to the Managing Trustee under this Agreement, including, without limitation, the indemnity obligations hereunder, whether joint or several, the Trust (and by accepting distributions hereunder, each Beneficiary) hereby grants to the Managing Trustee a continuing security interest in and to any and all of the Trust Assets, whether now existing or hereafter acquired or created, together with the products and proceeds thereof, all payments and other distributions with respect thereto, and any and all investments, renewals, substitutions, modifications and extensions of any and all of the foregoing. The Managing Trustee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. In addition, in the event the Managing Trustee has not received any payment, indemnity, reimbursement or other amount due it under this Agreement, then, notwithstanding any other term or provision of this Agreement, the Managing Trustee may, in its discretion, set off and apply any of the Trust Assets as is required to pay and satisfy those obligations. Promptly after the receipt by the Managing Trustee of notice of any demand or claim or the commencement of any action, suit or proceeding, the Managing Trustee shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing; but the failure by the Managing Trustee to give such notice shall not relieve any party from any liability which such party may have to the Managing Trustee hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Managing Trustee may retain and hold for such time as it reasonably deems necessary such amount of the Trust Assets as it shall from time to time, in its sole discretion, reasonably deem sufficient to indemnify itself for any such loss or expense and for any amounts due it hereunder. Except as required by law or as expressly provided herein, the Managing Trustee shall be under no duty to institute any suit, or to take any remedial procedures under this Agreement, or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided above, except as expressly set forth herein.

8.6	Rights of Managing Trustees, Employees, Independent Contractors and Agents to Own Trust Units or Other Property and to Engage in Other Business. Any Managing Trustee, employee, independent contractor or agent, including the Manager, may own, hold and dispose of Trust Units for its individual account, and may exercise all rights thereof and thereunder to the same extent and in the same manner as if it were not a Managing Trustee, employee, independent contractor or agent. Any Managing Trustee, employee, independent contractor or agent, including the Manager, may, in its personal capacity or in the capacity of trustee, manager, officer, director, shareholder, partner, member, advisor, employee of any Person or otherwise, have business interests and holdings similar to or in addition to those relating to the Trust. Any Managing Trustee, employee, independent contractor or agent of the Trust, including the Manager, may be a trustee, manager, officer, director, shareholder, partner, member, advisor, employee or independent contractor of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, employee, independent contractor or agent, including as Manager, or otherwise hereunder so long as such interest is disclosed to the Managing Trustee. None of these activities in and of themselves shall be deemed to conflict with its duties as Managing Trustee, employee, independent contractor or agent, including as Manager.

14

8.7	Sales and Leases to the Managing Trustee and its Affiliates.

(a)	The Trust shall not lease any Trust Asset to the Managing Trustee or its Affiliates except upon the terms and conditions substantially as set forth in the Form of Lease attached as Appendix B to this Agreement, subject to completion of any outstanding provisions therein, including provisions regarding the lease rate and buyout terms, and subject to changes that are not adverse to the Trust. The lease rate shall be determined in accordance with the procedure provided in Exhibit H to such Form of Lease.

(b)	The Trust shall not sell any Trust Asset to the Managing Trustee or its Affiliates except upon the terms and conditions substantially as set forth in the Form of Purchase Agreement attached as Appendix C to this Agreement, subject to completion of any outstanding provisions therein, including provisions regarding the purchase price for such property, and subject to changes that are not adverse to the Trust. Such purchase price will be determined in accordance with the procedure provided in Exhibit B to such Form of Purchase Agreement.

Article IX
PROTECTION OF PERSONS DEALING WITH THE MANAGING TRUSTEE

9.1	Reliance on Statements by the Managing Trustee. Any Person dealing with the Managing Trustee shall be fully protected in relying upon the Managing Trustee’s certificate or instrument signed by the Managing Trustee that it has authority to take any action under this Trust.

Article X
REIMBURSEMENT TO THE MANAGING TRUSTEE

10.1	Expenses.

(a)	Subject to Sections 10.1(b) and 10.1(c) below, the Trust shall reimburse the Managing Trustee and its Affiliates for the actual cost to them of goods and materials used for or by the Trust and obtained from entities unaffiliated with the Managing Trustee.

(b)	Except as provided below, all of the Trust’s expenses shall be billed directly to and paid by the Trust. The Managing Trustee may be reimbursed for the administrative services necessary to the prudent operation of the Trust; provided that the reimbursement shall be at the lower of the Managing Trustee’s actual cost or the amount the Trust would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the Managing Trustee is entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the Managing Trustee or its Affiliates. A controlling Person, for purposes of this Section 10.1(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the Managing Trustee similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Chief Operating Officer, Vice President, Executive Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division, who reports directly to executive management; or (D) those holding a five percent (5%) or more equity interest in Behringer Harvard Advisors II LP or a Person having the power to direct or cause the direction of the Managing Trustee, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person. The annual report to Beneficiaries filed by the Managing Trustee shall include a breakdown of the costs reimbursed to the Managing Trustee pursuant to this subsection.

(c)	The Managing Trustee or its Affiliates shall pay, at no additional cost to the Trust (i) overhead expenses of the Managing Trustee and its Affiliates; (ii) expenses and salaries related to the performance of those services for which the Managing Trustee and its Affiliates are entitled to compensation by way of asset management and property management fees or real estate brokerage commissions related to the sale of Trust Assets (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Trust Asset and not prohibited by Section 10.1(b) above); and (iii) all other administrative expenses which are unrelated to the affairs of the Trust.

(d)	Subject to the provisions of subsections (b) and (c) of this Section 10.1, the Trust shall bear all other expenses of the Trust.

15

Article XI
THE MANAGING TRUSTEE AND SUCCESSOR MANAGING TRUSTEE

11.1	Number and Qualification of Managing Trustees. Subject to the provisions of Section 11.3 of the Agreement relating to the period pending the appointment of a successor Managing Trustee, there shall be one Managing Trustee of this Trust, which shall be a citizen and resident of or a corporation or other entity which is incorporated or formed under the laws of a state of the United States. The number of Managing Trustees may be increased or decreased from time to time by the Managing Trustee.

If any entity Managing Trustee shall change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other entity such entity Managing Trustee shall be deemed to be a continuing entity and shall continue to act as a Managing Trustee hereunder with the same liabilities, duties, powers, titles, discretions and privileges as are herein specified for a Managing Trustee.

11.2	Resignation and Removal. Except as otherwise provided in this Section 11.2, until the dissolution of the Trust, the Managing Trustee shall not take any voluntary step to dissolve itself or to resign as Managing Trustee. The Managing Trustee shall have the right to resign voluntarily as Managing Trustee or to dissolve itself with the concurrence of the Beneficiaries by a Majority Vote; provided, however, that the Managing Trustee may, without the consent of the Beneficiaries, to the extent permitted by law, substitute in its stead as Managing Trustee any entity which has, by merger, consolidation or otherwise, acquired substantially all of such Managing Trustee’s assets, stock or other evidence of equity interest and continued its business. Any Managing Trustee may be removed only upon the Majority Vote of Beneficiaries. All obligations of the Managing Trustee hereunder shall cease and terminate on the effective date of its resignation or removal and its sole responsibility thereafter shall be to hold the Trust Assets for a period of thirty (30) calendar days following the effective date of resignation or removal, at which time, if a successor Managing Trustee shall have been appointed and have accepted such appointment in a writing to the Beneficiaries, then upon written notice thereof given by the successor Managing Trustee to the resigning Managing Trustee, the resigning Managing Trustee shall deliver the Trust Assets to the successor Managing Trustee. If a successor Managing Trustee shall not have been appointed within a thirty (30) day period from the predecessor Managing Trustee’s resignation or removal, for any reason whatsoever, the resigning Managing Trustee shall deliver the Trust Assets to a court of competent jurisdiction in the county in which the Trust Assets are there being held and give written notice of the same to the parties hereto.

The resigning Managing Trustee shall be entitled to payment of any unpaid fees (which shall be pro-rated as of the effective date of the resignation or removal) and expenses and to reimbursement by the Beneficiaries out of the Trust Assets for any expenses incurred in connection with the transfer of the Trust Assets pursuant to and in accordance with the provisions of this Section 11.2 of this Agreement.

11.3	Appointment of Successor. Should at any time a Managing Trustee resign or be removed, unless any remaining Managing Trustees shall decrease the number of Managing Trustees of the Trust pursuant to Section 11.1 hereof, a vacancy shall be deemed to exist and a successor shall be appointed by any remaining Managing Trustees. If there are no remaining Managing Trustees, the Beneficiaries may, pursuant to Article XIII hereof, call a meeting to appoint a successor Managing Trustee upon the Majority Vote of Beneficiaries. If such a vacancy is not filled by any remaining Managing Trustees within ninety (90) days, the remaining Managing Trustees must notify the Beneficiaries of their inability to fill such vacancy, and the Beneficiaries may, pursuant to Article XIII hereof, call a meeting to appoint a successor Managing Trustee by a Majority Vote of Beneficiaries. Pending the appointment of a successor Managing Trustee, the remaining Managing Trustee or Trustees then serving may take any action in the manner set forth in this Agreement.

11.4	Acceptance of Appointment by Successor Managing Trustee. Any successor Managing Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder. Thereupon such successor Managing Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his or its predecessor in the Trust hereunder with like effect as if originally named therein.

11.5	Bonds. No bond shall be required of the original Managing Trustee hereunder, and no bond shall be required of any successor Managing Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law.

16

Article XII
CONCERNING THE BENEFICIARIES

12.1	Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Beneficiaries in person or by agent or attorney appointed in writing, or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article XIII of this agreement. Such meeting or writing may take any form permitted under Delaware law.

12.2	Limitation on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to any Trust Assets or the agreements relating to or forming part of any Trust Assets, and the Beneficiaries do hereby waive any such right.

12.3	Requirement of Undertaking. The Managing Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Managing Trustee for any action taken or omitted by it as Managing Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit by the Managing Trustee.

Article XIII
MEETING OF BENEFICIARIES

13.1	Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit a Beneficiary having a specified aggregate Beneficial Interest to take either acting alone or with the Managing Trustee.

13.2	Meeting Called by the Managing Trustee. The Managing Trustee may at any time call a meeting of the Beneficiaries of the Trust to be held at such time and at such place as the Managing Trustee shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Managing Trustee (except as provided in Section 13.3 of this Agreement), which written notice will set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than sixty (60) nor less than fifteen (15) days before such meeting is to be held to all of the Beneficiaries of record not more than fifty (50) days nor less than ten (10) days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

13.3	Meeting Called on Request of Beneficiaries. Within ten (10) days after written request to the Managing Trustee by Beneficiaries holding Trust Units representing at least 10% of the aggregate Beneficial Interests to call a meeting of all of the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Managing Trustee shall proceed under the provisions of Section 13.2 of this Agreement to call a meeting of the Beneficiaries.

13.4	Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries of the Trust either in person or by his proxy duly authorized in writing. The vote of each Beneficiary shall be weighted based on the number of Trust Units held by each Beneficiary determined pursuant to the list described in Section 3.1, as such list is amended hereby. The signature of the Beneficiary on such written authorization need not be witnessed or notarized.

13.5	Quorum. At any meeting of Beneficiaries, the presence in person or by proxy of Beneficiaries holding Trust Units representing at least a majority of the aggregate Beneficial Interests shall constitute a quorum; but if less than a quorum be present, Beneficiaries having a majority of the Beneficial Interests so present and so represented may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present.

13.6	Adjournment of Meeting. Subject to Section 13.5 hereof, any meeting of Beneficiaries of the Trust may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

13.7	Conduct of Meeting. At each meeting of the Beneficiaries, the Beneficiaries present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

17

Article XIV
AMENDMENTS

14.1	Consent of Beneficiaries. Upon the Majority Vote of Beneficiaries, or such greater percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Managing Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any material provisions to or changing in any material manner or eliminating any of the material provisions of this Agreement or amendments thereto as they apply to the Trust; provided, however, that no such amendment shall affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of distribution; provided further, however, that, so long as such amendment has been approved by the Managing Trustee, no consent of the Beneficiaries shall be required with respect to any amendment made (a) solely for the purpose of facilitating the transferability by Beneficiaries of Trust Units, (b) to comply with applicable laws, including tax laws or to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Commission, the Internal Revenue Service or any other U.S. federal or state or non-U.S. governmental agency, compliance with which the Managing Trustee deems to be in the best interest of the Beneficiaries as a whole, (c) to obtain no-action assurances from the staff of the Commission regarding relief from registration and reporting requirements under the Exchange Act, which relief the Managing Trustee deems to be in the best interest of the Beneficiaries as a whole, (d) to cause the Trust to be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, if the Managing Trustee deems it to be in the best interests of the Beneficiaries as a whole, or (e) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall in no event be amended to change the limited liability of the Beneficiaries without the vote or consent of all of the Beneficiaries, nor shall this Agreement be amended to diminish the rights or benefits to which any of the Managing Trustee or Beneficiaries are entitled under the provisions of this Agreement, without the consent of a majority of the Trust Units held by the Beneficiaries who would be adversely affected thereby, and in the case of the Managing Trustee being singularly affected, then by the Managing Trustee.

No amendment of this Agreement which affects the rights, duties, liabilities, indemnities or immunities of the Resident Trustee, shall be effective without, in each specific instance, the prior written approval of the Resident Trustee.

14.2	Effect of Amendment. Upon the execution of any such declaration of amendment by the Managing Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Managing Trustee and the Beneficiaries under this Agreement with respect to the Trust shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

14.3	Managing Trustee’s Declining to Execute Documents. If, in the reasonable opinion of the Managing Trustee, any document required to be executed pursuant to the terms of Section 14.2 hereof adversely affects any right, obligation, immunity or indemnity in favor of the Managing Trustee under this Agreement, the Managing Trustee may in its discretion decline to execute such document.

Article XV
MISCELLANEOUS PROVISIONS

15.1	Filing Documents. This Agreement shall be filed or recorded in such office or offices as the Managing Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of the Managing Trustee. The Managing Trustee shall file or record any amendment of this Agreement and any instrument which relates to any change in the office of the Managing Trustee.

15.2	Beneficiaries Have No Rights or Privileges as Holders of Partnership Units. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries shall have no rights or privileges attributable to their former status as holders of Partnership Units.

15.3	Laws as to Construction. The Trustees, and the Beneficiaries (by their acceptance of any distributions made to them pursuant to this Agreement), consent and agree that this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law principles thereof.

15.4	Severability. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

18

15.5	Notices. Any notice or other communication shall be in writing and shall be deemed to have been sufficiently given, for all purposes, when delivered personally or sent by fax or 48 hours after being sent by a nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid.

If to the Managing Trustee:

Behringer Harvard Advisors II LP

15601 Dallas Parkway

Suite 600

Addison, TX 75001
Fax: 214-655-1610
Attn: Chief Legal Officer

If to the Resident Trustee:

CSC Trust Company of Delaware

2711 Centerville Road, Suite 400

Wilmington, DE 19808
Fax: 302-636-8666
Attn: Trust Administration

If to the Beneficiary:

The address of such Beneficiary as shown in the records of the Trust.

15.6	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[The remainder of this page is left intentionally blank.]

19

IN WITNESS WHEREOF, the General Partner of the Grantor has caused this Agreement to be executed by an authorized officer, and the Trustees hereunder have executed this Agreement, as Trustees and not as individuals, as of the date first set forth herein.

GRANTOR:
Behringer Harvard Short-Term Opportunity Fund I LP

By: Behringer Harvard Advisors II LP, its General Partner

By:	/s/ Michael J. O’Hanlon
Name:	Michael J. O’Hanlon
Title:	President and Chief Executive Officer

MANAGING TRUSTEE:

Behringer Harvard Advisors II LP

By:	/s/ Michael J. O’Hanlon
Name:	Michael J. O’Hanlon
Title:	President and Chief Executive Officer

RESIDENT TRUSTEE:

CSC Trust Company of Delaware

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

APPENDIX A

BILL OF SALE, ASSIGNMENT, ACCEPTANCE

AND ASSUMPTION AGREEMENT

BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT

This Bill of Sale, Assignment, Acceptance and Assumption Agreement (“Agreement”) is executed as of this 11th day of February 2013, by Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership (“Assignor”), and Behringer Harvard Short-Term Opportunity Liquidating Trust, a Delaware statutory trust (“Assignee”).

WHEREAS, pursuant the Plan of Liquidation, dated as of even date herewith, adopted by the Assignor’s general partner (“Plan of Liquidation”), Assignor shall transfer and assign to the Assignee all right, title, interest in and to, and liabilities and obligations related to, all assets held by the Assignor as of the date hereof, to be administered by Assignee in accordance with the terms and conditions set forth in the Liquidating Trust Agreement, dated as of even date herewith, entered into among Assignee, as grantor, and the trustees signatory thereto (the “Trust Agreement”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Assignor is conveying to Assignee its equity interests in each of the subsidiary entities listed on the schedule attached hereto as Exhibit A.

WHEREAS, it is the desire of Assignor hereby to assign, transfer, and convey to Assignee all right, title, interest in and to all assignable contract rights and commitments and other items of tangible and intangible property, if any, owned by Assignor together will all liabilities and obligations related thereto (all of such properties, assets and liabilities being collectively called the “Assigned Rights and Obligations”).

NOW, THEREFORE, pursuant to the Plan of Liquidation and in consideration of the premises set forth in the Trust Agreement and for good and valuable consideration as set forth therein, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows

1.             Assignor does hereby ASSIGN, TRANSFER, SET OVER, and DELIVER to Assignee, its successors and assigns, all right, title, interest in and to all of the Assigned Rights and Obligations, including, without limitation of the generality of the foregoing, the rights and interests of Assignor in and to, and existing under and by virtue of, the contracts to which Assignor is now a party, including specifically, without limitation, the contracts listed on the schedule attached hereto as Exhibit A and made a part hereof for all purposes.

2.             Assignee does hereby accept, assume and become responsible for all liabilities and obligations with respect to, and becomes fully responsible for, the Assigned Rights and Obligations and agrees to perform all of the terms, covenants and conditions in connection with the Assigned Rights and Obligations required to be performed by the owner thereof.

3.             Assignor hereby agrees to perform, execute, and/or deliver or cause to be performed, executed, and/or delivered any and all such further acts and assurances as Assignee may reasonably require to perfect Assignee’s interest in the Assigned Rights and Obligations.

4.             Nothing herein contained shall be deemed to limit or restrict the rights conveyed, assigned or transferred to or acquired by Assignee pursuant to any instruments of conveyance executed in connection therewith.

5.             This Agreement is governed by and shall be construed in accordance with the laws of the State of Texas.

A-1

6.             This Agreement may be executed in multiple counterparts, each of which shall serve as an original for all purposes, but all counterparts shall be construed together and constitute one and the same Assignment.

ASSIGNOR:

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY FUND I LP,
a Texas limited partnership

By:	Behringer Harvard Advisors II LP,
a Texas limited partnership,
its general partner

By:
Michael J. O’Hanlon
President and Chief Executive Officer

ASSIGNEE:

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY LIQUIDATING TRUST,
a Delaware statutory trust

By:	Behringer Harvard Advisors II LP,
a Texas limited partnership,
its managing trustee

By:
Michael J. O’Hanlon
President and Chief Executive Officer

A-2

EXHIBIT A

SUBSIDIARY ENTITIES

Behringer Harvard Quorum I GP, LLC, a Texas limited liability company (100% membership interest)

Behringer Harvard Quorum I LP, a Texas limited partnership (99.9% limited partner interest)

Behringer Harvard Plaza Skillman GP, LLC, a Texas limited liability company (100% membership interest)

Behringer Harvard Plaza Skillman LP, a Texas limited partnership (99% limited partner interest)

Behringer Harvard 4245 Central GP, LLC, a Texas limited liability company (100% membership interest)

Behringer Harvard 4245 Central LP, a Texas limited partnership (62.4% limited partner interest)

Behringer Harvard 1221 Coit GP, LLC, a Texas limited liability company (100% membership interest)

Behringer Harvard 1221 Coit LP, a Texas limited partnership (90% limited partner interest)

Behringer Harvard Mockingbird Commons GP, LLC, a Texas limited liability company (100% membership interest)

Behringer Harvard Mockingbird Commons Investors, GP, LLC, a Texas limited liability company (100% membership interest)

Behringer Harvard Mockingbird Commons Investors LP , a Texas limited partnership (99.9% limited partner interest)

Behringer Harvard Northwest Highway GP, LLC, a Texas limited liability company (100% membership interest)

Behringer Harvard Northwest Highway LP, a Texas limited partnership (99.9% limited partner interest)

Behringer Harvard 250/290 Carpenter GP, LLC, a Texas limited liability company (100% membership interest)

Behringer Harvard 250/290 Carpenter LP, a Texas limited partnership (99.9% limited partner interest)

Behringer Harvard Landmark GP, LLC, a Texas limited liability company (100% membership interest)

Behringer Harvard Landmark LP, a Texas limited partnership (99.9% limited partner interest)

Graybird Developers, LLC, a Texas limited liability company (51% membership interest)

BHDGI, LTD, a Texas limited liability company (100% membership interest)

Behringer Harvard Mountain Village, LLC, a Colorado limited liability company (100% membership interest)

CONTRACTS

Amended and Restated Property Management and Leasing Agreement dated June 2, 2003 by and between the Assignor and HPT Management Services, LLC, a Texas limited liability company f/k/a HPT Management Services LP.

Transfer Agency Agreement, dated as of February 22, 2008, by and among DST Systems, Inc., a Delaware corporation, the Assignor and the other parties signatory thereto.

Fifth Amended and Restated Promissory Note in favor of Behringer Harvard Holdings, LLC dated as of March 29, 2011.

Note Modification Agreement and Assignment of Proceeds dated as of July 5, 2012 by and between the Assignor and Behringer Harvard Holdings, LLC.

Pledge and Security Agreement dated as of November 9, 2012 by and between Assignor and Behringer Harvard Holdings, LLC.

Indemnity, Guaranty and Suretyship Agreement dated as of December 20, 2012 by Assignor in favor of Great American Life Insurance Company.

A-3

APPENDIX B

FORM OF LEASE

______________,
a ___________

(“Landlord”)

Office Lease

Suite #zzz

[BUILDING]

[BUILDING’S ADDRESS]

B-1

1.	BASIC LEASE PROVISIONS	1

2.	PROJECT	2

3.	TERM	4

4.	RENT	5

5.	USE & OCCUPANCY	8

6.	SERVICES & UTILITIES	9

7.	REPAIRS	11

8.	ALTERATIONS	12

9.	INSURANCE	13

10.	DAMAGE OR DESTRUCTION	14

11.	INDEMNITY	15

12.	CONDEMNATION	16

13.	TENANT TRANSFERS	16

14.	LANDLORD TRANSFERS	16

15.	DEFAULT AND REMEDIES	17

16.	SECURITY DEPOSIT	20

17.	MISCELLANEOUS	20

i

List of Exhibits

Exhibit A – LOCATION OF PREMISES

Exhibit B – THE LAND

Exhibit C – RULES AND REGULATIONS

Exhibit D – PARKING

Exhibit E – NOTICE OF LEASE TERM

Exhibit F – WORK LETTER

Exhibit G – FORM OF GUARANTY

Exhibit H – VALUATION PROCEDURE

ii

Index of Defined Terms

ADA	12
Additional Rent	5
Additional Services	9
Affiliate	15
Alterations	11
Amortization Rate	6
Architect	F-1
Base Building	3
Base Rent	1
Base Year	1
Billing Addresses	2
Building	1
Building Standard	4
Building Structure	3
Business Hours	2
Claims	14
Commencement Date	4
Common Area	3
Comparison Year	5
Construction Allowance	2, F-1
Construction Costs	F-1
Cost-Saving Expenses	5
Default Rate	18
Design Problem	12
Electrical Costs	7
Encumbrance	16
Estimated Additional Rent	7
Execution Date	1
Executive Order	9
Expenses	5
Expiration Date	4
Final Plans	F-1
Force Majeure	18
Government Mandated Expenses	5
Guaranteed Obligations	G-3
Guarantor	1, G-3
Guaranty	G-3
Hazardous Materials	8
Holdover	4
Holidays	2
HVAC	9
Interruption Estimate	13
Land	2
Landlord	1
Landlord Default	18
Landlord’s Costs	19
Late Charge	7
Lease	1
Leasehold Improvements	3
Liability Limit	2
Mechanical Systems	3
Month	4
NBRLT	4
Notice Addresses	2
OFAC	8
Parking Exhibit	D-1
Parking Facilities	D-1
Preliminary Plans	F-1
Preliminary Plans Delivery Deadline	F-1
Premises	1
Project	2
Proposed Termination Date	19
PSF Parking Ratio	D-1
Rent	7
Repair Estimate	13
RSF	1
Scheduled Commencement Date	1
Scheduled Term	1
Security Deposit	2
Spaces	D-1
Standard Services	9
Successor Landlord	16
Taking	15
Taxes	5
Telecommunication Services	10
Tenant	1
Tenant Default	17
Tenant Improvements	F-1
Tenant’s Parking Spaces	2, D-1
Tenant’s Personal Property	4
Tenant’s Share	1
Tenant’s Wiring	10
Term	4
Termination Notice	19
Termination Option	19
Use	1
Well-Being Expenses	5

iii

Office Lease

Landlord and Tenant enter into this Office Lease (“Lease”) as of the Execution Date on the following terms, covenants, conditions and provisions:

1.	BASIC LEASE PROVISIONS

1.1         Basic Lease Definitions. In this Lease, the following defined terms have the meanings indicated.

(a)	Execution Date:	[Factual information to be inserted].

(b)	Landlord:	__________________, a _____________. [Factual information to be inserted]

(c)	Tenant:	{ENTITY}, a {state} {entity type}. [Factual information to be inserted]

(d)	Building:	[BUILDING] [BUILDING’S ADDRESS] deemed to contain: __________ rentable square feet (“RSF”).. [Factual information to be inserted]

(e)	Premises:	Suite ___ (outlined on EXHIBIT A) of the Building located on the ___ floor of the Building and deemed to contain: ________ RSF. [Factual information to be inserted]

(f)	Use:	General office use.

(g)	Scheduled Term:	_____ months. [To be completed by Tenant]

(h)	Scheduled Commencement Date:	_________, 200__. [Factual information to be inserted]
(i)	Base Rent:	The following amounts payable in accordance with Article 4:

	Annual Base Rent Rate per RSF	Annual Base Rent	Monthly Base Rent
[Annual Base Rent to be determined by valuation procedure set forth on Exhibit H]

(j)	Guarantor	[Factual information to be inserted], it being agreed that concurrently with Tenant’s execution of this Lease, Tenant shall cause Guarantor to execute and deliver to Landlord a Guaranty in the form of Exhibit G attached hereto. [Note: if Tenant is a subsidiary of Behringer Harvard Holdings, LLC (“BHH”), then BHH shall be the guarantor. If Tenant is a subsidiary of an investment program sponsored by BHH, the guarantor shall be the investment program.]

(k)	Tenant’s Share:	The ratio of the number of RSF in the Premises to the number of RSF in the Building.

1

(l)	Base Year:	The calendar year in which this Lease is executed.

(m)	Security Deposit:	An amount equal to Base Rent for the first month that Base Rent is due and not discounted, excused or free.

(n)	Notice Address: [Factual information to be inserted]	For each party, the following address(es):

To Landlord	To Tenant

_____________________
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attn: Asset Manager
Facsimile: (214) 655-1610

with a copy to:

Property Manager
[insert name, address and fax no.]

with a copy of notices of Default to:

Behringer Harvard Funds
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attn: Chief Legal Officer

Before the Commencement Date:

_____________________
_____________________
_____________________
Attn: _________________

After the Commencement Date:

_____________________
_____________________
_____________________
Attn: _________________

(o)	Billing Address: [Factual information to be inserted]	For each party, the following address:

For Landlord	For Tenant
_______________ _______________ _______________	{insert address} Attn: _________________

(p)	Tenant’s Parking Spaces:	See EXHIBIT D.

(q)	Liability Limit:	$1,000,000 for any one accident or occurrence. See §9.1.

(r)	Construction Allowance:	$_______. See EXHIBIT F. [To be completed by Tenant]

(s)	Business Hours:	From 7:00 a.m. to 7: 00 p.m. on Monday through Friday and from 7:00 a.m. to 12:00 noon on Saturday, excepting: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and other legal holidays commonly observed in similar class office buildings in the locale of the Building (“Holidays”).

2.	PROJECT

2.1         Project. The Land and all improvements thereon, including the Building and Premises (as defined in §1 and below), and the Common Areas (as defined below) are collectively referred to as the “Project.”

2

2.2         Land. “Land” means the real property described on EXHIBIT B attached hereto, whether Landlord’s interest in the Land is in fee or is a leasehold. The Land is subject to expansion or reduction after the Execution Date.

2.3         Base Building. “Base Building” means Building Structure and Mechanical Systems, collectively, defined as follows:

(a)	Building Structure. “Building Structure” means the foundations, floor/ceiling slabs, roofs, exterior walls, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevators, Building mechanical, electrical and telephone closets, Common Areas, public areas, and any other structural components in the Building. The Building Structure excludes the Leasehold Improvements (and similar improvements to other premises) and the Mechanical Systems.

(b)	Mechanical Systems. “Mechanical Systems” means, without limitation, the mechanical, electronic, physical or informational systems generally serving the Building or Common Areas, including the sprinkler, plumbing, heating, ventilating, air conditioning, lighting, communications, security, drainage, sewage, waste disposal, vertical transportation, and fire/life safety systems.

2.4         Common Areas. Tenant will have a non-exclusive right to use the Common Areas subject to the terms of this Lease. “Common Areas” means those interior and exterior common and public areas on the Land and in the Building (and appurtenant easements) from time-to-time designated by Landlord for the non-exclusive use by Tenant in common with Landlord, other tenants and occupants, and their employees, agents and invitees, including any parking facilities on the Land or otherwise serving the Building that are owned or leased by Landlord.

2.5         Premises. Landlord leases to Tenant the Premises subject to the terms of this Lease. Except as provided elsewhere in this Lease, by taking possession of the Premises, Tenant accepts the Premises in its “as is” condition and with all faults, and the Premises is deemed to be in good order, condition, and repair. Landlord does not make and Tenant does not rely upon any representation or warranty of any kind, express or implied, with respect to the condition of the Premises (including habitability or fitness for any particular purpose of the Premises). TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY AND FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE. The Premises includes the Leasehold Improvements and excludes certain areas, facilities and systems, as follows:

(a)	Leasehold Improvements. “Leasehold Improvements” means all non-structural improvements in the Premises or exclusively serving the Premises, and any structural improvements to the Building made to accommodate Tenant’s particular use of the Premises. The Leasehold Improvements may exist in the Premises as of the Execution Date, or be installed by Landlord or Tenant under this Lease at the cost of either party. The Leasehold Improvements include: (1) interior walls and partitions (including those surrounding structural columns entirely or partly within the Premises); (2) the interior one-half of walls that separate the Premises from adjacent areas designated for leasing; (3) the interior drywall on exterior structural walls, and walls that separate the Premises from the Common Areas; (4) stairways and stairwells connecting parts of the Premises on different floors, except those required for emergency exiting; (5) the frames, casements, doors, windows and openings installed in or on the improvements described in (1-4), or that provide entry/exit to/from the Premises; (6) all hardware, fixtures, cabinetry, railings, paneling, woodwork and finishes in the Premises or that are installed in or on the improvements described in (1-5); (7) if any part of the Premises is on the ground floor, the ground floor exterior windows (including mullions, frames and glass); (8) integrated ceiling systems (including grid, panels and lighting); (9) carpeting and other floor finishes; (10) kitchen, rest room, lavatory or other similar facilities that exclusively serve the Premises (including plumbing fixtures, toilets, sinks and built-in appliances); (11) if any part of the Premises encompasses an entire floor of the Building, the elevator lobby, corridors and restrooms located on such floor; and (12) the sprinkler, plumbing, heating, ventilating, air conditioning, lighting, communications, security, drainage, sewage, waste disposal, vertical transportation, fire/life safety, and other mechanical, electronic, physical or informational systems that exclusively serve the Premises.

3

(b)	Exclusions from the Premises. The Premises does not include: (1) the roof of the Building and any areas above the finished ceiling or integrated ceiling systems, or below the finished floor coverings that are not part of the Leasehold Improvements, (2) janitor’s closets, (3) stairways and stairwells to be used for emergency exiting or as Common Areas, (4) rooms for Mechanical Systems or connection of telecommunications equipment, (5) vertical transportation shafts, (6) vertical or horizontal shafts, risers, chases, flues or ducts, (7) elevator banks, and (8) any easements or rights to natural light, air or view.

2.6         Building Standard. “Building Standard” means the minimum or exclusive type, brand, quality or quantity of materials Landlord designates for use in the Building from time to time.

2.7         Tenant’s Personal Property. “Tenant’s Personal Property” means those trade fixtures, furnishings, equipment, work product, inventory, stock-in-trade and other personal property of Tenant that are not permanently affixed to the Project in a way that they become a part of the Project and will not, if removed, impair the value of the Leasehold Improvements that Tenant is required to deliver to Landlord at the end of the Term under §3.3.

3.	TERM

3.1         Term. “Term” means the period that begins on the Commencement Date and ends on the Expiration Date, subject to renewal, extension or earlier termination as may be further provided in this Lease or otherwise agreed to by Landlord and Tenant in writing. “Month” means a full calendar month of the Term.

(a)	Commencement Date. “Commencement Date” means the date that is the earlier of:

(1)	The day that Tenant first conducts business in any part of the Premises; or

(2)	The Scheduled Commencement Date.

(b)	Expiration Date. “Expiration Date” means the date that is the last day of the Scheduled Term (plus that many additional days required for the Expiration Date to be the last day of a Month) after the Scheduled Commencement Date.

(c)	Early Occupancy. Tenant may not enter the Premises for any purpose until Landlord tenders the Premises to Tenant. Without permitting such occupancy, and in addition to all other rights, and remedies hereunder, or at law or in equity, if Tenant conducts business in any part of the Premises before the Scheduled Commencement Date, Base Rent and Additional Rent for that period will be paid by Tenant at the rate for the first Month that Base Rent and Additional Rent are due and not discounted, excused or free and Tenant shall otherwise comply with all terms and conditions of this Lease. During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with and be subject to all terms and provisions of this Lease, except those provisions requiring the payment of Base Rent.

(d)	Confirmation of Term. Landlord shall notify Tenant of the Commencement Date (as well as the amount of Base Rent) using a Notice of Base Rent and Lease Term (“NBRLT”) in the form attached to this Lease as EXHIBIT E. Tenant shall execute and deliver to Landlord the NBRLT within ten (10) business days after its receipt, but Tenant’s failure to do so will not reduce Tenant’s obligations or Landlord’s rights under this Lease.

3.2 Holdover. If Tenant keeps possession of the Premises after the end of the Term (a “Holdover”) without Landlord’s prior written consent (which may be withheld in its sole and absolute discretion), then in addition to the remedies available elsewhere under this Lease or by applicable law, Tenant will be a tenant at sufferance and must comply with all of Tenant’s obligations under this Lease, except that during the Holdover Tenant will pay one hundred fifty percent (150%) of the monthly Base Rent and Additional Rent last payable under this Lease, without prorating for any partial month of Holdover. Tenant shall indemnify and defend Landlord from and against all claims and damages, both consequential and direct, that Landlord suffers due to Tenant’s failure to return possession of the Premises to Landlord at the end of the Term. Except as provided herein, Landlord’s deposit of Tenant’s Holdover payment will not constitute Landlord’s consent to a Holdover, or create or renew any tenancy.

4

3.3 Condition on Expiration. By the end of the Term, Tenant will return possession of the Premises to Landlord vacant, free of Tenant’s Personal Property, in broom-clean condition, and with all Leasehold Improvements in good working order and repair (excepting ordinary wear and tear), except that Tenant will remove Tenant’s Wiring and those Leasehold Improvements and Alterations (as such terms are defined herein) that, when approved by Landlord, were required to be removed at the end of the Term. If Tenant fails to return possession of the Premises to Landlord in this condition, Tenant shall reimburse Landlord for the costs, including Landlord’s standard administration fee, incurred to put the Premises in the condition required under this §3.3. Tenant’s Personal Property left behind in the Premises after the end of the Term will be considered abandoned and Landlord may move, store, retain or dispose of these items at Tenant’s cost, including Landlord’s standard administration fee.

4.	RENT

4.1         Base Rent. Tenant shall prepay one (1) Month’s installment of Base Rent by the Execution Date, to be applied against Base Rent first due under this Lease. During the Term, Tenant shall pay all other Base Rent in advance, in monthly installments, on the first (1st) day of each Month. Base Rent for any partial Month will be prorated.

4.2         Additional Rent. Tenant’s obligation to pay Taxes and Expenses under this §4.2 is referred to in this Lease as “Additional Rent”.

(a)	Taxes. For each calendar year after the Base Year (each, a “Comparison Year”), Tenant shall pay, in the manner described below, Tenant’s Share of the amount that Taxes for the Comparison Year exceed Taxes for the Base Year. “Taxes” means the total costs incurred by Landlord for: (1) real and personal property taxes and assessments (including ad valorem and general or special assessments) levied on the Project and Landlord’s personal property used in connection with the Project; (2) margin taxes and taxes on rents or other income derived from the Project; (3) capital and place-of-business taxes; (4) taxes, assessments or fees in lieu of the taxes described in (1-3); and (5) the reasonable costs incurred to reduce the taxes described in (1-4). Taxes excludes federal income taxes and taxes paid under §4.3.

(b)	Expenses. For each Comparison Year, Tenant shall pay in the manner described below the Tenant’s Share of the amount that Expenses for the Comparison Year exceed Expenses for the Base Year. “Expenses” means the total costs incurred by Landlord to operate, manage, administer, equip, secure, protect, repair, replace, refurbish, clean, maintain, decorate and inspect the Project, including a market fee to manage the Project of not less than three percent (3%) of the gross revenue of the Project. Expenses that vary with occupancy will be calculated as if the Building is one hundred percent (100%) occupied and operating and all such services are provided to all tenants.

(1)	Expenses include, without limitation:

(A)	Standard Services provided under §6.1, except for Electrical Costs (as defined in §4.2(f) below);

(B)	Repairs and maintenance performed under §7.2;

(C)	Insurance maintained under §9.2 (including deductibles paid);

(D)	Wages, salaries and benefits of personnel at or below the level of the Building’s manager, to the extent they render services to the Project;

(E)	Costs of operating the Project management office (including reasonable rent); and

(F)	Amortization installments of costs required to be capitalized and incurred to:

(i)	Comply with laws, but only to the extent such compliance relates to laws which are amended, become effective, or are interpreted or enforced differently after the date of this Lease (“Government Mandated Expenses”);

(ii)	Reduce other Expenses or the rate of increase in other Expenses (“Cost-Saving Expenses”); or

5

(iii)	Improve or maintain the safety, health or access of Project occupants, and otherwise maintain the quality, appearance, or integrity of the Project (“Well-Being Expenses”).

(2)	Expenses exclude:

(A)	Taxes;

(B)	Mortgage payments (principal and interest), ground lease rent, and costs of financing or refinancing the Building;

(C)	Commissions, advertising costs, attorney’s fees and costs of improvements in connection with leasing space in the Building;

(D)	Costs reimbursed by insurance proceeds, warranties or guarantees, or by tenants of the Building (other than as Additional Rent) or any other third party;

(E)	Depreciation;

(F)	Except for the costs identified in §4.2(b)(1)(F), costs required to be capitalized according to sound real estate accounting and management principles, consistently applied;

(G)	Collection costs and legal fees paid in disputes with tenants;

(H)	Costs to maintain and operate the entity that is Landlord (as opposed to operation and maintenance of the Project);

(I)	In the Base Year only, installments of costs amortized under subsection (c) of this §4.2;

(J)	Costs of operating the parking facilities;

(K)	Costs of performing additional services to or for tenants to any extent that such services exceed those provided by Landlord to Tenant without charge hereunder;

(L)	Electrical Costs (see §4.2(f) below).

(M)	Amounts payable by Landlord for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of operating costs;

(N)	Costs representing an amount paid for services or materials to an affiliate of Landlord to any extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to a person or entity that is not an affiliate of Landlord;

(O)	Bad debt loss, rent loss, or reserves for bad debts or rent loss; and

(P)	Governmental charges, impositions, penalties or any other costs incurred by Landlord in order to clean-up, remediate, remove or abate any Hazardous Materials if such Hazardous Materials were installed or deposited in or on the Property in violation of then applicable law by Landlord, any tenant of the Building, any party expressly permitted by Landlord or any such tenant to install or deposit such Hazardous Materials in the Building.

(c)	Amortization and Accounting Principles.

(1)	Each item of Government Mandated Expenses and Well-Being Expenses will be fully amortized in equal annual installments, with interest on the principal balance at the Amortization Rate, over the number of years, not to exceed ten (10), that Landlord projects the item of Expenses will be productive for its intended use, without replacement, but properly repaired and maintained.

6

(2)	Each item of Cost-Saving Expenses will be fully amortized in equal annual installments, with interest on the principal balance at the Amortization Rate, over the number of years that Landlord reasonably estimates for the present value of the projected savings in Expenses (discounted at the Amortization Rate) to equal the cost.

(3)	Any item of Expenses of significant cost that is not required to be capitalized but is unexpected or does not typically recur may, in Landlord’s discretion, be amortized in equal annual installments, with interest on the principal balance at the Amortization Rate, over a number of years determined by Landlord.

(4)	“Amortization Rate” means the prime rate of Citibank, N.A. (or a comparable financial institution selected by Landlord), plus three percent (3%).

(5)	Landlord will otherwise use sound real estate accounting and management principles, consistently applied, to determine Additional Rent.

(d)	Estimates and Payments. Each calendar year, Landlord will reasonably estimate and advise Tenant in writing of Additional Rent that may be payable with respect to such calendar year. Tenant will pay the estimated Additional Rent in advance, in monthly installments, on the first day of each month, until the estimate is revised by Landlord. Landlord may reasonably revise its estimate during a calendar year and the monthly installments after the revision will be paid based on the revised estimate. The aggregate estimates of Additional Rent paid by Tenant in a calendar year is the “Estimated Additional Rent.” Without limiting Landlord’s other rights hereunder and at law, Additional Rent not paid when due shall be subject to the Late Charge set forth in §4.5 below.

(e)	Settlement. As soon as practical after the end of each calendar year that Additional Rent is payable, Landlord will give Tenant a statement of the actual Additional Rent for the calendar year. The statement of the actual Additional Rent is conclusive, binds Tenant, and Tenant waives all rights to contest the statement, except for items of Additional Rent to which Tenant objects by notice to Landlord given within ninety (90) days after receipt of Landlord’s statement; however, Tenant’s objection will not relieve Tenant from its obligation to pay Additional Rent pending resolution of any objection. If the actual Additional Rent exceeds the Estimated Additional Rent for the calendar year, then Tenant shall pay the underpayment to Landlord in a lump sum as Rent within thirty (30) days after receipt of Landlord’s statement of Additional Rent. If the Estimated Additional Rent exceeds the actual Additional Rent for the calendar year, then Landlord shall credit the overpayment against Rent next due. However, if the Term ends during a calendar year, then Landlord may, in Landlord’s sole and absolute discretion, elect either of the following: (1) to forego the settlement of Additional Rent for the final calendar year that is otherwise required and accept the Estimated Additional Rent payable in the final calendar year in satisfaction of Tenant’s obligations to pay Additional Rent for the final calendar year, or (2) to have Landlord’s and Tenant’s obligations under this §4.2(e) survive the end of the Term.

(f)	Electrical Costs. In addition to Expenses, and as a separate obligation, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of the following electrical costs (the “Electrical Costs”) incurred by Landlord which are directly attributable or reasonably allocable to the Project: (1) actual grossed up costs of electrical services used in the operation, maintenance and use of the Project; (2) sales, use, excise and other taxes assessed by governmental authorities on electrical services supplied to the Project; and (3) other costs of providing electrical services to the Project. Tenant shall, with each monthly payment of Base Rent, pay Landlord’s estimate of Tenant’s Share of Electrical Costs. Payment of Electrical Costs by Tenant shall be subject to the provisions of Sections §4.2(d) and (e), above.

4.3         Other Taxes. Upon demand, Tenant will reimburse Landlord for taxes paid by Landlord on (a) Tenant’s Personal Property, (b) Rent, (c) Tenant’s occupancy of the Premises, or (d) this Lease. If Tenant cannot lawfully reimburse Landlord for these taxes, then to the extent not prohibited by applicable law, the Base Rent will be increased to yield to Landlord the same amount after these taxes were imposed as Landlord would have received before these taxes were imposed.

7

4.4        Terms of Payment. “Rent” means all amounts payable by Tenant under this Lease and the Exhibits, including without limitation Base Rent, Additional Rent, and charges for any Additional Services (as defined in §6.2). If a time for payment of an item of Rent is not specified in this Lease, then Tenant will pay such item of Rent within thirty (30) days after receipt of Landlord’s statement or invoice. Unless otherwise provided in this Lease, Tenant shall pay Rent without notice, demand, deduction, abatement or setoff, in lawful U.S. currency, at Landlord’s Billing Address. Neither Landlord’s failure to send an invoice nor Tenant’s failure to receive an invoice for Base Rent (and installments of Estimated Additional Rent) will relieve Tenant of its obligation to timely pay Base Rent (and installments of Estimated Additional Rent). Each partial payment by Tenant shall be deemed a payment on account; and, no endorsement or statement on any check or any accompanying letter shall constitute an accord and satisfaction, or affect Landlord’s right to collect the full amount due. No payment by Tenant to Landlord will be deemed to extend the Term or render any notice, pending suit or judgment ineffective. By notice to the other, each party may change its Billing Address.

4.5         Late Payment. If Landlord does not receive any item of Rent when due, including without limitation Base Rent, Additional Rent, and charges for any Additional Services, then Tenant shall pay Landlord a “Late Charge” of five percent (5%) of the overdue amount. Tenant agrees that the Late Charge is not a penalty, and will compensate Landlord for costs not contemplated under this Lease that are impracticable or extremely difficult to fix. Landlord’s acceptance of a Late Charge does not waive any Tenant default arising from such late payment.

4.6         Waiver of Tenant Rights and Benefits Under Section 93.012, Texas Property Code. The provisions of this Section 4.6 shall be applicable if the Building is located in the State of Texas. Landlord and Tenant are knowledgeable and experienced in commercial leasing transactions and agree that the provisions of this Lease for determining all charges, amounts, and Additional Rent payable by Tenant (including, without limitation, payments under this §4.6), are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. Accordingly, Tenant voluntarily and knowingly waives all rights and benefits of a tenant under Section 93.012, Texas Property Code, as such section now exists or as may be hereafter amended or succeeded. Nothing contained in this waiver however is intended to limit or impair, except as otherwise expressly set forth in this Lease to the contrary, any other remedy available to Tenant under the Lease or law or in equity (other than Section 93.012, Texas Property Code). In addition, nothing in this §4.6 shall constitute a waiver of Tenant’s right to dispute and/or initiate a claim disputing Landlord’s methods of calculating or determining Expenses and/or Landlord’s calculation or determination of Additional Rent.

5.	USE & OCCUPANCY

5.1         Use. Tenant shall use and occupy the Premises only for the Use. Landlord does not represent or warrant that the Project is suitable for the conduct of Tenant’s particular business.

5.2         Compliance with Laws and Directives.

(a)	Tenant’s Compliance. Subject to the remaining terms of this Lease, Tenant shall comply at Tenant’s expense with all directives of Landlord’s insurers or laws concerning:

(1)	The Leasehold Improvements and Alterations,

(2)	Tenant’s use or occupancy of the Premises,

(3)	Tenant’s employer/employee obligations,

(4)	A condition created by Tenant,

(5)	Tenant’s or its invitees’ failure to comply with this Lease,

(6)	The negligence of Tenant, its agents, contractors, employees, servants, invitees, vendors, licensees or Tenant’s Affiliates, or

(7)	Any chemical wastes, contaminants, pollutants or substances that are hazardous, toxic, infectious, flammable or dangerous, or regulated by any local, state or federal statute, rule, regulation or ordinance for the protection of health or the environment (“Hazardous Materials”) that are introduced to the Project, handled or disposed by Tenant or its Affiliates, or any of their contractors.

(b)	Landlord’s Compliance. Subject to the remaining terms of this Lease, Landlord shall comply at Landlord’s cost with all directives of Landlord’s insurers or laws concerning the Project other than those that are Tenant’s obligation under §5.2(a). The costs of compliance under this subsection (b) will be included in Expenses to the extent allowed under §4.2.

8

5.3        Occupancy. Tenant shall not interfere with Building services or other tenants’ rights to quietly enjoy their respective premises or the Common Areas. Tenant shall not make or continue any nuisance, including any objectionable odor, noise, fire hazard, vibration, or wireless or electromagnetic transmission. Tenant will not maintain any Leasehold Improvements or use the Premises in a way that increases the cost of insurance required under §9.2, or requires insurance in addition to the coverage required under §9.2.

5.4        Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that (a) Tenant is currently in compliance with and shall at all times during the Scheduled Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (the “OFAC”) of the Department of the Treasury (including those named on the OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order No. 13224 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”)), or other governmental action relating thereto; and (b) Tenant is not, and will not be, a person with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), H.R. 3152, Public Law 107-56 and the Executive Order and regulations promulgated thereunder and including persons and entities named on the OFAC Specially Designated Nations and Blocked Persons List.

6.	SERVICES & UTILITIES

6.1        Standard Services.

(a)	Standard Services Defined. “Standard Services” means:

(1)	Heating, ventilation and air-conditioning (“HVAC”) during Business Hours as reasonably required to comfortably use and occupy the Premises and interior Common Areas;

(2)	Tempered water from the public utility for use in Common Areas rest rooms;

(3)	Janitorial services to the Premises and interior Common Areas five (5) days a week, except Holidays, to the extent reasonably determined by Landlord;

(4)	Access to the Premises (by at least one (1) passenger elevator if not on the ground floor), subject to Building rules and regulations, Landlord’s security procedures, and events of emergency, fire or other casualties;

(5)	Provision of Building standard bulbs to Tenant (specialty bulbs will be billed to Tenant as set forth in §6.2 below);

(6)	Labor to replace fluorescent tubes and ballasts in Building Standard light fixtures in the Premises; and

(7)	Electricity from Landlord’s selected provider(s) for lighting in the Common Areas and as follows from convenience outlets in the Premises: Building Standard lighting (one 3 amp fixture per each 80 RSF of the Premises), Building Standard HVAC and the operation of customary quantities and types of office equipment (excluding data processing), so long as (A) the connected load does not exceed three (3) watts per RSF of the Premises and .08 kilowatt hour per month per RSF of the Premises, and (B) any item of electrical equipment does not (singly) consume more than 500 watts per hour at rated capacity or require a voltage other than one hundred twenty (120) volts single phase.

(b)	Standard Services Provided. During the Term, Landlord shall provide the Standard Services to Tenant. The cost of the Standard Services shall be included in Expenses. Landlord is not responsible for any inability to provide Standard Services due to either: the concentration of personnel or equipment in the Premises, or Tenant’s use of equipment in the Premises that is not customary office equipment, has special cooling requirements, or generates heat.

6.2        Additional Services. “Additional Services” means utilities or services in excess of the Standard Services set forth in §6.1. Tenant shall not use any Additional Services without Landlord’s prior written consent. If Landlord so consents, any such Additional Services shall be subject to the terms and conditions of this §6.2. Tenant agrees to pay for any Additional Services upon receipt of an invoice or statement from Landlord. If Tenant fails to timely pay for any Additional Services, in addition to Landlord’s other remedies under the Lease including application of the Late Charge set forth in §4.5, Landlord may discontinue the Additional Services.

9

(a)	HVAC. If Tenant requests HVAC service to the Premises during non-Business Hours, Tenant will give Landlord at least 24 hours notice of same, and Tenant will pay as Rent Landlord’s scheduled rate for this service.

(b)	Lighting. Landlord will furnish non-Building Standard lamps, bulbs, ballasts and starters that are part of the Leasehold Improvements for purchase by Tenant at Landlord’s cost, plus Landlord’s standard administration fee. Landlord will install non-Building Standard lighting items at Landlord’s scheduled rate for this service.

(c)	Other Utilities and Services. Tenant will pay as Rent the actual cost of utilities or services (other than HVAC and lighting addressed in §6.2(a) and (b)) either used by Tenant or provided at Tenant’s request in excess of that provided as part of the Standard Services, plus Landlord’s standard administration fee. Tenant’s excess consumption may be estimated by Landlord unless either Landlord requires or Tenant elects to install Building Standard meters to measure Tenant’s consumption.

(d)	Additional Systems and Metering. Landlord may require Tenant, at Tenant’s expense, to upgrade or modify existing Mechanical Systems serving the Premises or the Leasehold Improvements to the extent necessary to meet Tenant’s excess requirements (including installation of Building Standard meters to measure the same).

(e)	Scheduled Rates. Landlord reserves the right, in its sole and absolute discretion and with or without notice, to periodically increase or otherwise adjust the rates charged for Additional Services.

6.3        Alternate Electrical Billing. Landlord may elect at any time during the Term after the Base Year, and continuing for the remainder of the Term, to separately meter Tenant’s total consumption of electricity in the Premises, including lighting and convenience outlets. If Landlord so elects, then Landlord shall notify Tenant of such election and in lieu of calculating Tenant’s Share of Electrical Costs as set forth in Section 4.2(f), Tenant’s Share of Electrical Costs shall be equal to the actual cost of the electricity consumed within the Premises (including applicable sales, use, excise and other taxes) plus Tenant’s Share of other costs of providing electrical service to the Project.

6.4        Telecommunications Services. Tenant will contract directly with third party providers and will be solely responsible for paying for all telephone, data transmission, video and other telecommunication services (“Telecommunication Services”) subject to the following:

(a)	Providers. Each Telecommunications Services provider that does not already provide service to the Building shall be subject to Landlord’s reasonable approval. Without liability to Tenant, the license of any Telecommunications Services provider servicing the Building may be terminated by Landlord under the terms of the license, or not renewed upon the expiration of the license.

(b)	Tenant’s Wiring. Landlord may, in its reasonable discretion, designate the location of all wires, cables, fibers, equipment, and connections (“Tenant’s Wiring”) for Tenant’s Telecommunications Services, and restrict and control access to telephone cabinets and rooms. Tenant may not use or access the Base Building, Common Areas or roof for Tenant’s Wiring without Landlord’s prior written consent, which shall not be unreasonably withheld, or for which Landlord may charge a fee determined by Landlord.

(c)	Tenant Sole Beneficiary. This §6.4 is solely for Tenant’s benefit, and no one else shall be considered a third party beneficiary of these provisions.

(d)	Removal of Equipment. Any and all telecommunications equipment and other facilities for telecommunications transmission (including, without limitation, Tenant’s Wiring) installed in the Premises or elsewhere in the Project by or on behalf of Tenant shall be removed prior to the expiration or earlier termination of the Term by Tenant at its sole cost or, at Landlord’s election, by Landlord at Tenant’s sole cost, with the cost thereof to be paid as Additional Rent. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any or all of Tenant’s Wiring and related infrastructure, or select components thereof, whether located in the Premises or elsewhere in the Project.

10

6.5        Interruption of Services.

(a)	Without breaching this Lease, Landlord may:

(1)	Comply with laws or voluntary government or industry guidelines concerning the services to be provided by Landlord or obtained by Tenant under this Article 6;

(2)	Interrupt, limit or discontinue the services to be provided by Landlord or obtained by Tenant under this Article 6 as may be reasonably required during an emergency or Force Majeure event; or

(3)	If Landlord gives Tenant reasonable prior notice and uses commercially reasonable efforts not to disturb Tenant’s use of the Premises for the Use, interrupt, limit or discontinue the services to be provided by Landlord or obtained by Tenant under this Article 6 to repair and maintain the Project under §7.2, or make any improvements or changes to the Project.

(b)	Abatement for Interruption of Standard Services. If all or a part of the Premises is untenantable because of an interruption in a utility service that prevents Landlord from providing any of the Standard Services for more than two (2) consecutive days, then from the third (3rd) consecutive day of interruption until the Standard Services are restored, Landlord shall abate Tenant’s Base Rent and Additional Rent, subject to the following:

(1)	Landlord will only abate Base Rent and Additional Rent to the extent the Premises are untenantable and not actually used by Tenant to conduct business;

(2)	Landlord will only abate Base Rent and Additional Rent if the interruption of Standard Services is within Landlord’s reasonable control to remedy; and

(3)	Landlord will only abate Base Rent and Additional Rent to the extent the interruption in Base Rent and Additional Rent is covered by insurance Landlord must maintain under §9.2.

(c)	No Other Liability. Except as provided under §6.5(b), Landlord will not be liable in any manner for any interruption in services to be provided by Landlord or obtained by Tenant under this Article 6 (including damage to Tenant’s Personal Property, consequential damages, actual or constructive eviction, or abatement of any other item of Rent).

6.6        Recycling. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of the jurisdiction in which the Building is located and of the federal, municipal, and local governments, departments, commissions, agencies and boards having jurisdiction over the Building to the extent that they or this Lease impose on Tenant duties and responsibilities regarding the collection, sorting, separation, and recycling of trash. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this §6.6, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, using counsel reasonably satisfactory to Landlord.

7.	REPAIRS

7.1        Tenant’s Repairs. Except as provided in Articles 10 and 12 hereof, during the Term Tenant shall, at Tenant’s cost, repair and maintain (and replace, as necessary) the Leasehold Improvements and keep the Premises in good order and condition. Tenant shall be responsible for the costs to repair (and replace, as necessary) any portion of the Project damaged by Tenant or Tenant’s agents, contractors, or invitees. Tenant’s work under this §7.1(a) is subject to the prior approval and supervision of Landlord, including, without limitation, Landlord’s approval of all contractors and subcontractors performing the work, (b) must be performed in compliance with laws and Building rules and regulations, and (c) must be performed in a first-class, lien free and workmanlike manner, using materials not less than Building Standard.

11

7.2        Landlord’s Repairs. Except as provided in Articles 10 and 12 hereof, during the Term Landlord shall, at Landlord’s cost (but included as Expenses to the extent provided in §4.2) repair and maintain (and replace, as necessary) all parts of the Project that are not Tenant’s responsibility to repair and maintain under §7.1 (or any other tenant’s responsibility under their respective lease) and keep the Project in good order and condition according to the standards prevailing for comparable office buildings in the area in which the Building is located. Tenant may not repair or maintain the Project on Landlord’s behalf or offset any Rent for any repair or maintenance of the Project that is undertaken by Tenant.

8.	ALTERATIONS

8.1        Alterations by Tenant. “Alterations” mean any modifications, additions or improvements to the Premises or Leasehold Improvements made by Tenant during the Term, including modifications to the Base Building or Common Areas required by law as a condition of performing the work. Alterations do not include tenant improvements made under any Work Letter attached to this Lease. Alterations are made at Tenant’s sole cost and expense, subject to the following:

(a)	Consent Required. All Alterations require Landlord’s prior written consent. If a Design Problem (as such term is defined below) exists, Landlord may withhold its consent in Landlord’s sole and absolute discretion; otherwise, Landlord will not unreasonably withhold its consent. In either case, Landlord may condition its consent to any item of Alterations on the requirement that Tenant remove this item of Alterations upon termination of this Lease. “Design Problem” means a condition that results, or will result, from Alterations that are proposed, being performed or have been completed that either:

(1)	Do not comply with laws;

(2)	Do not meet or exceed the Building Standard;

(3)	Exceed the capacity, adversely affects, is incompatible with, or impairs Landlord’s ability to, or increases the cost to Landlord to, maintain, operate, alter, modify or improve the Base Building;

(4)	Affect the exterior appearance of the Building or Common Areas;

(5)	Violate any agreement affecting the Project;

(6)	Cost more to demolish than Building Standard improvements;

(7)	Violate any insurance regulations or standards for a fire-resistive office building; or

(8)	Locate any equipment, Tenant’s Wiring or Tenant’s Personal Property on the roof of the Building, in Common Areas or in telecommunications or electrical closets.

(b)	No Consent Required. Notwithstanding the foregoing, Tenant may make Alterations without obtaining Landlord’s prior written consent and without payment of an Alterations Fee, provided that Tenant gives Landlord reasonable prior written notice of same and further provided that such Alterations (1) are purely cosmetic in nature (including painting, carpeting and the installation of floor covering or wall covering), (2) will not constitute or give rise to a Design Problem, (3) cost less than Fifty Thousand Dollars ($50,000) in any one instance, and (4) do not require a governmental permit of any kind.

(c)	Performance of Alterations. Alterations shall be performed by Tenant in a good and workman-like manner according to plans and specifications approved by Landlord. Approval by Landlord of any such plans and specifications shall not be a representation or warranty of Landlord that such plans and specifications are adequate for any use, purpose, or condition, or that such plans and specifications comply with any applicable law or code. All Alterations shall comply with law and insurance requirements, including, without limitation, the Americans with Disabilities Act of 1990, and any regulations issued thereunder, as the same may be amended from time to time (“ADA”). Landlord’s designated contractors must perform Alterations affecting the Base Building or Mechanical Systems; and, all other work will be performed by qualified contractors that meet Landlord’s insurance requirements and are otherwise approved by Landlord. Promptly after completing any Alterations, Tenant will deliver to Landlord “as-built” CADD plans, proof of payment, a copy of the recorded notice of completion, and all unconditional lien releases.

12

(d)	Bonding. If requested by Landlord, before commencing Alterations, Tenant shall, at Tenant’s cost, obtain bonds, or deposit with Landlord other security acceptable to Landlord for the payment and completion of the Alterations. These bonds or other security shall be in form and amount reasonably acceptable to Landlord.

(e)	Alterations Fee. Tenant shall pay Landlord as Rent five percent (5%) of the total construction costs of the Alterations to cover review of Tenant’s plans and construction coordination by its own employees. In addition, Tenant shall reimburse Landlord for the actual cost that Landlord reasonably incurs to have engineers, architects or other professional consultants review Tenant’s plans and work in progress, or inspect the completed Alterations.

8.2        Alterations by Landlord. Landlord may make any modifications, additions, renovations or improvements to the Project that Landlord deems appropriate, provided Landlord uses commercially reasonable efforts to avoid disrupting Tenant’s business.

8.3        Liens and Disputes. Tenant will keep title to the Land and Building free of any liens concerning the Leasehold Improvements, Alterations, or Tenant’s Personal Property, and will take whatever action is required to have any of such liens released and removed of record within fifteen (15) days after the filing thereof (including, as necessary, posting a bond or other deposit). To the extent legally permitted, each contract and subcontract for Alterations will provide that no lien attaches to or may be claimed against the Project other than Tenant’s leasehold interest in the Premises.

9.	INSURANCE

9.1        Tenant’s Insurance.

(a)	Tenant’s Coverage. During the Term, Tenant will provide and keep in force the following coverage:

(1)	Commercial general liability insurance insuring Tenant’s use and occupancy of the Premises and Common Areas, and covering personal and bodily injury, death, and damage to others’ property of not less than the Liability Limit. Each of these policies shall include cross liability and severability of interests clauses, and be written on an occurrence, and not claims-made, basis. Each of these policies shall name Landlord and any other party reasonably designated by Landlord as an additional insured.

(2)	Insurance required by law, including workers’ compensation insurance.

(b)	Insurers and Terms. Each policy required under §9.1(a) shall be written with insurance companies licensed to do business in the state in which the Building is located, and be on terms that are acceptable to Landlord.

(c)	Proof of Insurance. Tenant shall provide Landlord with certificates of insurance or other reasonable proof that the coverage required under §9.1(a) is in effect. Tenant will provide reasonable proof at least thirty (30) days before any policy expires that the expiring policy will be replaced.

9.2         Landlord’s Insurance.

(a)	Landlord’s Coverage. During the Term, Landlord will keep in force the following coverage:

(1)	Commercial general liability insurance.

(2)	Causes of loss – special form commercial property insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) covering the full replacement cost of the Project improvements (excepting the Leasehold Improvements to be insured by Tenant). Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Tenant.

(3)	Boiler and machinery or equipment breakdown insurance.

13

(4)	Other insurance that Landlord elects to maintain.

(b)	Terms. Each of the policies required under §9.2(a) will have those limits, deductibles, retentions and other terms that Landlord prudently determines.

10.	DAMAGE OR DESTRUCTION

10.1        Damage and Repair. If the Leasehold Improvements, Premises or Building is damaged by fire or other casualty, then the parties will proceed as follows:

(a)	Landlord’s Estimates. As soon as reasonably practicable under the circumstances including the scope of the casualty, Landlord will assess any damage to the Premises and Building (but not the Leasehold Improvements) and notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repairs and restoration of the Premises and Building (“Repair Estimate”). Landlord will also estimate the time that the Premises will be untenantable (“Interruption Estimate”). Within thirty (30) days after the later of the issuance of the Repair Estimate, issuance of the Interruption Estimate, or receipt of any denial of coverage or reservation of rights from Landlord’s insurer, each party may terminate the Lease by written notice to the other on the following conditions:

(1)	Landlord may elect to terminate this Lease if either:

(A)	The damage occurs during the last year of the Term, or

(B)	The Repair Estimate exceeds one hundred eighty (180) days, or

(C)	The repair and restoration is not fully covered by insurance maintained or required to be maintained by Landlord (subject only to those deductibles or retentions Landlord elected to maintain) or Landlord’s insurer denies coverage or reserves its rights on coverage or any mortgagee of the Building requires that insurance proceeds be applied to the indebtedness secured by its mortgage.

(2)	Tenant may elect to terminate this Lease if the Interruption Estimate exceeds one hundred eighty (180) days and Tenant did not cause the damage.

(b)	Repair and Restoration. If neither party terminates the Lease under §10.1(a), then the Lease shall remain in full force and effect and the parties will proceed as follows:

(1)	Landlord will repair and restore the Premises and/or the Building, as applicable (but not the Leasehold Improvements) to substantially the same condition existing prior to such damage, except for modifications required by law. Landlord will perform such work reasonably promptly, subject to delay for loss adjustment, Tenant Delay and Force Majeure.

(2)	Tenant will repair and restore the Leasehold Improvements reasonably promptly to the condition existing prior to such damage, but not less than then current Building Standard, except for modifications required by law.

(3)	Tenant may not terminate this Lease if the actual time to perform the repairs and restoration exceeds the Repair Estimate, or the actual interruption exceeds the Interruption Estimate.

10.2        Rent Abatement. If Tenant did not cause the damage or destruction under §10.1, and as a result of the damage or destruction the Premises are rendered untenantable for more than five (5) consecutive days, then from the sixth (6th) consecutive day Tenant’s Base Rent and Additional Rent shall be abated to the extent that the Premises are untenantable. Such abatement shall terminate upon Tenant’s occupancy of the restored Premises, but in any event not later than the fifteenth (15th) day after completion of Landlord’s required repairs and restoration of the Premises and that portion of the Building necessary for Tenant’s occupancy of the Premises. Tenant’s sole remedy will be the abatement of Base Rent and Additional Rent provided under this §10.2, and Landlord will not be liable to Tenant for any other amount or remedy, including damages to Tenant’s Personal Property, consequential damages, actual or constructive eviction, termination of this Lease, or abatement of any other item of Rent.

14

11.	INDEMNITY

11.1        Claims. “Claims” mean any and all liabilities, losses, claims, demands, damages or expenses that are suffered or incurred by a party, including attorneys’ fees reasonably incurred by that party in the defense or enforcement of the rights of that party.

11.2        Tenant’s Indemnity.

(a)	Landlord’s Waivers. LANDLORD WAIVES ANY CLAIMS AGAINST TENANT AND ITS AFFILIATES FOR PERILS INSURED OR REQUIRED TO BE INSURED BY LANDLORD UNDER SUBSECTIONS (2) AND (3) OF §9.2(A), WHICH WAIVER WILL APPLY EVEN IF A CLAIM IS CAUSED IN WHOLE OR IN PART BY THE SOLE NEGLIGENCE, ORDINARY NEGLIGENCE OR STRICT LIABILITY OF TENANT OR ITS AFFILIATES (IT BEING THE EXPRESS INTENT OF LANDLORD AND TENANT TO SHIFT THE RISK OF LIABILITY FOR SUCH CLAIMS TO THE INSURER), EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR ITS AFFILIATES.

(b)	Claims Against Landlord. Unless waived by Landlord under §11.2(a) above, Tenant will indemnify and defend (with counsel reasonably approved by Landlord) Landlord and its Affiliates and hold each of them harmless from and against Claims arising from:

(1)	Any accident or occurrence on or about the Premises, except to the extent caused by the negligence or willful misconduct of Landlord or its Affiliates;

(2)	Tenant’s or any of its Affiliates’ negligence or willful misconduct or that of their agents, contractors, employees or invitees;

(3)	Tenant’s failure to comply with this Lease; or

(4)	Any claim for commission or other compensation made by a broker claiming to act through or on behalf of Tenant.

11.3        Landlord’s Indemnity.

(a)	Tenant’s Waivers. TENANT WAIVES ANY CLAIMS AGAINST LANDLORD AND ITS AFFILIATES FOR:

(1)	PERIL INSURED OR REQUIRED TO BE INSURED BY TENANT UNDER SUBSECTIONS (2), (3) AND (8) OF §9.1(A), WHICH WAIVER WILL APPLY EVEN IF A CLAIM IS CAUSED IN WHOLE OR IN PART BY THE SOLE NEGLIGENCE, ORDINARY NEGLIGENCE OR STRICT LIABILITY OF LANDLORD OR ITS AFFILIATES (IT BEING THE EXPRESS INTENT OF LANDLORD AND TENANT TO SHIFT THE RISK OF LIABILITY FOR SUCH CLAIMS TO THE INSURER), EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AFFILIATES, AND

(2)	DAMAGE CAUSED BY ANY PUBLIC UTILITY, PUBLIC WORK, OTHER TENANTS OR OCCUPANTS OF THE PROJECT, OR PERSONS OTHER THAN LANDLORD.

(b)	Claims against Tenant. Unless waived by Tenant under §11.3(a) above, Landlord will indemnify and defend Tenant (with counsel reasonably approved by Tenant) and its Affiliates and hold each of them harmless from and against Claims arising from:

(1)	Landlord’s or any of its Affiliates’ negligence or willful misconduct;

(2)	Landlord’s default of this Lease; or

(3)	Any claim for commission or other compensation made by a broker claiming to act through or on behalf of Landlord.

15

11.4        Affiliates Defined. “Affiliates” mean, with respect to a party, (a) that party’s partners, members, shareholders and joint venturers, (b) each corporation or other entity that is a parent or subsidiary of that party, (c) each corporation or other entity that is controlled by or under common control of a parent of such party, and (d) the directors, officers, managers, employees and agents of that party and each person or entity described in this §11.4(a) through (c).

11.5        Survival of Waivers and Indemnities. Landlord’s and Tenant’s waivers and indemnities under §11.2 and §11.3 will survive the expiration or early termination of this Lease.

12.	CONDEMNATION

12.1        Taking. “Taking” means the acquiring of all or part of the Project for any public or quasi-public use by exercise of a right of eminent domain or under any other law, or any sale in lieu thereof. If a Taking occurs:

(a)	The Lease will terminate as of the date of a Taking if substantially all of the Premises becomes untenantable for substantially all of the remaining Term because of the Taking.

(b)	If the Lease is not terminated under §12.1(a), Landlord shall restore or alter the Premises after the Taking to be tenantable, unless Landlord reasonably determines that it will be uneconomical to do so, in which case Landlord may terminate the Lease upon sixty (60) days prior written notice to Tenant.

(c)	If the Lease is not terminated under §12.1(a), more than twenty percent (20%) of the Premises is untenantable because of the Taking, Tenant cannot operate Tenant’s business for the Use in the Premises after such Taking, and Landlord is unable to provide Tenant with comparable premises in the Project, then Tenant may terminate the Lease upon sixty (60) days prior written notice to Landlord.

(d)	If the Lease is not terminated under §12.1(a), (b) or (c), the Rent payable by Tenant will be reduced for the term of the Taking based upon the rentable area of the Premises made untenantable by the Taking.

12.2        Awards. Landlord is entitled to the entire award for any claim for a Taking of any interest in this Lease or the Project, without deduction or offset for Tenant’s estate or interest; however, Tenant may make a claim for relocation expenses and damages to Tenant’s Personal Property and business to the extent that Tenant’s claim does not reduce Landlord’s award.

13.	TENANT TRANSFERS

13.1        Consent Not Required. Tenant shall have the right to transfer its interest in this Lease or the Premises without Landlord’s prior consent, but with notice to Landlord.

13.2        Effect of Transfers. No transfer releases Tenant from any Lease obligation. If Tenant is in Default of this Lease, Landlord may proceed against Tenant without exhausting any remedies against any transferee and may require (by written notice to any transferee) any transferee to pay transfer rent owed Tenant directly to Landlord (which Landlord will apply against Tenant’s Lease obligations). Termination of this Lease for any reason will not result in a merger. Each sublease will be deemed terminated upon termination of this Lease unless Landlord notifies the subtenant in writing of Landlord’s election to assume any sublease, in which case the subtenant shall attorn to Landlord under the executory terms of the sublease.

14.	LANDLORD TRANSFERS

14.1        Landlord’s Transfer. Landlord’s right to transfer any interest in the Project or this Lease is not limited by this Lease. Upon any such transfer, Tenant will attorn to Landlord’s transferee and Landlord will be released from liability under this Lease, except for any Lease obligations accruing before the transfer that are not assumed by the transferee.

14.2        Subordination. This Lease is, and will at all times be, subject and subordinate to each ground lease, mortgage, deed to secure debt or deed of trust now or later encumbering the Project or any portion thereof, including each renewal, modification, supplement, amendment, consolidation or replacement thereof (each, an “Encumbrance”). Within ten (10) business days of Landlord’s request, Tenant will, without charge, execute, acknowledge and deliver to Landlord (or, at Landlord’s request, the Encumbrance holder) any instrument reasonably necessary to evidence this subordination. If Tenant fails to execute and deliver such instrument within said ten (10) business day period, Tenant hereby authorizes Landlord to execute the same as Tenant’s attorney in fact. Notwithstanding the foregoing, each Encumbrance holder may unilaterally elect to subordinate its Encumbrance to this Lease.

16

14.3        Attornment. Upon written request of a Successor Landlord (as such term is defined below), Tenant will attorn to any transferee of Landlord’s interest in the Project that succeeds Landlord by reason of a termination, foreclosure or enforcement proceeding of an Encumbrance, or by delivery of a deed in lieu of any foreclosure or proceeding (a “Successor Landlord”). In this event, the Lease will continue in full force and effect as a direct lease between the Successor Landlord and Tenant on all of the terms of this Lease, except that the Successor Landlord shall not be:

(a)	Liable for any obligation of Landlord under this Lease, or be subject to any counterclaim, defense or offset accruing before Successor Landlord succeeds to Landlord’s interest;

(b)	Bound by any modification or amendment of this Lease made without Successor Landlord’s written consent, except for any amendment or modification of this Lease pursuant to Tenant’s strict exercise of an express right or option granted to Tenant under this Lease;

(c)	Bound by any prepayment of more than one month’s Rent;

(d)	Obligated to return any Security Deposit not paid over to Successor Landlord; or

(e)	Obligated to make any improvements to the Premises (or provide an allowance therefor). Upon Successor Landlord’s request, Tenant will, without charge, promptly execute, acknowledge and deliver to Successor Landlord any instrument reasonably necessary required to evidence such attornment.

14.4        Estoppel Certificate. Within ten (10) days after receipt of Landlord’s written request, Tenant (and each guarantor of the Lease) will execute, acknowledge and deliver to Landlord a certificate upon which Landlord and each existing or prospective Encumbrance holder may rely confirming the following to the best of Tenant’s knowledge (or any exceptions to the following):

(a)	The Commencement Date and Expiration Date;

(b)	The documents that constitute the Lease, and that the Lease is unmodified and in full force and effect;

(c)	The date through which Base Rent, Additional Rent, and other Rent has been paid;

(d)	That neither Landlord nor Tenant is in Default;

(e)	That Landlord has satisfied all Lease obligations to improve the Premises (or provide Tenant an allowance therefor) and Tenant has accepted the Premises;

(f)	That Tenant solely occupies the Premises; and

(g)	Such other matters concerning this Lease or Tenant’s occupancy that Landlord may reasonably require.

15.	DEFAULT AND REMEDIES

15.1        Default by Tenant.

(a)	Tenant will be in “Default” of this Lease if Tenant either:

(1)	Fails to pay Rent when due, and the failure continues for three (3) days after Landlord notifies Tenant of this failure under §17.2 (Tenant waiving any other notice that may be required by law);

(2)	Fails to perform a non-monetary Lease obligation of Tenant and the failure continues for thirty (30) days after Landlord notifies Tenant of this failure, but:

(A)	In an emergency, Landlord may require Tenant to perform this obligation in a reasonable time of less than ten (10) days, or

(B)	If it will reasonably take more than thirty (30) days to perform this obligation, then Tenant will have a reasonable time not exceeding ninety (90) days to perform this obligation, but only if Tenant commences performing this obligation within thirty (30) days after Landlord notifies Tenant of this failure;

17

(3)	Fails, within thirty (30) days after it occurs, to discharge any attachment or levy on Tenant’s interest in this Lease; or

(4)	Fails, within sixty (60) days after it occurs, to have vacated or dismissed any appointment of a receiver or trustee of Tenant’s assets (or any Lease guarantor’s assets), or any voluntary or involuntary bankruptcy or assignment for the benefit of Tenant’s creditors (or any Lease guarantor’s creditors).

(b)	If Tenant is in Default, Landlord may, without prejudice to the exercise of any other remedy, exercise any remedy available under law, including those described below:

(1)	Landlord may enter the Premises as reasonably required and cure Tenant’s Default on Tenant’s behalf without releasing Tenant from any Lease obligation, and Tenant shall reimburse Landlord on demand for all costs of such cure, plus Landlord’s standard administration fee.

(2)	Landlord may terminate this Lease upon notice to Tenant (on a date specified in the notice) and recover possession of the Premises from Tenant. At Landlord’s election, either:

(A)	Landlord may recover any Rent unpaid as of the termination date, and Tenant will remain liable for the payment when due of Rent for the remaining Term, less the proceeds that Landlord receives in reletting the Premises, but only after Landlord is reimbursed from these proceeds for the expenses Landlord incurs to recover possession of the Premises and relet the Premises; or

(B)	Landlord may recover any Rent unpaid as of the termination date, and further recover the present value as of the termination date (calculated using the then current discount rate of the Federal Reserve Bank of New York) of the Rent to be paid for the Term remaining after the termination date (assuming 8% annual increases in Additional Rent) exceeds the proceeds that Landlord receives in reletting the Premises, but only after Landlord is reimbursed from these proceeds for the expenses Landlord incurs to recover possession of the Premises and relet the Premises.

(3)	Landlord may use reasonably necessary force to enter and take possession of all or any part of the Premises, expel Tenant or any other occupant, and remove their personal property, and the entry will not constitute a trespass or terminate the Lease. After regaining possession of the Premises, Landlord may relet the Premises for Tenant’s account, but Landlord will not be responsible or liable if Landlord fails to do so or is unable to collect rent due from any reletting. Tenant will continue to pay Rent due, less a credit for the proceeds that Landlord receives in reletting the Premises, but only after Landlord is reimbursed from these proceeds for the expenses Landlord incurs to recover possession of the Premises and relet the Premises.

(4)	For any amounts owed under (1), (2) or (3), Landlord may recover interest at the greater of the interest rate permitted under law or 10% (“Default Rate”) from the date each amount is due until paid by Tenant.

15.2        Landlord’s Default and Remedies.

(a)	Landlord will be in “Default” of this Lease if Landlord fails to perform any Lease obligation of Landlord and this failure continues for twenty (20) days after Tenant notifies Landlord of such failure, or such longer period of time as is reasonable if more than twenty (20) days is reasonably required to perform this obligation if performance commences within this twenty (20)-day period and is diligently prosecuted to completion.

18

(b)	If Landlord is in Default, then Tenant may exercise any remedy available under law that is not waived or limited under this Lease, subject to the following:

(1)	Tenant may not terminate this Lease due to any Landlord Default until Tenant notifies each Encumbrance holder and each Encumbrance holder is provided a reasonable opportunity to gain legal possession of the Project and, after gaining possession, cure the Default.

(2)	Landlord’s liability under this Lease is limited to Landlord’s interest in the Building, and if Landlord is comprised of more than one entity, the liability of each entity comprising Landlord shall be several only (not joint) based upon such entity’s proportionate share of ownership in the Building.

(3)	No liability under this Lease is assumed by Landlord’s Affiliates.

(4)	Any liability of Landlord to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under this Lease or any matter relating to the occupancy or use of the Premises and/or the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefore.

15.3         Enforcement Costs. If Landlord or Tenant brings any action against the other to enforce or interpret any provision of this Lease (including any claim in a bankruptcy or an assignment for the benefit of creditors), the prevailing party shall recover from the other reasonable costs and attorneys’ fees incurred in such action.

15.4         WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING ANY MATTER RELATED TO THIS LEASE.

15.5         Force Majeure. If either party shall be delayed in, or prevented from, the performance of any act or service required under this Lease, by reason of strikes, inability to procure materials, failure of power, restrictive governmental laws or regulations, riot, insurrection war, terrorism, or any act of God, or other reasons of a similar or dissimilar nature which are beyond the reasonable control of the party (“Force Majeure”), then the performance of any such act or service shall be excused for the period of the resulting delay. Notwithstanding the foregoing, this paragraph shall not be applied so as to excuse or delay (a) payment of any monies from one party to the other, including Rent, or (b) performance of obligations which can be cured by the payment of monies.

15.6         Right of Termination. At any time during the Term, Tenant shall have the option (“Termination Option”) to terminate the entire Lease if Tenant complies with the following requirements:

(a)          No less than two hundred seventy (270) days prior to the date Tenant wishes the termination of the Lease to be effective (“Proposed Termination Date”), Tenant must provide written notice (the “Termination Notice”) to Landlord of Tenant’s exercise of this Termination Option, time being of the essence;

(b)          Upon the date of the Termination Notice and upon the Proposed Termination Date, Tenant must not then be in Default under the Lease;

(c)          Tenant must comply with all provisions of the Lease with respect to the termination of the Lease and surrender of the Premises, including without limitation, the provisions of Section 3.3 of the Lease;

(d)          Tenant shall pay to Landlord in cash, fifty percent (50%) due with the Termination Notice and fifty percent (50%) due fifteen (15) days prior to the Proposed Termination Date, an amount of money equal to the unamortized portion as of the Proposed Termination Date of Landlord’s Costs. “Landlord’s Costs” shall mean the sum of the following amounts: (i) all of Landlord’s costs of Tenant Improvements in conjunction with the Lease, and (ii) all leasing and brokerage commissions paid by Landlord in connection with the Lease. Such unamortized portion of Landlord’s Costs shall be determined using an annual interest rate of eight percent (8%) over the Scheduled Term of the Lease. Landlord will notify Tenant of the amount of the cost recovery payment within ten (10) business days following the delivery of the Termination Notice; and

19

(e)          Tenant must pay to Landlord in cash, fifty percent (50%) due with the Termination Notice and fifty percent (50%) due fifteen (15) days prior to the Proposed Termination Date, an amount equal to the sum of six (6) months of Base Rent and Additional Rent at the amounts in effect during the month immediately prior to the Proposed Termination Date.

16.         SECURITY DEPOSIT

16.1         Deposit. Tenant will deposit the Security Deposit in cash with Landlord on execution of this Lease. Landlord is not required to either segregate the Security Deposit from any other funds or pay any interest on the Security Deposit. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon a Default. The Security Deposit secures Tenant’s performance of all Lease obligations. Without prejudice to any other remedies, Landlord may apply the Security Deposit against any cost Landlord incurs or damage Landlord suffers because Tenant fails to perform any Lease obligation, including payment of Rent. Upon Landlord’s demand, Tenant shall replenish any Security Deposit applied by Landlord.

16.2         Refund. If Tenant fully and faithfully performs all of its Lease obligations, then Landlord will refund the Security Deposit (or any balance remaining) to Tenant within sixty (60) days after the expiration or early termination of the Term and Tenant’s vacation and surrender of the Premises to Landlord in the condition required by §3.3. If Tenant has assigned this Lease, Landlord may return the Security Deposit to either Tenant or the then current assignee. Landlord’s transfer of the Security Deposit to any transferee of Landlord’s interest in the Building relieves Landlord of its obligations under this section, and Tenant will look solely to Landlord’s transferee for return of the Security Deposit.

17.         MISCELLANEOUS

17.1         Rules and Regulations. Tenant will comply with the Rules and Regulations attached as EXHIBIT C. Landlord may reasonably modify or add to the Rules and Regulations upon notice to Tenant. If the Rules and Regulations conflict with this Lease, the Lease shall govern.

17.2         Notice. Notice to Landlord must be given to Landlord’s Notice Addresses. Notice to Tenant must be given to Tenant’s Notice Addresses. By notice to the other, either party may change its Notice Address. Each notice must be in writing and must be: (a) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, or (b) hand delivered by local courier or national overnight delivery service (e.g., Federal Express). Notice sent by certified mail, postage prepaid, shall be effective two (2) business days after being deposited in the United States Mail; notices sent by hand delivery or overnight courier shall be effective one (1) business day after being deposited with the courier service.

17.3         Building Name. Tenant shall not use the Building’s name or image for any purpose, other than Tenant’s address. Landlord may change the name of the Building without any obligation or liability to Tenant.

17.4         Entire Agreement. This Lease is deemed integrated and contains all of each party’s representations, waivers and obligations. The parties may only modify or amend this Lease in a writing that is fully executed and delivered by both parties.

17.5         Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

17.6         Successors. Unless provided to the contrary elsewhere in this Lease, this Lease binds and inures to the benefit of each party’s heirs, successors and permissible assignees.

17.7         No Waiver. A party’s waiver of a breach of this Lease will not be considered a waiver of any other breach. No custom or practice that develops between the parties will prevent either party from requiring strict performance of the terms of this Lease. No Lease provision or act of a party creates any relationship between the parties other than that of landlord and tenant.

17.8         Independent Covenants. The covenants of this Lease are independent. A court’s declaration that any part of this Lease is invalid, void or illegal will not impair or invalidate the remaining parts of this Lease, which will remain in full force and effect.

17.9         Captions. The use of captions, headings, boldface, italics or underlining is for convenience only, and will not affect the interpretation of this Lease.

20

17.10         Authority. Individuals signing this Lease on behalf of either party represent and warrant that they are authorized to bind that party.

17.11         Applicable Law/Venue. THIS LEASE IS GOVERNED BY THE LAWS OF STATE OF TEXAS, REGARDLESS OF ITS CONFLICTS PROVISION OR CHOICE OF LAW RULES. IN ANY ACTION BROUGHT UNDER THIS LEASE, TENANT SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS. TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT AGREE THAT VENUE FOR ANY ACTION BROUGHT BY EITHER AGAINST THE OTHER IN CONNECTION WITH THIS LEASE SHALL LIE EXCLUSIVELY IN THE STATE OR FEDERAL COURTS SITTING IN THE COUNTY AND STATE IN WHICH THE BUILDING IS LOCATED.

17.12         Confidentiality. Tenant will not record this Lease or a memorandum of this Lease without Landlord’s prior written consent. Tenant will keep the terms of this Lease confidential and, unless required by law, may not disclose the terms of this Lease to anyone other than Tenant’s Affiliates to the extent necessary to Tenant’s business.

17.13         Reasonableness. Tenant’s sole remedy for any claim against Landlord that Landlord has unreasonably withheld or unreasonably delayed any consent or approval shall be an action for injunctive or declaratory relief.

17.14         Time. Time is of the essence as to all provisions in this Lease in which time is a factor.

17.15         Quiet Enjoyment. So long as Tenant is not in Default, Tenant shall have the right to peacefully and quietly enjoy the Premises for the Term under the terms of this Lease.

17.16         Right to Enter Premises. Landlord may enter the Premises at any reasonable time to inspect the Premises, show the Premises to prospective lenders, purchasers or tenants, or perform Landlord’s duties under this Lease.

17.17         Lender Approval. If a mortgagee of the Building has the right to consent to this Lease and fails to give such consent, Landlord shall have the right, in its sole and absolute discretion, to terminate and cancel this Lease within thirty (30) days following the Execution Date. Such option shall be exercisable by Landlord by written notice to Tenant of such termination, whereupon this Lease shall be deemed cancelled and terminated, and both Landlord and Tenant shall be relieved of any and all liabilities and obligations hereunder.

17.18         Exhibits. The exhibits attached to this Lease are incorporated herein. If any exhibit is inconsistent with the terms of this Lease, the provisions of this Lease will govern.

17.19         No Light, Air or View Easement. This lease does not create, nor shall Tenant have, any easement, express or implied, or any other right for light, air or view to or from the Premises. Any reduction or blockage of light, air or view by any structure which may be erected after the Execution Date shall in no way affect this Lease, the obligations of Tenant hereunder or impose any additional liability on Landlord.

17.20         DTPA Waiver. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

17.21         Waiver of Tax Protest. IF THE BUILDING IS LOCATED IN THE STATE OF TEXAS, TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

[signatures to immediately follow]

21

having read and intending to be bound by the terms and provisions thereof, landlord and tenant have executed this lease as of the date.

Tenant:		Landlord:

{TENANT ENTITY},		{LANDLORD ENTITY},
a	__________________________	__________________,
a

By:		By:

Print:		Print:

Title:		Title:

Signature Page

EXHIBIT A – LOCATION OF PREMISES

 {BUILDING’S ADDRESS}

Suite #zzz

1

EXHIBIT B – THE LAND

2

EXHIBIT C – RULES AND REGULATIONS

1.          Landlord’s Entry. Landlord may enter the Premises at all reasonable hours to perform its obligations under this Lease. During the last twelve (12) months of the Term, Landlord may enter the Premises with reasonable prior notice to Tenant to show the Premises to prospective tenants.

2.          Right to Exclude. Landlord may require that Tenant, its Affiliates and guests comply with each reasonable security measure that Landlord may establish as a condition entry to the Premises, Building or Project. These measures may include submitting to a search by persons or devices employed by Landlord, presenting an identification card or pass issued by the government, Landlord, or both, being announced to Tenant and accepted as a visitor by Tenant, and signing a register on entry and exit. Any person who cannot comply with these requirements may be excluded from the Project. If Landlord requires a Building pass issued by Landlord as a condition of entry to the Premises, Building or Project, Landlord will furnish a Building pass to all persons reasonably designated by Tenant in writing. Landlord may exclude or expel from the Project any person who, in Landlord’s reasonable opinion, is intoxicated or under the influence of alcohol or drugs.

3.          Obstructions. Tenant will not cause the Common Areas, or sidewalks or driveways outside the Building to be obstructed. Landlord may, at Tenant’s expense, remove any such obstruction without prior notice to Tenant.

4.          Trash. Tenant will place trash in proper receptacles in the Premises provided by Tenant at Tenant’s cost, or in Building receptacles designated by Landlord. Tenant may not litter in the Common Areas, or sidewalks or driveways outside the Building.

5.          Public Safety. Tenant will not throw anything out of doors, windows or skylights, down passageways or over walls. Tenant will not use any fire exits or stairways in the Building except in case of emergency.

6.          Keys and Locks. Landlord may from time to time install and change locks on entrances to the Project, Building, Common Areas or Premises, and will provide Tenant a number of keys to meet Tenant’s reasonable requirements. Additional keys will be furnished by Landlord at Tenant’s cost. At the end of the Term, Tenant will promptly return to Landlord all keys for the Building and Premises issued by Landlord to Tenant. Unless Tenant obtains Landlord’s prior written consent, Tenant will not add any locks or change existing locks on any door to the Premises, or in or about the Premises. If, with Landlord’s consent, Tenant installs any lock incompatible with the Building master locking system, Tenant will: relieve Landlord of each Lease obligation that requires access to each affected area; indemnify Landlord against any Claim resulting from forced entry to each affected area in an emergency; and, at the end of the Term, remove each incompatible lock and replace it with a Building Standard lock at Tenant’s expense.

7.          Aesthetics. Unless Tenant obtains Landlord’s prior written consent (which may be withheld in Landlord’s sole and absolute discretion), Tenant may not:

(a)	Attach any awnings, signs, displays or projections to either the outside walls or windows of the Building, or to any part of the Premises visible from outside the Premises;

(b)	Hang any non-Building Standard curtains, blinds, shades or screens in any window or door of the Premises;

(c)	Coat or sunscreen the interior or exterior of any windows; or

(d)	Place any objects on windowsills.

8.          Directories and Signs. Subject to any space limitations, Tenant will be entitled to listing in the Building’s directory in the main lobby, and one (1) Building Standard tenant identification sign (consisting of Tenant’s name and suite number) at the entrance to the Premises. The initial lobby directory listing and Premises sign will be at Landlord’s cost and expense, and any changes to the listing or sign will be made at Tenant’s cost and expense.

1

9.          HVAC Operation. Tenant will not obstruct the HVAC convectors or diffusers, or adjust or interfere with the HVAC system. Tenant will assist the HVAC system in maintaining comfort in the Premises by drawing shades, blinds and other window coverings in the Premises as may be reasonable required. Tenant may not use any method of heating or cooling the Premises other than that supplied by Landlord.

10.         Plumbing. Tenant will use plumbing fixtures only for the purpose for which they are constructed. Tenant will reimburse Landlord for any damage caused by Tenant’s misuse of plumbing fixtures.

11.         Equipment Location. Landlord may specify the location of any of Tenant’s Business machines, mechanical equipment or other property that are unusually heavy, may damage the Building, or may cause vibration, noise or annoyance to other tenants. Tenant will reimburse Landlord for any professional engineering certification or assistance reasonably required to determine the location of these items.

12.         Bicycles. Tenant may not bring bicycles or other vehicles into the Building or Premises. Bicycles and other vehicles may only be parked in areas designated by Landlord.

13.         Animals. Tenant may not bring any birds or animals, excepting seeing-eye/assistance dogs, into the Building or Premises.

14.         Carpet Protection. To protect carpeting in the Premises, Tenant will, at its own expense, install and maintain pads to protect the carpet under all furniture having castors other than carpet castors.

15.         Elevators. Any use of the elevators for purposes other than normal passenger use (such as moving to or from the Building or delivering freight), whether during or after Business Hours, must be scheduled through the office of the Property Manager. Tenant will reimburse Landlord for any extra costs incurred by Landlord in connection with any such non-passenger use of the elevators.

16.         Moving and Deliveries. Moving of Tenant’s Personal Property and deliveries of materials and supplies to the Premises must be made during the times and through the entrances, elevators and corridors reasonably designated by Landlord. Moving and deliveries may not be made through any of the main entrances to the Building without Landlord’s prior permission. Any hand truck or other conveyance used in the Common Areas must be equipped with rubber tires and rubber side guards to prevent damage to the Building and its property. Tenant will promptly reimburse Landlord for the cost of repairing any damage to the Building or its property caused by any person making deliveries to the Premises.

17.         Solicitation. Canvassing, soliciting and peddling in the Building are prohibited and Tenant will cooperate in preventing the same.

18.         Food. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute food in or around the Project. Except as may be specified in the Lease or on construction drawings for the Premises approved by Landlord, and except for microwave cooking, Tenant will not use the Premises for preparing or dispensing food, or soliciting of orders for sale, serving or distribution of food.

19.         Work Orders. Only authorized representatives of Tenant may request services or work on behalf of Tenant. Tenant may not request that Building employees perform any work outside of their duties assigned by Landlord.

20.         Smoking. Neither Tenant nor its Affiliates shall smoke or permit smoking in any part of the Project in which Landlord, in Landlord’s sole and absolute discretion, prohibits smoking. Landlord may designate the entire Project a no-smoking area, excepting areas in which Landlord, in Landlord’s sole and absolute discretion, permits smoking.

21.         Rules Applied. These Rules and Regulations apply equally to Tenant’s Affiliates and others permitted by Tenant to access, use or occupy the Premises.

2

EXHIBIT D – PARKING

This Exhibit D (“Parking Exhibit”) describes and specifies Tenant’s right to use certain parking spaces (“Spaces”) on or in the surface parking areas and any parking garage associated with the Building (“Parking Facilities”). Tenant’s use of the Spaces shall be upon the terms and conditions set forth below.

1.          Definitions. Capitalized terms used in this Parking Exhibit and not defined herein shall have the meanings ascribed to them in the Lease. For purposes of this Exhibit, the term “PSF Parking Ratio” shall mean the ratio of the total number of parking spaces in the Parking Facilities to the total number of rentable square feet in the Building, as same may vary from time to time.

2.          Grant and Rental Fee. Tenant shall be allocated the number of Spaces in the Parking Facilities (“Tenant’s Parking Spaces”) equal to the product obtained by multiplying the number of rentable square feet in the Premises by the PSF Parking Ratio (rounded up to the nearest whole number in the case of a fractional product). It is agreed that if the PSF Parking Ratio changes during the Term, the number of Tenant’s Parking Spaces shall be adjusted accordingly. At Tenant’s election, up to one-half of Tenant’s Parking Spaces shall be reserved spaces for Tenant’s exclusive use, with the remainder of Tenant’s Parking Spaces to be unreserved spaces available on a non-exclusive, first-come first-served basis. Landlord and Tenant shall endeavor in good faith to agree upon the exact location of Tenant’s Parking Spaces consistent with the manner in which Landlord determines the location of Spaces of other tenants in the Building. Provided that Tenant is not in Default under the Lease, during the Term of the Lease Tenant shall be issued permits allowing access to any reserved and unreserved Tenant’s Parking Spaces in the Parking Facilities, to park insured, registered passenger motor vehicles only. Tenant shall pay Landlord’s standard parking fee in effect from time to time for Tenant’s Parking Spaces. Such parking charges shall be due on the first day of each month during the Term and shall constitute Additional Rent due under the Lease.

3.          Tenant’s Failure to Use Spaces. If Tenant fails to utilize all or any of Tenant’s Parking Spaces, Tenant may by written notice to Landlord reduce the number of Tenant’s Parking Spaces, and in such event the amount charged to Tenant for Tenant’s Parking Space shall be reduced accordingly. Landlord shall have no obligation thereafter to increase the number of Tenant’s Parking Spaces.

4.          Risk. All motor vehicles (including all contents thereof) shall be parked in the Spaces at the sole risk of Tenant and its employees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles. Landlord shall have no liability whatsoever for any property damage and/or personal injury that might occur as a result of or in connection with the parking of said motor vehicles in any of the Spaces, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant’s use of the Spaces pursuant to this Parking Exhibit.

5.          No Bailment. It is further agreed that this Parking Exhibit shall not be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant hereby is that of licensor and licensee, respectively.

6.          Rules and Regulations. Tenant’s use of the Parking Facilities and the Spaces shall be subject to any applicable laws and the terms, conditions and regulations promulgated from time to time by Landlord or the manager of the Parking Facilities, as the same may be amended from time to time. Without limiting Landlord’s other rights under the terms of the Lease, at law or in equity, upon the occurrence of any Default by Tenant under the Lease, Landlord shall be entitled to terminate this Parking Exhibit, in which event Tenant’s right to utilize Tenant’s Parking Spaces shall thereupon automatically cease. The parking rights granted herein may not be assigned or transferred by Tenant without Landlord’s prior written consent, which consent shall not be unreasonable withheld. Notwithstanding the preceding sentence, however, Tenant may assign its parking rights (in whole or in part) to the following without the consent of Landlord: (a) any employee, agent, consultant or contractor of Tenant; (b) any Affiliate of Tenant (including the employees, agents, consultants or contractors of such Affiliate); and (c) any sublessee of the Premises or assignee of the Lease (including the employees, agents, consultants or contractors of such parties).

1

7.          Access. Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including, but not limited to, the issuance of parking stickers or access cards). In the event Tenant, its agents or employees wrongfully park in any Spaces in the Parking Facilities, Landlord shall be entitled and is hereby authorized to have any such vehicle towed away, at Tenant’s sole risk and expense, and Landlord is further authorized to impose upon Tenant a penalty of $25.00 for each such occurrence. Tenant hereby agrees to pay all amounts due under this §7 upon five (5) days prior written notice from Landlord, and the failure to pay any such amount shall additionally be deemed an event of default hereunder and under the Lease, entitling Landlord to all of its rights and remedies hereunder and thereunder.

8.          Repairs, Improvements, Damage or Condemnation. If Tenant is unable to use any of Tenant’s Parking Spaces because of repairs or improvements, damage or condemnation to the Parking Facilities or Project, Landlord will not be in default of this Lease, but Tenant’s obligation to pay monthly parking fees for the applicable Tenant’s Parking Spaces will be abated for so long as such Spaces cannot reasonably be used by Tenant. Abatement of applicable monthly parking fees is Tenant’s sole and exclusive remedy if Landlord fails to provide Tenant with use of the any of Tenant’s Parking Spaces.

2

EXHIBIT E – NOTICE OF BASE RENT AND LEASE TERM

This NOTICE OF BASE RENT AND LEASE TERM (“NBRLT”) is given by _______________________ (“Tenant”) to ___________________, a ___________________ (“Landlord”), with respect to that certain Lease dated ____________________, (“Lease”), under which Tenant has leased from Landlord certain premises known as Suite ___ (“Premises”), in the building located at _____________________________ (“Building”).

In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Agreement may be relied upon by Landlord and any prospective purchaser or present or prospective Encumbrance holder, Tenant certifies and confirms the following:

(a)          The amount of Base Rent is $_____ per RSF in the Premises.

(b)          The Commencement Date is _______________, 200__.

(c)          The Expiration Date is _______________, 20____.

Except for those terms expressly defined in this NBRLT, all initially capitalized terms will have the meanings stated for such terms in the Lease.

Executed this ____ day of _______________ 200__.

Tenant

By:

Print:

Title:

Landlord

____________,
a
By:

By:

Print:

Title:

1

EXHIBIT F – WORK LETTER

1.            Definitions. All capitalized terms not defined herein shall have the meanings set forth for such terms in the Lease to which this Exhibit is attached. In addition to other terms defined herein, the following terms shall have the meanings set forth below:

(a)          “Architect” shall mean an architect selected by Tenant and approved by Landlord (such approval not to be unreasonably withheld or delayed).

(b)          “Construction Allowance” shall have the meaning ascribed to such term in the Lease.

(c)          “Construction Costs” shall mean the costs incurred by Tenant in connection with construction of the Tenant Improvements in accordance with the Final Plans, including, without limitation, the costs of labor and materials, construction drawings, permits, demolition, data cabling, related taxes and insurance costs, and Landlord’s construction oversight fee set forth in Section 8, below.

(d)          “Final Plans” shall mean complete sets of plans and specifications, prepared at Tenant’s cost, for the Tenant Improvements, which have been reviewed and signed by Landlord and Tenant and accepted by both as constituting the complete and final Plans for the Tenant Improvements. The Final Plans shall include working drawings identifying the interior layout of the Premises (including complete sets of architectural, structural, mechanical, electrical and plumbing working drawings for any and all improvements to be constructed in the Premises) and shall show the full detailed scope of all work to be performed in the Premises.

(e)          “Tenant Improvements” shall mean the improvements to be constructed within the Premises, as described in the Final Plans.

(f)          “Preliminary Plans” shall mean the space plans for the Tenant Improvements prepared by the Architect.

2.            Preliminary Plans.

(a)          Preparation and Delivery. Within thirty (30) days following the Execution Date (such date is referred to herein as the “Preliminary Plans Delivery Deadline”), Tenant shall deliver to Landlord the Preliminary Plans depicting improvements to be installed in the Premises.

(b)          Approval Process. Landlord shall notify Tenant whether it approves of the submitted Preliminary Plans within a reasonable time following Tenant’s submission thereof. If Landlord disapproves of such Preliminary Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such Preliminary Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Preliminary Plans. This process shall be repeated until the Preliminary Plans have been finally approved by Landlord and Tenant.

3.            Final Plans. No later than thirty (30) days following the approval of the Preliminary Plans, Tenant shall submit to Landlord a proposed set of Final Plans for approval by Landlord. Landlord’s approval of such proposed Final plans shall not be unreasonably withheld, conditioned or delayed, provided that (a) the Tenant Improvements, as set forth on such plans, comply with all applicable governmental laws, codes, rules, and regulations, and (b) such plans are sufficiently detailed to allow construction of the Tenant Improvements in a good and workmanlike manner. Landlord shall advise Tenant of Landlord’s approval or disapproval of the proposed Final Plans. If Landlord disapproves any aspect of the proposed Final Plans, Landlord shall so notify Tenant and specify how any such disapproved item may be made acceptable to Landlord. The proposed Final Plans shall then be revised and re-submitted to Landlord and Landlord and Tenant shall agree upon and sign the Final Plans as soon as reasonably practicable. The proposed Final Plans will be deemed to be complete and become the Final Plans upon execution thereof by Landlord and Tenant, and thereupon such Final Plans shall be deemed to be a part of this Lease and incorporated into this Lease by reference. Approval by Landlord of the Final Plans shall not be a representation or warranty of Landlord that such plans are adequate for any use, purpose, or condition, or that such plans comply with any applicable law or code, but shall merely be the consent of Landlord to the Final Plans. All changes in the Final Plans must receive the prior written approval of Landlord, and in the event of any such approved change, Tenant shall, upon completion of the Tenant Improvements, furnish Landlord with an accurate, reproducible “as-built” plan of the Tenant Improvements as constructed.

1

4.             Construction of Tenant Improvements. Upon approval of the Final Plans and selection of a general contractor reasonably acceptable to Landlord, Tenant shall promptly execute a contract with the general contractor which identifies the Final Plans and itemizes the Construction Costs to be paid thereunder. Thereafter, Tenant shall cause the Tenant Improvements to be constructed in a good and workmanlike manner and in compliance with the Final Plans and all applicable governmental laws, rules, regulations and requirements. Landlord shall fully cooperate with Tenant in obtaining all necessary permits, licenses and certificates necessary for the installation of the Tenant Improvements.

5.             Contractors. Construction of the Tenant Improvements shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All such contractors and subcontractors shall be required to comply with all reasonable rules and regulations established by Landlord. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably request. Certified copies of the policies evidencing such insurance, with paid receipts therefore, must be received by Landlord before the work is commenced. Landlord shall have the right to designate the subcontractor which will be engaged to perform work on the HVAC system serving the Building and any fire control or safety systems in the Building.

6.            Payments by Landlord. Landlord will reimburse Tenant for Construction Costs actually paid by Tenant, up to the amount of the Construction Allowance. Tenant shall have sole responsibility for paying all Construction Costs in excess of the Construction Allowance. As a condition precedent to each disbursement made by Landlord to Tenant (which will be made no more frequently than monthly), each of the following requirements must be satisfied:

(a)          Tenant shall deliver to Landlord receipted bills evidencing that the Construction Costs for which Tenant is requesting reimbursement have been paid by Tenant.

(b)          Tenant shall procure and deliver to Landlord executed releases and waivers of mechanic’s liens from all parties providing labor and materials in connection with the construction of improvements in the Premises.

(c)          Tenant shall deliver to Landlord, if requested by Landlord, a current title search indicating that no mechanic’s or materialmen’s liens have been filed as a result of the construction of improvements in the Premises.

(d)          Tenant shall not be in default under this Lease (including this exhibit), nor shall any event or circumstance exist which with the giving of notice or the passage of time, or both, would constitute a default under this Lease.

(e)          Landlord shall have received from Tenant such other instruments, evidence and certificates as Landlord may reasonably require.

7.            Disbursement Date. The Construction Allowance must be fully disbursed within sixty (60) days following completion of the Tenant Improvements. If there remains any unused portion of the Construction Allowance after payment of all Construction Costs pursuant to this Exhibit, then Tenant may instruct Landlord to apply said unused portion of the Construction Allowance as a credit against Base Rent.

8.          Construction Oversight. Landlord or its Affiliate or agent shall oversee the Tenant Improvements, make disbursements required to be made to Tenant, and coordinate the relationship between the Tenant Improvements, the Building and the Mechanical Systems. In consideration for Landlord’s construction oversight services, Tenant shall pay to Landlord or its designee a construction oversight fee equal to four percent (4%) of the cost of the Tenant Improvements, which fee will be charged against the Construction Allowance.

2

EXHIBIT G – FORM OF GUARANTY

This GUARANTY (“Guaranty”) is given by __________ (“Guarantor”) to ________________, a _______________ (“Landlord”), with respect to that certain Lease dated _____________________, 200__ (“Lease”) by and between Landlord and _____________________________ (“Tenant”), under which Tenant has leased from Landlord certain premises known as Suite _____ in the building located at ______________________, Texas

To induce Landlord to execute the Lease and for other good and valuable consideration, the receipt and sufficiency of which Guarantor acknowledges, Guarantor promises and agrees as follows:

1.          Guarantor absolutely, unconditionally, and irrevocably guarantees the payment and performance of, and will pay and perform as a primary obligor, all of Tenant’s covenants, obligations, liabilities and duties under the Lease (“Guaranteed Obligations”), as if Guarantor had executed the Lease as Tenant. The Guaranteed Obligations include, without limitation, payment of rent and all other amounts required to be paid by Tenant under the Lease.

2.          The Guaranteed Obligations are independent of Tenant’s obligations under the Lease. Landlord will not be required to enforce any of the Guaranteed Obligations against Tenant or any other person before seeking enforcing the Guaranteed Obligations against Guarantor. Landlord may bring an action against Guarantor (or, if Guarantor is more than one party, against any or all of the parties who constitute Guarantor) to enforce any Guaranteed Obligations without joining Tenant, any other Guarantor, or any other person in this action. Landlord may join Guarantor in any action commenced by Landlord against Tenant to enforce any of the Guaranteed Obligations and Guarantor waives any demand by Landlord or any prior action by Landlord against Tenant.

3.          Landlord is not obligated to apply any Security Deposit, or other deposit or credit against any default or damages under the Lease before bringing any action or pursuing any remedy available to Landlord against Guarantor. Guarantor’s liability under this Guaranty is not affected in any manner by any Security Deposit, or other deposit or credit, or Landlord’s application of any of these amounts against any obligation of Tenant under the Lease.

4.          Guarantor waives notice of any of the following, and the Guaranteed Obligations will remain in full force and effect and will not be affected in any way by either:

(a)          Any forbearance, indulgence, compromise, settlement or variation of terms which may be extended to Tenant by Landlord;

(b)          Any modification, amendment or alteration of the Lease, whether prior or subsequent to Lease execution, including any renewal or extension of the Lease, expansion or contraction of the Premises leased;

(c)          Any subletting of the premises demised under the Lease or any assignment of Tenant’s interest in the Lease;

(d)          Any termination of the Lease to the extent that Tenant remains liable under the Lease after such termination;

(e)          The release by Landlord of any party (other than Guarantor) obligated for the Guaranteed Obligations or Landlord’s acquisition, release, return or misapplication of any other collateral (including limitation, any other guaranties) given now or later as additional security for the Guaranteed Obligations;

(f)          The release or discharge of Tenant in any creditors, receivership, bankruptcy or other proceedings;

(g)          The impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute, or from any court decision;

(h)          The rejection or disaffirmance of the Lease in any proceeding described in (g); or

(i)           Tenant’s death or any disability, or any other defense of Tenant.

5.          Guarantor waives notice of acceptance of this Guaranty and all other notices in connection with this Guaranty or the Guaranteed Obligations, including notices of default by Tenant under the Lease, and waives diligence, presentment and suit by Landlord in the enforcement of any Guaranteed Obligations.

6.          Until all Guaranteed Obligations are fully performed and observed, Guarantor has no right of subrogation and waives any right to enforce any remedy against Tenant for any payments or acts performed by Guarantor under this Guaranty, and Guarantor subordinates any liability or indebtedness of Tenant now or later held by Guarantor to the obligations of Tenant to Landlord under the Lease.

7.          Guarantor will pay Landlord’s reasonable costs and attorneys’ fees incurred in successfully enforcing Guarantor’s obligations under this Guaranty in any action or proceeding to which Landlord is a party. In any action brought under this Guaranty, Guarantor submits to the jurisdiction of the courts of the State of Texas, and to venue in any state or federal court having jurisdiction in Dallas County, Texas.

3

8.          Guarantor waives trial by jury in any action, proceeding or counterclaim brought by either party against the other concerning any matter related to this Guaranty.

9.          This Guaranty binds Guarantor and each of its heirs, executives, legal representatives, successors and assigns and will inure to the benefit of Landlord and its successors and assigns.

10.         If Guarantor is more than one party, then the obligations of each party as Guarantor under this Guaranty are joint and several.

11.         If the Guarantor is a corporation, the undersigned hereby represents and warrants that this Guaranty has been duly authorized, executed and delivered and that the party executing this Guaranty has all requisite corporate authority to execute this Guaranty.

12.         If any provision of this Guaranty is found by a court to be invalid for any reason, the remainder of this Guaranty shall continue in full force and effect.

Executed this ____ day of _______________ 200__.

Guarantor

By:

Print:

Title:

By:

Print:

Title:

4

EXHIBIT H – DETERMINATION OF BASE RENT

1.          General Purpose. The purpose of the valuation procedure set forth below is to determine the amount of Base Rent to be inserted into Section 1.1(i). Prior to commencing the valuation procedure, all factual information called for in the Lease shall be inserted into the appropriate blanks and all economic terms (including, without limitation, the Scheduled Term in Section 1.1(g) and the Construction Allowance in Section 1.1(r)) shall likewise be inserted into the appropriate blanks, except for the amount of Base Rent.

2.          Market Rental Rate. The amount of Base Rent shall be based upon the Market Rental Rate as hereinafter set forth. As used herein, the term “Market Rental Rate” means the base rental rate being paid by tenants in connection with new lease transactions involving buildings of comparable quality, condition and age located in the same market area as the Building (and including the Building) and covering office space of comparable size and quality to the Premises, taking into consideration the amenities available, the length of the Scheduled Term, the amount of the Construction Allowance, the Termination Option granted to Tenant, the quality and condition of the existing improvements in the Premises, the creditworthiness of the tenant and the guarantor, the rent structure of the Lease, and other generally applicable conditions of tenancy for such transactions.

3.          Procedure for Valuation. In connection with determining the amount of Base Rent, a senior officer from each of three (3) nationally or regionally recognized real estate brokerage firms will designate a consultant (“Consultant”) within such officer’s company to act as a consultant hereunder. Without limiting the companies that may qualify as “nationally or regionally recognized real estate brokerage firms,” it is specifically agreed that the following firms (or their respective successors) qualify as such: (a) CAPSTAR Commercial Real Estate Services; (b) CB Richard Ellis, Inc.; (c) Cushman and Wakefield, Inc.; (d) Grubb and Ellis Company; (e) Jones Lang LaSalle; (f) The Staubach Company; and (g) Stream Realty Partners, L.P. Each Consultant must be a duly licensed real estate broker with at least ten (10) years of experience in handling leases of office space in the same market area as the Building. Within fifteen (15) days after the panel of three (3) Consultants is appointed, each Consultant shall independently prepare a written opinion of the Market Rental Rate for the Premises. The amount of Base Rent to be incorporated into the Lease shall be equal to the average of the closest two (2) of the three (3) such determinations of the Market Rental Rate; provided, however, that if the middle determination of the Market Rental Rate is equally different in value from the highest and lowest determinations of the Market Rental Rate, then the Base Rent shall be equal to such middle determination of the Market Rental Rate.

4.          Confirmation of Base Rent Amount. After the amount of Base Rent has been determined as set forth above, such amount shall be included in the NBRLT to be executed by Landlord and Tenant pursuant to Section 3.1(d) of the Lease.

5

APPENDIX C

FORM OF PURCHASE AGREEMENT

PURCHASE AGREEMENT BETWEEN __________________________________, a _________________ AS SELLER
AND __________________________________, a ______________________ AS PURCHASER covering and describing
_______________________ BUILDING in _______ County, _______ [Factual information to be inserted]

C-1

PURCHASE AGREEMENT

THIS AGREEMENT is entered into as of the Effective Date (as hereinafter defined) between ________________________________________, a _________________ (“Seller”), and ____________________, a ____________________ (“Purchaser”). [Factual information to be inserted]

ARTICLE I

PURCHASE AND SALE

1.1           Agreement of Purchase and Sale. In consideration of the covenants set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for the Purchase Price (as hereinafter defined) and on the terms and conditions set forth herein, the following:

(a)          that certain tract or parcel of land situated in ______ County, _________, more particularly described by metes and bounds on Exhibit A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights of way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”); [Factual information to be inserted]

(b)          the buildings and other improvements on the Land, including specifically, without limitation, that certain office building and related facilities located thereon (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”);

(c)          the personal property owned by Seller upon the Land or within the Improvements, including specifically, without limitation, heating, ventilation and air conditioning systems and equipment, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property used in connection with the operation of the Land and the Improvements (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the “Personal Property”);

(d)          all of Seller’s right, title and interest in all oral or written agreements pursuant to which any portion of the Land or Improvements is used or occupied by anyone other than Seller (the property described in clause (d) of this Section 1.1 being herein referred to collectively as the “Leases”); and

(e)          all of Seller’s right, title and interest in and to (i) all assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the date of Closing (as such term is defined in Section 4.1 hereof) (collectively, the “Operating Agreements”); (ii) all warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property; (iii) all licenses, permits, certificates of occupancy and other consents or approvals from governmental authorities or private parties which relate to the Land, Improvements, or Personal Property; (iv) all other intangible property associated with the use or operation of the Land, Improvements or Personal Property, including specifically, without limitation, the use of any and all trade names or logos used by Seller in the operation of the Land, Improvements or Personal Property; and (v) all plans, specifications, drawings, reports, studies, books, records and other documents pertaining to the Land, Improvements or Personal Property (the property described in this Section 1.1(e) being sometimes herein referred to collectively as the “Intangibles”).

1.2           Property Defined. The Land, Improvements, Personal Property, Leases and Intangibles are sometimes collectively referred to herein as the “Property.”

1.3           Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4           Purchase Price. The purchase price for the Property shall be the amount determined pursuant to the provisions of Exhibit B attached hereto and made a part hereof (“Purchase Price”).

Purchase Agreement	Page1

1.5           Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

1.6           Earnest Money. Within three (3) days after the execution and delivery of this Agreement, Purchaser shall deposit with Partners Title Company (the “Title Company”), having its office at 712 Main Street, Suite 2000E, Houston, Texas 77002-3215, Attention: Reno Hartfiel, an amount in good funds (either by certified bank or cashier’s check or by federal wire transfer) equal to three percent (3%) of the Purchase Price (the “Earnest Money”). The Title Company shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of this Agreement. All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. The Earnest Money shall be applied to the Purchase Price at Closing unless otherwise set forth herein.

1.7           Independent Contract Consideration. Upon the Effective Date, Purchaser shall deliver to Seller a check in the amount of Fifty Dollars ($50.00) (the “Independent Contract Consideration”), which amount Seller and Purchaser hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, and is nonrefundable in all events.

ARTICLE II

TITLE AND SURVEY

2.1           Commitment for Title Insurance. Within five (5) days after the Effective Date, Seller shall deliver to Purchaser and the surveyor described in Section 2.2 below (a) a current title commitment (the “Title Commitment”) covering the Property, showing all matters affecting title to the Property and binding the Title Company to issue at Closing an Owner’s Policy of Title Insurance, on the form customarily used in the area in which the Property is located, in the full amount of the Purchase Price pursuant to Section 2.5 hereof, and (b) legible copies of all instruments (the “Exception Instruments”) referenced in the Title Commitment.

2.2           Survey. Within ten (10) days after the Effective Date, Seller shall, at Seller’s expense, furnish to Purchaser a current Survey (the “Survey”) of the Property prepared by a reputable and duly licensed surveyor or surveying firm. The Survey shall (a) locate all easements (whether of record or apparent from an inspection of the Property) and rights of way on or adjacent to the Property (identified by recording data, if applicable), (b) show the Improvements situated on the Land and the dimensions of all buildings thereon, (c) show the location and size of all streets (existing or proposed) on or adjacent to the Property, (d) show any encroachments or protrusions, railroads, rivers, creeks, or other water courses, fences, utilities (including size and location), and other matters located on or affecting the Property (and any recording information relating thereto), (e) set forth the number of square feet comprising the Property, together with a legal description of the boundaries of the Property by metes and bounds; (f) certify that the Property does not lie within the 100-year flood plain as established by the U.S. Army Corps of Engineers, (g) contain a certification by the surveyor in substantially the form of Exhibit C attached hereto, and (h) in general, comply with the standards for an American Land Title Association survey. Unless otherwise agreed to by Seller and Purchaser, the metes and bounds description contained in the Survey shall be the legal description employed in the documents of conveyance of the Property.

2.3           Title Review Period. After receipt of the last of the Title Commitment, legible copies of the Exception Instruments, and the Survey, Purchaser shall have a period of twenty (20) days to review the state of Seller’s title to the Property (the “Title Review Period”). If the Survey, the Title Commitment or the Exception Instruments reflect or disclose any defect, exception or other matter affecting the Property (“Title Defects”) that is unacceptable to Purchaser for any reason whatsoever, then prior to the expiration of the Title Review Period, Purchaser may provide Seller with written notice of its objections, and Seller shall have ten (10) days (the “Cure Period”) from the date of the notice to remove or cure any Title Defects to the satisfaction of Purchaser. Seller shall use its reasonable, good faith efforts to remove or cure the Title Defects to Purchaser’s satisfaction, but shall not be required to incur any costs in doing so (other than as provided in Section 2.4 below) or to institute litigation. If Seller does not cure any or all of the Title Defects within the Cure Period, Seller shall notify Purchaser in writing, prior to the expiration of the Cure Period, of its failure to cure such Title Defects, and Purchaser may, prior to the later of (a) ten (10) days after receipt of Seller’s notice of its failure to cure or (b) the expiration of the Inspection Period (hereinafter defined), either (i) terminate this Agreement by written notice delivered to Seller, or (ii) elect to waive any uncured Title Defect. If Purchaser fails to terminate the Agreement by written notice delivered to Seller prior to the expiration of the time period referenced in the immediately preceding sentence, then any Title Defects that Seller has not cured shall be deemed waived by Purchaser. If Purchaser shall fail to notify Seller in writing of any objections to the state of Seller’s title to the Property as shown by the Title Commitment, the Exception Documents or the Survey, or if Purchaser elects to waive all or any of the Title Defects, or is deemed to have waived all or any of the Title Defects, then any exceptions to Seller’s title to which Purchaser has not objected or which have been objected to and waived by Purchaser and which are disclosed by the Title Commitment shall be considered to be “Permitted Exceptions.” If Purchaser terminates this Agreement pursuant to this section, then neither Seller nor Purchaser shall have any further rights or obligations under this Agreement and the Earnest Money shall be returned to Purchaser.

Purchase Agreement	Page2

2.4           Obligation to Cure Liens. Notwithstanding anything to the contrary contained in this Article II, if at Closing there are any mechanic’s or materialmen’s liens or mortgages, deeds of trust or other instruments creating a lien for borrowed money against all or any part of the Property (collectively, “Liens”), Seller shall discharge the same of record and apply such portions of the Purchase Price or Seller’s funds as may be necessary to accomplish the same.

2.5           Owner’s Policy of Title Insurance. At Closing, Seller shall cause the Title Company to issue to Purchaser an Owner’s Policy of Title Insurance (the “Title Policy”) covering the Property, in the full amount of the Purchase Price, on the form customarily used in the area in which the Property is located, insuring that Purchaser is the owner of good and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions, and with the standard printed exceptions modified as follows: (a) the exception for restrictive covenants shall either be deleted or shall list specific restrictions; (b) the exception for ad valorem taxes shall reflect only taxes for the current year and subsequent years, and subsequent assessments for prior years due to changes in land usage or ownership, and shall be endorsed “not yet due and payable”; (c) there shall be no exception for “visible and apparent easements,” for “public or private roads” or the like; (d) there shall be no exception for “rights of parties in possession,” although there may be an exception for Leases specifically described in the Title Policy; and (e) any reference to submitting claims under the Title Policy to arbitration shall be deleted.

ARTICLE III

INSPECTION PERIOD

3.1           Right of Inspection. During the period beginning upon the Effective Date and ending at 5 p.m., Dallas, Texas time, on the sixtieth (60th) day following the Effective Date (hereinafter referred to as the “Inspection Period”), Purchaser shall have the right to make a physical inspection of the Property, to conduct tests thereon (including specifically, without limitation, environmental tests and soil borings), to review the Due Diligence Materials (as hereinafter defined) and all other books, records and documents maintained by Seller relating to the Property, and to make inquiries to governmental authorities and other appropriate parties, so as to determine, at the sole discretion of Purchaser, whether the Property is suitable for Purchaser’s purposes. All inspections shall occur at reasonable times and shall be conducted so as not to unreasonably interfere with use of the Property by Seller or its tenants. In the event that Purchaser, in its reasonable determination, is required by applicable law or regulation to cause to be prepared audited financial statements in respect of the Property, Seller agrees to use reasonable efforts to cooperate with Purchaser’s auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive the Closing). Without limiting the generality of the preceding sentence, (a) Seller shall, during normal business hours, allow Purchaser’s auditors reasonable access to such books and records maintained by Seller (and Seller’s manager of the Property) in respect of the Property as necessary to prepare such audited financial statements; (b) Seller shall use reasonable efforts to provide to Purchaser such financial information and supporting documentation as are necessary for Purchaser’s auditors to prepare audited financial statements; (c) Seller will make available for interview by Purchaser and Purchaser’s auditors the manager of the Property or other agents or representatives of Seller responsible for the day-to-day operation of the Property and the keeping of the books and records in respect of the operation of the Property; (d) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Purchaser’s auditors with a copy of such audited financial statements; and (e) if, after the Closing Date, Seller obtains an audited financial statement in respect of the Property for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then Seller shall promptly provide Purchaser with a copy of such audited financial statement, and the foregoing covenant shall survive Closing. Purchaser agrees to indemnify and hold Seller harmless of and from any claim for physical damages or physical injuries arising from Purchaser’s inspection of the Property, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify shall survive Closing or any termination of this Agreement.

Purchase Agreement	Page3

3.2           Right of Termination. Notwithstanding any provision of this Agreement to the contrary, Purchaser shall have the right, exercisable in Purchaser’s sole and unfettered discretion, to terminate this Agreement for any reason or for no reason by sending written notice of termination (hereinafter referred to as the “Notice of Termination”) to Seller prior to the expiration of the Inspection Period. Upon delivery by Purchaser of such Notice of Termination within the Inspection Period, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. If Purchaser fails to send Seller a Notice of Termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2.

3.3           Termination of Service Contracts. Before the end of the Inspection Period, Purchaser shall give notice (the “Continuing Contract Notice”) to Seller of any service contracts affecting the Property that Purchaser elects to have continued after Closing, and such service contracts, if assignable by Seller, shall be assigned to and assumed by Purchaser at Closing pursuant to the Assignment and Assumption of Intangible Property and Other Rights. Seller shall terminate all service contracts as to which Purchaser does not timely give a Continuing Contract Notice, it being understood and agreed that the actual effective date of the termination may not occur until after the Closing (in which event, such service contract shall be assigned to Purchaser as if it were a continuing contract but subject to the termination notice).

ARTICLE IV

CLOSING

4.1           Time and Place. The consummation of the purchase and sale of the Property (“Closing”) shall take place at the office of the Title Company on a date (the “Closing Date”) mutually agreed upon by the parties, but not later than thirty (30) days after the expiration of the Inspection Period. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, section 4.2 and section 4.3 below, the performance of which obligations shall be concurrent conditions.

4.2           Seller’s Obligations at Closing. At Closing, Seller shall:

(a)          deliver to Purchaser a Special Warranty Deed (the “Deed”) in the form of Exhibit D attached hereto and made a part hereof, executed and acknowledged by Seller and in recordable form, conveying the Land and Improvements to Purchaser, subject only to the Permitted Exceptions;

(b)          deliver to Purchaser a Bill of Sale and Assignment (the “Bill of Sale”) in the form of Exhibit E attached hereto and made a part hereof, executed and acknowledged by Seller and in recordable form;

(c)          join with Purchaser in the execution and acknowledgment of an Assignment and Assumption of Contracts (the “Assignment of Contracts”) in the form of Exhibit F attached hereto and made a part hereof;

(d)          join with Purchaser in the execution of a letter to each tenant of the Property in the form of Exhibit G attached hereto and made a part hereof;

(e)          deliver to Purchaser a FIRPTA Affidavit in the form of Exhibit H attached hereto and made a part hereof (or in such other form as may be required to be received by Purchaser in order to avoid withholding payment to Seller under applicable federal regulations) duly executed by Seller;

(f)          deliver to Purchaser a current rent roll for the Property certified by Seller as of the Closing Date to be true and correct to the best of Seller’s knowledge;

Purchase Agreement	Page4

(g)          deliver to Purchaser a “bills paid affidavit” verifying that there are no unpaid bills, expenses or claims with respect to the Property;

(h)          deliver to Purchaser such evidence as Purchaser’s counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(i)          deliver to Purchaser original Leases, original Operating Agreements and all other documents described in Section 1.1 hereof;

(j)          deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

(k)          deliver to Purchaser all available keys or access cards used with respect to the Property in Seller’s possession; and

(l)          deliver to Purchaser the Title Policy pursuant to Section 2.5 hereof.

4.3           Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

(a)          pay to Seller the Purchase Price in cash or immediately available funds, it being agreed that the Earnest Money shall be delivered to Seller at Closing and applied towards payment of the Purchase Price.

(b)          join with Seller in execution of the instruments described in sections 4.2(c), and 4.2(d) above;

(c)          deliver to Seller such evidence as Seller’s counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

4.4           Prorations. The following adjustments to the Purchase Price paid hereunder shall be made between Seller and Purchaser and shall be prorated (as applicable) on a per diem basis as if Purchaser owned the Property for the entire day on the Closing Date:

(a)          Real estate taxes and assessments and personal property taxes shall be prorated between Seller and Purchaser at Closing. If at the time of Closing the tax rate or the assessed valuation for the current year has not yet been fixed, taxes shall be prorated based upon the tax rate and the assessed valuation established for the previous tax year; provided, however, that Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount so apportioned at Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive Closing to the extent provided in Section 4.4(g) below.

(b)          Expenses under the Operating Agreements shall be prorated between Seller and Purchaser at Closing.

(c)          Seller shall arrange for final meter readings on all utilities at the Property to be taken on the day preceding Closing. Seller shall be responsible for the payment of utilities used through the day preceding the Closing Date and Seller shall be responsible for the payment of utilities used on or after the Closing Date. With respect to any utility for which there is no meter, the expenses for such utility shall be prorated between Seller and Purchaser at Closing based upon the most current bill for such utility. Any deposits for utilities shall inure to the benefit of and be deemed assigned to Purchaser. Seller and Purchaser shall cooperate to cause the transfer of utility company accounts from Seller to Purchaser.

(d)          Basic rents (“Basic Rent”) and additional rent relating to escalation and pass throughs of operating and other similar expenses (“Additional Rent”) shall be prorated between Seller and Purchaser based upon Basic Rent and Additional Rent actually collected. All prepaid Basic Rent, Additional Rent and other income from the Property shall be credited to Purchaser at Closing, to the extent same is attributable to a period of time after Closing. With respect to Additional Rent which is paid based upon an estimate, with an end-of-year accounting and adjustment, after Closing Seller and Purchaser shall make any adjustments to the proration of such items made at Closing at such time as the final tax and operating expenses numbers become available and such end-of-year accountings are completed. Any Additional Rent which may be due Seller as a result of such re-prorations shall be paid by Purchaser to Seller if and when such Additional Rent is collected by Purchaser.

Purchase Agreement	Page5

(e)          Basic Rent and Additional Rent which are delinquent and remain uncollected at Closing shall not be prorated between Seller and Purchaser at Closing. At Closing, Seller shall furnish to Purchaser a schedule of delinquent Basic Rent and Additional Rent due under the Leases. Purchaser shall pay Seller’s pro rata share of any delinquent Basic Rent and Additional Rent if and when collected by Purchaser; provided, however, that Purchaser shall have no obligation to collect or pursue the collection of same. It is understood and agreed that any Basic Rent or Additional Rent collected by Purchaser after Closing shall be applied first to currently due Basic Rent and Additional Rent. Purchaser shall hold all landlord’s liens in the entireties thereof to enforce the payment of rentals to which Purchaser is entitled, and Seller shall be deemed to have transferred to Purchaser all of such landlord’s liens.

(f)          All security deposits and other deposits payable to tenants under the Leases shall be credited to Purchaser at Closing. Seller will cause any letters of credit delivered by tenants as security deposits to be transferred or reissued to Purchaser at Closing.

(g)          The prorations described in this Section 4.4 shall be made as of 12:01 a.m. on the Closing Date, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs. All prorations described in this Section 4.4 shall be effected by increasing or decreasing, as the case may be, the amount of cash to be paid by Purchaser to Seller at Closing. Seller and Purchaser agree to adjust between themselves after Closing any errors or omissions in the prorations made at Closing; provided, however, that such prorations shall be deemed final and not subject to further post Closing adjustments if no such adjustments have been requested within one (1) year after the Closing Date.

4.5           Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the basic premium for the Title Policy; (d) the cost of the Survey; (e) the fees for recording the deed conveying the Property to Purchaser; and (f) one half (1/2) of any escrow fee which may be charged by the Title Company. Purchaser shall pay (x) the cost of any endorsement to the Title Policy desired by Purchaser; (y) the fees of any counsel representing Purchaser in connection with this transaction; and (z) one half (1/2) of any escrow fees charged by the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1           Representations and Warranties of Seller. As of the Effective Date, Seller represents and warrants to Purchaser as follows:

(a)          Seller has all requisite power and authority to own and operate the Property in accordance with its current operations, to execute and deliver this Agreement, and to carry out its obligations hereunder and the transactions contemplated hereby. The consummation by Seller of the sale of the Property is not in violation of, or in conflict with, nor does it constitute a default under, any term or provision of the organizational documents of Seller, or any of the terms of any agreement or instrument to which Seller is or may be bound, or of any applicable law or of any provision of any applicable order, judgment or decree of any court, arbitrator or governmental authority.

(b)          Seller is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

Purchase Agreement	Page6

(c)          To the best of Seller’s knowledge, the Property is not in violation of any governmental order, regulation, statute, code or ordinance dealing with the use, construction, operation, safety and/or maintenance thereof, and all existing zoning and building codes and other applicable laws and governmental regulations permit the operation of the Property in accordance with its present usage. All necessary certificates of occupancy, licenses or permits, authorizations, consents and approvals required by all governmental or quasi-governmental authorities having jurisdiction have been issued for the Improvements, have been paid for in full, and are in full force and effect.

(d)          There has been no written demand by any mortgagee, insurance underwriter or governmental authority for work to be done or other action to be taken by Seller which has not been complied with to the satisfaction of the entity making such demand. To the best of Seller’s knowledge, no defect or condition exists with respect to the Property which would adversely affect the insurability of the Property.

(e)          There is no pending condemnation, expropriation, eminent domain, litigation, administrative action or other legal proceeding affecting all or any portion of the Property, and Seller has not received any written or oral notice of any of the same and has no knowledge that any such proceeding is contemplated.

(f)          Exhibit I attached hereto lists the names of all tenants under the Leases as of the Effective Date. There are no Leases granting any person a right to occupy the Property other than the Leases listed on Exhibit I.

(g)          The Leases are in full force and effect and no default on the part of Seller or any tenant thereunder exists or has been alleged to exist. All repairs, alterations, and other work required to be performed by Seller under the Leases have been fully performed and paid for in full by Seller. No tenant of the Property has paid rent for more than one month in advance of the current month.

(h)          No tenant under the Leases has asserted any claim or offset which would in any way affect the collection of rent from such tenant, nor has any tenant given any notice to Seller of its intention to terminate its tenancy.

(i)          All leasing commissions due with regard to the primary lease terms of existing tenants have been paid or will be paid prior to Closing.

(j)          All obligations of Seller arising from the ownership and operation of the Property and business operated thereon, including but not limited to salaries, taxes, charges, operating expenses and the like, have been paid as they became due or will be paid at or prior to Closing. Except for obligations for which provisions are herein made for proration or other adjustment at Closing, there will be no obligations of Seller with respect to the Property outstanding as of the Closing Date.

(k)          No person, firm or entity, other than Purchaser has any right to acquire the Property or any part thereof.

(l)          This Agreement and the conveyance of the Property will not cause to be imposed on Purchaser any liability to withhold any amount pursuant to Section 1445 of the Internal Revenue Code or the implementing regulations.

5.2           Covenants of Seller. Seller hereby covenants with Purchaser as follows:

(a)          Within five (5) days after the Effective Date, Seller shall deliver to Purchaser the documents and other items (the “Due Diligence Materials”) listed on Exhibit J attached hereto and made a part hereof.

(b)          So long as this Agreement remains in effect, Purchaser will be allowed access to the Property and the books and records related to the Property under the terms and conditions set forth in Section 3.1 hereof.

Purchase Agreement	Page7

(c)          Seller shall not negotiate, execute or commit to enter into (i) any Lease or (ii) any modification, amendment, restatement or renewal of any Lease, without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.

(d)          Seller shall not enter into any other contract (or an extension or modification of any other contract) with respect to the Property which will survive the Closing or otherwise affect the use, operation or enjoyment of the Property after the Closing, without first obtaining Purchaser’s prior written consent thereto.

(e)          After the date hereof and prior to Closing, no part of the Property, nor any interest therein, will be alienated, liened, encumbered or otherwise transferred.

(f)          Pending Closing, Seller shall operate and manage the Property in a normal businesslike manner, maintaining present services and insurance policies, and shall maintain the Property in good repair and working order; and Seller shall perform when due all of Seller’s obligations under the Leases and other contracts affecting the Property and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Property. Seller shall deliver the Property at Closing in substantially the same condition as it was on the Effective Date, reasonable wear and tear excepted. None of the Personal Property shall be removed from the Property, unless replaced by personal property of equal or greater utility and value.

(g)          Seller has paid or will pay in full, prior to Closing, all bills and invoices for labor, goods, materials and services of any kind with respect to the Property and utility charges relating to the period prior to Closing. Without limiting the foregoing, any and all leasing commissions and Tenant Inducement Costs (as hereinafter defined) due or to become due with respect to Leases in existence on the Effective Date or Leases executed prior to Closing will be paid in full by Seller on or before the Closing Date; provided, however, that if a Lease of the Property is executed after the Effective Date and prior to Closing with the prior written consent of Purchaser, at Closing, Purchaser shall become responsible for payment of any leasing commissions or Tenant Inducement Costs payable in respect of such lease. As used herein, the term “Tenant Inducement Costs” means any payment required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder that is in the nature of a tenant inducement, including specifically without limitation, tenant improvement costs, lease buyouts and moving allowances.

(h)          Seller shall, at the sole expense of Seller, cause any management and leasing agreement existing in respect of the Property to be terminated effective as of the Closing Date.

(i)          Seller shall promptly notify Purchaser of any change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading, or any covenant of Seller under this Agreement incapable or less likely of being performed, it being understood that Seller’s obligation to provide notice to Purchaser under this Section 5.2 shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants in this Agreement.

5.3           Representations and Warranty of Purchaser. Purchaser hereby represents and warrants to Seller that Purchaser has the full right, power and authority to enter into this Agreement and to carry out Purchaser’s obligations hereunder, and to perform all of its obligations under this Agreement, and the execution and delivery of this Agreement and the performance by Purchaser of its obligations under this Agreement requires no further action or approval of Purchaser’s partners or of any other person in order to constitute this Agreement as a binding and enforceable obligation of Purchaser.

5.4           Survival of Representations. The representations, warranties and covenants made by Seller and Purchaser in the foregoing provisions of this Article 5 shall be continuing and shall be deemed to be made by the representing party as of the Closing Date with the same force and effect as if made at and as of that time. It is the intent of Seller and Purchaser that the representations, warranties and covenants made in the foregoing provisions of this Article 5 (the “Surviving Obligations”) shall survive Closing for a period five hundred forty (540) days after the date of Closing. Accordingly, Seller and Purchaser hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, in the event that after Closing a party (the “Defaulting Party”) breaches a Surviving Obligation, the other party (the “Non-Defaulting Party”) shall be forever barred from pursuing legal action by reason of such breach unless the Non-Defaulting Party (a) delivers to the Defaulting Party no later than five hundred forty (540) days after the date of Closing a written notice of its claim and the Non-Defaulting Party’s good faith estimate of its damages arising out of such claim, and (b) files a complaint or petition against the Defaulting Party alleging such claim in an appropriate state or federal court in Dallas County, Texas, no later than two (2) years after the date of Closing. In no event shall the Non Defaulting Party be entitled to recover from the Defaulting Party any punitive, consequential or speculative damages.

Purchase Agreement	Page8

5.5           Tenant Estoppels. Seller shall make commercially reasonable efforts to obtain and deliver to Purchaser, no later than five (5) business days prior to the Closing Date (the “Estoppel Return Date”), a tenant estoppel certificate in substantially the form of Exhibit K attached hereto executed by each tenant at the Property; provided, however, the form of tenant estoppel certificate shall reflect appropriate changes thereto for any tenant that has specific requirements in its Lease regarding the form of the tenant estoppel certificate. An executed tenant estoppel certificate in the form of Exhibit K (as such form may be changed for any tenant that has specific requirements in its Lease regarding the form of the tenant estoppel certificate) is herein referred to as a “Tenant Estoppel.” Seller shall deliver each Tenant Estoppel to Purchaser (regardless of whether it complies with this Agreement) promptly following Seller’s receipt thereof. Notwithstanding anything contained herein to the contrary, it shall be a condition precedent to the obligation of Purchaser to consummate the transaction that is the subject of this Agreement that Seller deliver to Purchaser, on or before the Estoppel Return Date, Tenant Estoppels executed by (a) tenants occupying, in the aggregate, at least ninety percent (90%) of the leased square footage at the Property, and (b) each tenant that leases more than four thousand (4,000) square feet at the Property (such condition being herein referred to as the “Tenant Estoppel Condition”). In the event that Seller is unable to satisfy the Tenant Estoppel Condition by the Estoppel Return Date, Seller shall not be in default under this Agreement. However, if the Tenant Estoppel Condition is not fulfilled as of the Estoppel Return Date, then, for three (3) business days thereafter, Purchaser shall have the option either to (i) waive the Tenant Estoppel Condition, (ii) extend the Closing Date for up to fourteen (14) days to allow Seller more time to obtain additional estoppel certificates; or (iii) terminate this Agreement, in which event all of the Earnest Money shall be returned to Purchaser. If Purchaser elects to extend the Closing Date pursuant to clause (ii) of the preceding sentence and the Tenant Estoppel Condition is still not fulfilled on or before the expiration of the fourteen (14) day extension period, then Purchaser may elect one of the options set forth in clauses (i) and (iii) of the preceding sentence.

5.6           Subordination Agreements. Seller agrees to use reasonable efforts (but without obligation to incur any expense) to cooperate with Purchaser to obtain subordination, non-disturbance and attornment agreements (“SNDAs”) from tenants under Leases selected by Purchaser’s lender. However, the failure to obtain SNDAs from all or any of the selected tenants shall not constitute a default by Seller hereunder or otherwise entitle Purchaser to terminate this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT TO THE CLOSING

6.1           Conditions Precedent of Purchaser. In addition to all other conditions set forth in this Agreement, Purchaser’s obligation to consummate the Closing is subject to the satisfaction of each and every one of the conditions precedent set forth in this section 6.1 (all of which are for the sole benefit of Purchaser):

(a)          All representations of Seller set forth in Section 5.1 shall be true, correct and complete in all material respects as of the Effective Date and shall be true, correct and complete in all material respects as of the Closing Date.

(b)          Seller shall have performed in all material respects all obligations required to be performed by Seller hereunder prior to or in connection with the Closing (including specifically, without limitation, the covenants of Seller set forth in Section 5.2).

6.2           Conditions Precedent of Seller. In addition to all other conditions set forth in this Agreement, Seller’s obligation to consummate the Closing is subject to the satisfaction of each and every one of the conditions precedent set forth in this Section 6.2 (all of which are for the sole benefit of Seller):

Purchase Agreement	Page9

(a)          All representations of Purchaser set forth in Section 5.3 shall be true, correct and complete in all material respects as of the Effective Date and shall be true, correct and complete in all material respects as of the Closing Date; and

(b)          Purchaser shall have performed in all material respects all obligations required to be performed by Purchaser hereunder prior to or in connection with the Closing.

6.3           Failure of Condition Precedent. Upon the failure of any of the foregoing conditions precedent, the party benefited by such failed condition shall have the option to (a) waive such condition precedent and proceed to Closing, or (b) terminate this Agreement by sending written notice to the other party on or before the date of Closing, in which event the Earnest Money shall be returned to Purchaser.

ARTICLE VII

DEFAULT; REMEDIES

7.1           Default of Purchaser. In the event Purchaser fails to perform its obligations pursuant to this Agreement for any reason except failure by Seller to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Seller shall be entitled, as its sole remedy, to terminate this Agreement and recover the Earnest Money as liquidated damages and not as a penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and that the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. In the event of Purchaser’s default and notwithstanding anything in this Section 7.1 to the contrary, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having indefeasible title to the Property.

7.2           Default of Seller. In the event Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Purchaser shall be entitled, as its exclusive remedies, either (a) to terminate this Agreement by giving written notice thereof to Seller, whereupon neither party shall have any further rights or obligations under this Agreement and the Earnest Money shall be returned to Purchaser, or (b) to enforce specific performance of Seller’s obligations under this Agreement; provided, however, if Seller’s default is such that specific performance cannot be granted as a judicial remedy, then Purchaser may seek any and all other remedies available at law or in equity. In the event Purchaser closes under this Agreement and then Seller fails to fully perform any of its other obligations under this Agreement that survive or are performable after the Closing, Purchaser may seek all remedies available at law or in equity.

7.3           Post Closing Remedies. The provisions of Section 7.1 and Section 7.2 shall not be construed to prevent a Defaulting Party from pursuing after Closing its remedies for breach of a Surviving Obligation in accordance with (and subject to the limitations set forth in) Section 5.4.

ARTICLE VIII

RISK OF LOSS

8.1           Minor Damage. In the event of loss or damage to the Property or any portion thereof (the “premises in question”) which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, reduces the cash portion of the Purchase Price in an amount equal to the cost of such repairs, Seller thereby retaining all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time (but in no event more than thirty (30) days) in order to allow for the completion of such repairs.

Purchase Agreement	Page10

8.2           Major Damage. In the event of a “major” loss or damage, Purchaser may terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser. If Purchaser does not send written notice to Seller that Purchaser has elected to proceed with Closing within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Purchaser shall be deemed to have elected to terminate this Agreement and the Earnest Money shall be returned to Purchaser. If Purchaser sends notice to Seller within such ten (10) day period that Purchaser desires to proceed with Closing, this Agreement shall remain in effect, provided that the Purchase Price shall be reduced by an amount equal to the cost of repairing the Property to its condition prior to the occurrence of the major loss or damage. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. For purposes of Sections 8.1 and 8.2, “major” loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the certified opinion of a mutually acceptable architect, equal to or greater than three percent (3%) of the Purchase Price, and (ii) any loss due to a condemnation.

8.3           Uniform Vendor and Purchaser Risk Act Not Applicable. If the Property is located in the State of Texas, it is the express intent of the parties hereto that the provisions of Section 8.1 and Section 8.2 govern the rights of the parties in the event of damage to or condemnation of the Property and that the Uniform Vendor and Purchaser Risk Act (Section 5.007 of the Texas Property Code) not apply to this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1           No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Due Diligence Documents). Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Due Diligence Documents) are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein.

9.2           Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISION SHALL NOT BE CONSTRUED TO LIMIT ANY REMEDY PROVIDED TO PURCHASER FOR BREACH BY SELLER OF ANY SURVIVING OBLIGATIONS.

Purchase Agreement	Page11

9.3           Effect and Survival of Disclaimers. Seller has informed Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.

ARTICLE X

MISCELLANEOUS

10.1         Broker. Seller and Purchaser each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney’s fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party. The foregoing representations and warranties contained in this section shall survive the Closing. If the Property is located in the State of Texas, the Texas Real Estate License Act requires written notice to Purchaser that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser.

10.2         Assignment. Purchaser shall have the right to assign its rights under this Agreement without the consent of Seller.

10.3         Notice. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:
Attention: Chief Legal Officer
15601 Dallas Parkway, Suite 600
Addison, Texas 75001

If to Purchaser:
_________________________
_________________________
________________________
[Factual information to be inserted]

Purchase Agreement	Page12

Any such notices shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered upon deposit, postage prepaid in the U.S. mail, or (b) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, or (c) delivered by hand delivery, in which case it shall be deemed delivered upon receipt, or (d) sent by facsimile, in which case it shall be deemed to be delivered upon actual receipt at the specified facsimile number, as evidenced by machine-generated proof of transmission. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

10.4         Time of Essence. Time is of the essence of this Agreement.

10.5         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.6         Captions. The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

10.7         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

10.8         Entire Agreement; Modifications. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby. No waiver, modification amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment discharge or change is sought.

10.9         Partial Invalidity. Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

10.10         Discharge of Obligations. Except as otherwise expressly provided in Section 5.4 or elsewhere in this Agreement, the acceptance of the Deed by Purchaser at Closing shall be deemed to be a full performance and discharge of every representation, warranty and covenant made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions hereof, and such representations, warranties and covenants shall be deemed to merge into the documents delivered at Closing.

10.11         Limited Liability. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller’s Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby. The provisions of this Section 10.11 shall survive the termination of this Agreement and the Closing.

10.12         No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

10.13         Further Assurances. Both Seller and Purchaser agree that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transactions contemplated hereby.

Purchase Agreement	Page13

10.14         Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.15         Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., Dallas, Texas time.

10.16         Applicable Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS. PURCHASER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS. IF EITHER PARTY SHALL EMPLOY AN ATTORNEY TO ENFORCE OR DEFINE THE RIGHTS OF SUCH PARTY HEREUNDER, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE NON-PREVAILING PARTY ALL OF ITS REASONABLE EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

10.17         Municipal Utility District Notices. If the Property is located in the State of Texas and is within a municipal utility district, Purchaser will, within five (5) days after request by Seller, execute any and all notices which, in the opinion of counsel for Seller, are required by law to be given to Purchaser with respect to the Property.

10.18         1031 Exchange. Seller may consummate the sale of the Property to Purchaser as part of one or more like-kind exchanges pursuant to Section 1031 of the Internal Revenue Code, as amended and in connection with such exchanges may assign all or any portion of Seller’s right, title and interest in this Agreement to one or more exchange intermediaries. Purchaser agrees to cooperate with Seller and execute documents reasonably requested in connection with such exchange.

10.19         Exhibits and Schedules. The following schedules or exhibits attached hereto (herein sometimes being referred to as “Exhibit”) shall be deemed to be an integral part of this Agreement:

Exhibit A	Legal Description
Exhibit B	Determination of Purchase Price
Exhibit C	Form of Survey Certification
Exhibit D	Special Warranty Deed
Exhibit E	Bill of Sale
Exhibit F	Assignment of Contracts
Exhibit G	Tenant Notice Letter
Exhibit H	FIRPTA Affidavit
Exhibit I	List of Tenants
Exhibit J	Due Diligence Materials
Exhibit K	Form of Tenant Estoppel

10.20         Effective Date. The “Effective Date” of this Agreement shall be the date of delivery to the Title Company of a fully executed counterpart of this Agreement, as evidenced by the Title Company’s notation in the space set forth below.

Purchase Agreement	Page14

[SIGNATURES FOLLOW ON NEXT PAGE]

Purchase Agreement	Page15

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

__________________________________,
a ____________________________

By:
a
its

By:
Name:
Title:

PURCHASER:

_______________________,
a __________ ____________

By:
Name:
Title:

Purchase Agreement	Signature Pages

ACKNOWLEDGMENT BY TITLE COMPANY

The Title Company hereby acknowledges receipt of (a) a counterpart of this Agreement executed by Seller and Purchaser on the ___ day of _______________ 200__ (the “Effective Date”), and (b) Earnest Money from Purchaser in the amount required by this Agreement on the ___ day of _______________ 200__.

PARTNERS TITLE COMPANY

By:
Name:
Title:

Purchase Agreement	Signature Pages

EXHIBIT A

LEGAL DESCRIPTION

[Insert Legal Description]

Exhibit A - Page 1

EXHIBIT B

DETERMINATION OF PURCHASE PRICE

1.          General Purpose. The purpose of the valuation procedure set forth below is to determine the Purchase Price to be inserted into Section 1.4 of this Agreement. Prior to commencing the valuation procedure, all factual information called for in this Agreement shall be inserted into the appropriate blanks, except for the amount of the Purchase Price.

2.          Fair Market Value. The amount of the Purchase Price shall be based upon the Fair Market Value of the Property, determined as hereinafter set forth. As used herein, the term “Fair Market Value” means the most probable price which the Property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. In determining Fair Market Value, it should be assumed that the Property will be conveyed from Seller to Purchaser under conditions whereby: (a) Seller and Purchaser are typically motivated; (b) both parties are well informed or well advised, each acting in its own best interest; (c) a reasonable time is allowed for exposure in the open market; (d) payment is made in terms of cash in U. S. dollars; and (e) the price represents the normal consideration for the Property unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

3.          Appraisers. For purposes hereof, the term “Appraiser” means a real estate appraiser who (a) holds an MAI designation issued by the American Institute of Real Estate Appraisers, (b) has at least ten (10) years of experience in appraising properties similar to the Property in the same market area as the Property, and (c) is employed by a nationally or regionally recognized real estate firm that offers valuation services. Without limiting the companies that may qualify as “nationally or regionally recognized real estate firms that offer valuation services,” it is specifically agreed that the following firms (or their respective successors) qualify as such: (a) CB Richard Ellis, Inc.; (c) Cushman and Wakefield, Inc.; (d) Grubb and Ellis Company; (e) Jones Lang LaSalle; (f) Land America Valuation Corporation and (g) HVS International.

4.          Property Marketed. If the Property has been actively marketed through a nationally or regionally recognized real estate brokerage firm (as defined below) for at least sixty (60) days prior to the execution of this Agreement, then promptly after the execution of this Agreement a senior officer of a nationally or regionally recognized real estate brokerage firm shall be asked to select an Appraiser within such officer’s company to act hereunder. Within thirty (30) days after the Appraiser is appointed, the Appraiser shall prepare a written appraisal of the Fair Market Value of the Property in accordance with the current Uniform Standards of Professional Appraisal Practice (“USPAP”) promulgated by the Appraisal Standards Board of the Appraisal Foundation in Washington, D.C. The Purchase Price shall be equal to the greater of (i) the Fair Market Value set forth in the appraisal prepared by such Appraiser, or (ii) if one or more bona fide written offers (each a “Prior Offer”) have been received for the Property within six (6) months prior to the execution of this Agreement, including during such sixty (60) day active marketing period, the amount of the highest such Prior Offer. For purposes hereof, an offer to purchase the Property shall be regarded as a “bona fide written offer” only if it is an executed letter of intent (which need not be binding) to purchase the Property which sets forth the material terms of the offer. Without limiting the companies that may qualify as “nationally or regionally recognized real estate brokerage firms,” it is specifically agreed that the following firms (or their respective successors) qualify as such: (a) CAPSTAR Commercial Real Estate Services; (b) CB Richard Ellis, Inc.; (c) Cushman and Wakefield, Inc.; (d) Grubb and Ellis Company; (e) Jones Lang LaSalle; (f) The Staubach Company; and (g) Stream Realty Partners, L.P.

Exhibit B - Page 1

5.          Property Not Marketed. If the Property has not been actively marketed through a nationally or regionally recognized real estate brokerage firm for at least sixty (60) days prior to the execution of this Agreement, then promptly after the execution of this Agreement a senior officer from each of two (2) nationally or regionally recognized real estate brokerage firms shall be asked to select an Appraiser within such officer’s company to act hereunder. Within thirty (30) days after the two (2) Appraisers are appointed, each Appraiser shall independently prepare a written appraisal of the Fair Market Value of the Property in accordance with USPAP. The Purchase Price shall be equal to the greater of (i) the average of the Fair Market Value set forth in the appraisals prepared by such Appraisers, or (ii) if one or more Prior Offers for the Property have been received within six (6) months prior to the execution of this Agreement, the amount of the highest such Prior Offer.

6.          Confirmation of Purchase Price. After the amount of the Purchase Price has been determined as set forth above, Seller and Purchaser shall confirm such amount in a written supplement to this Agreement.

Exhibit B - Page 2

EXHIBIT C

FORM OF SURVEY CERTIFICATION

I hereby certify to ____________________, a __________ __________, and Title Insurance Company, that this is a true and correct survey map made on the ground per the field notes indicated on this survey map of (Land lot, etc. and street address of the Property) and correctly shows the true and correct location of the boundary lines and area of the land indicated, the location and dimensions of all buildings and the locations of all other visible improvements on said land, including but not limited to structures, fences, walls and barriers, all parking lots or areas (together with a count of all parking spaces in said lots), out buildings, water courses or ditches, and walkways, situated on such land and all easements, utilities, rights-of-way, setback lines, and similar or other restrictions (visible or of record). The buildings and improvements do not overhang or encroach upon any easement or right-of-way of others, and there are no encroachments either way across the property lines. The property surveyed contains __________________ acres and is not located within a flood plain or mudslide area as defined by the United States Department of Housing and Urban Development under the Flood Disaster Protection Act of 1973 as amended or as indicated by the Federal Emergency Management Agency, FEMA Maps or the National Flood Insurance Administration. The survey correctly shows the location and dimensions of all adjoining alleys, streets, roads and rights-of-way and distance of the subject property from the nearest major street intersection. There are no visible (a) improvements, (b) party walls, (c) violations of set backs, (d) ditches, (e) water courses, (f) easements, (g) roads, streets or alleys, (h) rights of way, (i) encroachments, (j) discrepancies, or (k) overlapping or conflicts on the subject property except as shown on this survey map and the subject property does not visibly serve any adjoining property for drainage, ingress, egress or other similar purposes.

I hereby certify that this survey map and the survey on which it is based were made in accordance with the most current Minimum Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM (as currently adopted by the Texas Surveyors Association), and meets the accuracy requirements for a Class A Survey, as defined therein, and includes items 1 through 15 of Table 3 of the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys except for item 6 (“Contours”) and item 14 (“Governmental Agency Requirements”) which have been excluded. I further certify that this survey map was prepared by the undersigned and that the survey was performed on the ground by the undersigned or by qualified persons under the direct supervision and employment of the undersigned.

By:
Registration No.:
Date:
(Seal)

Exhibit C - Page 1

EXHIBIT D

SPECIAL WARRANTY DEED

STATE OF ________	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF __________	§

THAT ____________________, a __________ __________ (herein referred to as “Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) in hand paid to Grantor by ____________________, a (herein referred to as “Grantee”), whose mailing address is ____________________, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED unto Grantee that certain tract of real property located in _____ County, _______, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with (a) any and all appurtenances belonging or appertaining thereto; (b) any and all improvements located thereon; (c) any and all appurtenant easements or rights of way affecting said real property and any of Grantor’s rights to use same; (d) any and all rights of ingress and egress to and from said real property and any of Grantor’s rights to use same; (e) any and all mineral rights and interests of Grantor relating to said real property (present or reversionary); (f) any and all rights to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities to the extent same pertain to or benefit said real property or the improvements located thereon, including without limitation, all reservations of or commitments or letters covering any such use in the future, whether now owned or hereafter acquired; and (g) all right, title and interest of Grantor, if any, in and to (i) any and all roads, streets, alleys and ways (open or proposed) affecting, crossing, fronting or bounding said real property, including any awards made or to be made relating thereto including, without limitation, any unpaid awards or damages payable by reason of damages thereto or by reason of a widening of or changing of the grade with respect to same, (ii) any and all strips, gores or pieces of property abutting, bounding or which are adjacent or contiguous to said real property (whether owned or claimed by deed, limitations or otherwise), (iii) any and all air rights relating to said real property, and (iv) any and all reversionary interests in and to said real property (said real property together with any and all of the related improvements, appurtenances, rights and interests referenced in clauses (a) through (g) above being herein collectively referred to as the “Property”).

This Special Warranty Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to the matters described in Exhibit B attached hereto and incorporated herein by this reference, to the extent the same are validly existing and applicable to the Property (hereinafter referred to collectively as the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever, subject to the matters herein stated; and Grantor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject to the Permitted Exceptions.

Grantor warrants and represents that all ad valorem taxes and assessments on the Property for the year _____ and all prior years have been fully paid.

EXECUTED to be effective as of the ___ day of _______________ 200__.

GRANTOR:

[Name of Seller],
a

Exhibit D - Page 1

By:
Name:
Title:

THE STATE OF	§
§
COUNTY OF __________	§

BEFORE ME, the undersigned authority, on this day personally appeared ____________________, as ____________________ of ____________________, a __________ __________, known to me to be the person and whose name is subscribed to the foregoing instrument, who acknowledged to me that, being duly authorized so to do, he executed the same for the purposes and consideration therein expressed and in the capacity therein stated for and on behalf of said ____________________.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ___ day of _______________ 200__.

Notary Public

Printed/Typed Name of Notary

My commission expires:

Exhibit D - Page 2

EXHIBIT E

BILL OF SALE AND ASSIGNMENT

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF __________	§

THAT this BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”) is made from ____________________, a __________ __________ (“Assignor”) to ____________________, a __________ __________ (“Assignee”).

RECITALS

A.           Concurrently with the execution and delivery of this Bill of Sale, Assignor is conveying to Assignee, by Special Warranty Deed (the “Deed”) that certain tract of land (the “Land”) more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with the improvements located thereon (the “Improvements”).

B.           Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to obtain the Assigned Properties (as hereafter defined), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER, and DELIVER to Assignee the following (collectively, the “Assigned Properties”):

(a) The personal property owned by Assignor upon the Land or within the Improvements, including specifically, without limitation, the personal property described on Exhibit B attached hereto and made a part hereof and all heating, ventilation and air conditioning systems and equipment, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property used in connection with the operation of the Land and the Improvements (collectively, the “Personal Property”); and

(b) All of Assignor’s right, title and interest in and to (i) all warranties and guaranties (express or implied) issued to Assignor in connection with the Land, Improvements or the Personal Property; (ii) all licenses, permits, certificates of occupancy and other consents or approvals from governmental authorities or private parties which relate to the Land, Improvements, or Personal Property; (iv) all other intangible property associated with the use or operation of the Land, Improvements or Personal Property, including specifically, without limitation, any and all other trade names or logos used by Assignor in the operation of the Land, Improvements or Personal Property; and (v) all plans, specifications, drawings, reports, studies, books, records and other documents pertaining to the Land, Improvements or Personal Property.

TO HAVE AND TO HOLD the Assigned Properties unto Assignee, its successors and assigns, forever, and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND, all and singular, title to the Assigned Properties unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof by, through or under Assignor, but not otherwise, subject to the Permitted Exceptions described in the Deed.

EXECUTED to be effective as of the ___ day of _______________ 200__.

ASSIGNOR:

Exhibit E - Page 1

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF __________	§

This instrument was acknowledged before me on the ___ day of _______________ 200__, by ____________________, as ____________________ of ____________________, a __________ __________, on behalf of said ____________________.

Notary Public

Printed/Typed Name of Notary

My Commission Expires:

Exhibit E - Page 2

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF __________	§

THAT this ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made by and between ____________________, a __________ __________ (“Assignor”) and ____________________, a __________ __________ (“Assignee”).

RECITALS

A.           Concurrently with the execution and delivery of this Assignment, Assignor is conveying to Assignee by Special Warranty Deed (the “Deed”) that certain tract of land (the “Land”) more specifically described in Exhibit A attached hereto and made a part hereof for all purposes, together with the improvements located thereon (the “Improvements”) and the personal property owned by Assignor upon the Land or within the Improvements (the “Personal Property”).

B.           Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to obtain, all of Assignor’s right, title and interest in and to the Contracts (as hereinafter defined), subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Assignor in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET-OVER and DELIVER unto Assignee all of Assignor’s right, title and interest in and to the following (collectively, the “Contracts”).

(a) all oral or written agreements pursuant to which any portion of the Land or Improvements is used or occupied by anyone other than Assignor (collectively, the “Leases”), such Leases being more particularly described in Exhibit B attached hereto and made a part hereof; and

(b) the contracts relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property that are listed on Exhibit C attached hereto and made a part hereof.

This Assignment is made by Assignor and accepted by Assignee subject to the “Permitted Exceptions” described in the Deed, to the extent that same are validly existing and affect the Contracts. Assignor represents to Assignee that (i) there are no Contracts affecting the Property other than those listed on Exhibit B and Exhibit C attached hereto; (ii) Assignor is not in default under any of the Contracts, nor does any default exist on the part of the other party thereto; and (iii) Assignor has full right, power and authority to assign the Contracts to Assignee.

By execution of this Assignment, Assignee assumes and agrees to perform all of the covenants, agreements and obligations under the Contracts binding on Assignor or the Land, Improvements, or Personal Property (such covenants, agreements and obligations being herein collectively referred to as the “Contractual Obligations”), as such Contractual Obligations shall arise or accrue from and after the date of this Assignment. Assignee hereby agrees to indemnify, hold harmless and defend Assignor from and against any and all third party obligations, liabilities, costs and claims (including reasonable attorney’s fees) arising as a result of or with respect to any of the Contractual Obligations that are attributable to the period of time from and after the date of this Assignment.

Assignor agrees to indemnify, hold harmless and defend Assignee from and against any and all third party obligations, liabilities, costs and claims (including reasonable attorney’s fees) arising as a result of or with respect to any of the Contractual Obligations that are attributable to the period of time prior to the date of this Assignment.

Exhibit F - Page 1

TO HAVE AND TO HOLD all and singular the Contracts unto Assignee, its successors and assigns, and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER defend all and singular the Contracts unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or attempting to claim the same, or any part thereof, by, through or under Assignor, but not otherwise, subject to the Permitted Exceptions described in the Deed.

EXECUTED to be effective as of the ___ day of _______________ 200__.

ASSIGNOR:

a

By:
Name:
Title:

ASSIGNEE:

a

By:
Name:
Title:

Exhibit F - Page 2

THE STATE OF TEXAS	§
§
COUNTY OF __________	§

This instrument was acknowledged before me on the ___ day of _______________ 200__, by ____________________, as ____________________ of ____________________, a __________ __________, on behalf of said ____________________.

Notary Public

(Printed Name of Notary)

My Commission Expires:

THE STATE OF TEXAS	§
§
COUNTY OF __________	§

This instrument was acknowledged before me on ___ day of _______________ 200__, by ____________________, as ____________________ of ____________________, a __________ __________, on behalf of said ____________________.

Notary Public

(Printed Name of Notary)

My Commission Expires:

Exhibit F - Page 3

EXHIBIT G

TENANT NOTIFICATION LETTER

_______________, 200__

[Name and Address of Tenant]

Re:	Sale of _______________

Gentlemen:

Please be advised that _____________ (“Purchaser”) has purchased the captioned property, in which you occupy space as a tenant pursuant to a lease dated _______________, 200__ (the “Lease”), from ________________ (“____________________”), the previous owner thereof. In connection with such purchase, ____________ has assigned its interest as landlord in the Lease to Purchaser and has transferred your security deposit in the amount of $__________ (the “Security Deposit”) to Purchaser. Purchaser specifically acknowledges the receipt of and responsibility for the Security Deposit.

All rental and other payments that become due subsequent to the date hereof should be payable to and should be addressed as follows:

In addition, all notices from you to the landlord concerning any matter relating to your tenancy should be sent to the address above.

Very truly yours,

By:
Name:
Title:

By:
Name:
Title:

Exhibit G - Page 1

EXHIBIT H

FIRPTA AFFIDAVIT

[REVISE AS NECESSARY TO COMPLY WITH CURRENT REGS]

STATE OF ________	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF __________	§

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ____________________, a (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by ____________________ (“Transferor”), the undersigned hereby certifies as follows:

1.          Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.          Transferor’s U.S. employer identification number is: # __________;

3.          Transferor’s office address is ____________________, ____________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this certification and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has authority to sign this document in such capacity.

EXECUTED effective as of the ___ day of _______________ 200__.

a

By:
Name:
Title:

Exhibit H - Page 1

SWORN TO AND SUBSCRIBED BEFORE ME this ___ day of _______________ 200__.

Notary Public

Printed or Typed Name of Notary

My Commission Expires:

Exhibit H - Page 2

EXHIBIT I

LIST OF TENANTS

[Factual information to be inserted]

Exhibit I - Page 1

EXHIBIT J

DUE DILIGENCE MATERIALS

ADA Compliance, studies/reports

Advertising Agreements

Aerial Photos

Appraisal, Existing

Building/Capital Improvements Projects, Current

Building Measurement Surveys by Registered Architect

Building Permits

Building Plans, Specifications,

Paper

CADD Disk

Business Licenses

Capital Improvements, historical/projected, 3 years

Certificates of Occupancy:

Building

Tenants

Covenants, Conditions & Restriction’s (Owner association, condo, etc)

Easement Information

Emergency/Life Safety Systems, Operating Manual

Environmental Site Assessment, Existing

Financial Items:

Aging Reports, Current and past 6 months

Balance Sheet, to date

Budget & Narrative, Current Year

Excess Operating Expenses Calculations – Current Year

Invoices, as requested, copies only

Operating Expense Reconciliations (3 previous years)

Operating Statements for property, including a general ledger for each year – 3 yrs

Rent Roll, Current

Security Deposit Listing, Current, LOC’s/Guaranty’s to be transferred

Flooding Info, Historical

Floor Plans, as leased

Geotechnical Report, if any

Ground Lease, if any

Insurance Certificate, Current, of Seller and Tenants

Insurance Claims, Pending

Insurance Claims History

Intellectual Property Documents, if any

Leases and all amendments

Lease Commission Schedule, 3 previous years

Litigation – Pending

Management & Leasing Agreement – Existing

Occupancy/Vacancy History, 3 previous years

O & M Reports (Asbestos, Mold, etc.)

Parking Garage Lease/Operating Agreement

Parking Space Configuration (Surface and Garage if applicable)

Permits & Licenses – Alarm

Permits & Licenses – Construction

Permits & License – Elevator

Permits & License – Engineering

Personal Property Inventory including Office Equipment to remain on site

Photos of the Building

Property Condition Report, existing

Exhibit J - Page 1

Property Taxes land/improvements current year

Property Tax Statements, Personal, Current & Prior 3 yrs

Retail tenants, sales data and percentage rent buildings

Roof Reports

Security Incident Reports, for prior 24 months

Seismic Reports

Service Contracts

Site Plans

Stacking Plan

Staffing/Payroll Schedule

Standard Form of Lease

Survey, existing

Tenant Contact Information

Tenant Financial Statements, if available

Tenant Improvement projects, currently under construction (copy of contract(s))

Tenant Improvement Schedule, 3 previous years

Title commitment policy of Seller, existing

Title Work – Preliminary

Title Work – Final

Utility Agreements

Utilities, prior 2 years/invoices/summary

Utility Security Deposits

Warranty, Elevator if applicable

Warranty, HVAC Equipment, if applicable

Warranty, Mechanical, if applicable

Warranty, Roof, if applicable

Website/Domain Information

Work Order Systems & Operating Manuals

Zoning Report, existing if available

*Additional material/reports required for the completion of the 3-14 Audit

Detailed accrued expense listing for each quarter ended during the current year and the prior two years

Detailed rent straight-line schedule for each quarter ended during the current year and the prior two years

Detailed listing of all tenants with termination options.

Detail of the cash receipts and disbursements journal (downloaded in Excel if possible) for the full prior year and to date for the current year

Detailed general ledger report of revenues and expenses for each quarter during the current calendar year and the prior two years

Detailed income statements by month year-to-date and the prior two years

Exhibit J - Page 2

EXHIBIT K

TENANT ESTOPPEL

_______________, 200__

[Address of Buyer]

[Address of Lender]

RE:	[Name and Address of Property]

Gentlemen:

Reference is made to that certain [Lease Agreement] dated as of ____________ __, ____ between ____________________________, a ____________, as landlord (“Landlord”), and the undersigned, as tenant (“Tenant”), demising premises at the captioned address more particularly described in the Lease (the “Premises”). The lease, together with all amendments thereto listed in Schedule 1 attached hereto, is herein referred to as the “Lease.” Tenant hereby represents to the Benefited Parties (as herein defined) that the following statements are true and correct as of the date hereof:

1.          Attached hereto as Schedule 1 is a list of all amendments to the Lease and any other agreements setting forth the terms and conditions under which Tenant occupies or uses the Premises or other facilities in or relating to the Building. Attached hereto as Schedule 2 is a true, correct and complete copy of the Lease (including all amendments) and each document listed on Schedule 1.

2.          The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Schedule 1. There are no understandings, contracts, agreement or commitments of any kind whatsoever with respect to the Premises, except as expressly provided in the Lease.

3.          The undersigned is the Tenant under the Lease for space at the Premises covering ___________ rentable square feet. The term of the Lease commenced on ________________, and expires on _________________, subject to any rights of Tenant to extend the term as provided therein. The base rent presently being charged is $__________. All rentals, charges, additional rent and other obligations on the part of the undersigned have been paid up to and including ____________, 200_. No rental, other than for the current month, has been paid in advance. The undersigned has accepted possession and now occupies the Premises and is currently open for business. In addition to the fixed minimum Base Rent, the Tenant pays its pro-rata share of real estate taxes and operating expenses in excess of a base stop of _________________.

4.          Tenant has paid to Landlord a security deposit in the amount of $____________________. Tenant has no claim against Landlord for any other security, rental, cleaning access card, key or other deposits or any prepaid rentals.

5.          Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default. All conditions under the Lease to be performed by Landlord have been satisfied. Without limiting the generality of the foregoing, all improvements to be constructed in the Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full, and all duties of an inducement nature required of Landlord in the Lease have been fulfilled to Tenant’s satisfaction. Tenant has no claim against Landlord by reason of any restriction, encumbrance or defect in title of the Premises of which Tenant has actual knowledge.

Exhibit K - Page 1

6.          There currently is no defense, offset, lien, claim or counterclaim by or in favor of Tenant against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rentals or other charges due or to become due under the Lease) and Tenant is not contesting any such obligations, rentals or charges. To Tenant’s knowledge, all leasing commissions due in respect of the current term of the Lease have been paid.

7.          Tenant has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease. Tenant has no right to lease or occupy any parking spaces within the Property except as set forth in the Lease. Tenant is entitled to no free rent nor any credit, offsets or deductions in rent, nor other leasing concessions other than those specified in the Lease.

8.          Tenant is not in any respect in default in the performance of the terms and provisions of the Lease nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default. Without limiting the generality of the foregoing, Tenant is current in its rental obligation under the Lease.

9.          The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease other than to the holder of any first mortgage on the captioned property.

10.         There are no liens recorded against the Premises with respect to work performed by or on behalf of Tenant or materials supplied to the demised property.

11.         Tenant has not assigned the Lease nor sublet all or any part of the Premises, except as shown on Schedule 1 attached hereto and made a part hereof for all purposes.

The above certifications are made to the Benefited Parties knowing that the Benefited Parties will rely thereon in making an investment in the Premises. For purposes hereof, the term “Benefited Parties” means the addressees of this letter and all of the following: (a) Harvard Property Trust, LLC, a Delaware limited liability company and its successors, assigns, and designees (including, without limitation, any tenant in common purchasers) and (b) any lender to which any party described in the foregoing clause (a) grants a deed of trust, mortgage or other lien upon the Premises.

Very truly yours,

_________________________,
a______________________

By:
Name:
Title:

.

Exhibit K - Page 2

JOINDER OF GUARANTOR

The undersigned joins in the execution of this Estoppel Certificate for the purpose of confirming to and for the benefit of the Benefited Parties (a) that the guaranty of Tenant’s obligations under the Lease executed by the undersigned remain in full force and effect, and (b) that the undersigned has no defenses or offsets to its obligations under the guaranty of the Lease executed by the undersigned. The undersigned understands that the Benefited Parties will rely upon the foregoing confirmations.

a

By:
Name:
Title:

Exhibit K - Page 3

Schedule 1

List of Amendments to Lease and Related Agreements

Schedule 1 - Page 1

Schedule 2

See Attached Copies of Lease, Amendments and Related Agreements

Schedule 2 - Page 1